                        UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF COLORADO
IN RE:                                    )
                                          )
ATLAS CORPORATION,                        )   Case No. 98-23331 DEC
a Delaware corporation                    )   Chapter 11
EIN #: 15-5503312                         )
                                          )
ATLAS GOLD MINING INC., a Nevada Corp.    )   Case No. 99-10889 DEC
EIN #:84-1023843                          )   Chapter 11
                                          )
ATLAS PRECIOUS METALS INC., a Nevada      )   Case No. 99-10890 SBB
Corp., EIN #: 87-0400332                  )   Chapter 11
                                          )
                          Debtors.        )   (Jointly Administered Under
                                          )   Case No. 98-23331 DEC)


________________________________________________________________________________
          REVISED SECOND AMENDED JOINT DISCLOSURE STATEMENT OF ATLAS CORPORATION, ATLAS GOLD MINING INC. AND ATLAS PRECIOUS METALS INC.
________________________________________________________________________________


     Atlas Corporation, Atlas Gold Mining Inc. and Atlas Precious Metals Inc., Debtors in Possession, by and through their counsel Sender & Wasserman, P.C., proposes their Second Amended Joint Disclosure Statement (hereinafter referred to as the "Disclosure Statement"). Atlas Corporation ("Atlas"), a Delaware corporation, filed its Plan of Reorganization with the United States Bankruptcy Court for the District of Colorado in the above-captioned proceeding on March 30, 1999 and filed its Amended Plan of Reorganization on July 16, 1999 (hereinafter "Atlas Plan of Reorganization" or "Atlas Plan"). Atlas Gold Mining Inc., a Nevada corporation, ("AGMI") filed its Plan of Reorganization on April 15, 1999 and its Amended Plan of Reorganization on July 16, 1999, (hereinafter "AGMI Plan of Reorganization" or "AGMI Plan"). Atlas Precious Metals Inc., a Nevada corporation, ("APMI") filed its Plan of Reorganization on April 15, 1999 (hereinafter "APMI Plan of Reorganization" or "APMI Plan") and its Amended Plan of Reorganization on July 16, 1999. The Chapter 11 proceedings of Atlas, AGMI
and APMI are jointly administered.   A confirmation hearing has been scheduled
for NOVEMBER 5, 1999 at 9:00 a.m. in Courtroom A, U.S. Custom House, 721 - 19th Street, Denver Colorado 80202-2508. Pursuant to the terms of the United States Bankruptcy Code, this Second Amended Joint Disclosure Statement (hereinafter "Disclosure Statement") has been presented to and approved by the Bankruptcy Court. The approval of the Bankruptcy Court is required by statute but does not constitute a judgment by the Court as to the desirability of the Plans of Reorganization or as to the value or suitability of any consideration offered thereby.

     Atlas, AGMI and APMI have prepared this Disclosure Statement to disclose that information which, in their opinion, is material, important and necessary to an evaluation of the Plans of Reorganization. The material herein contained is intended solely for that purpose and solely for the use of known creditors and interest holders of the Debtors, and, accordingly may not be relied upon for any purpose other than determination of how to vote on the Plans of Reorganization.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     ELIGIBILITY TO VOTE ON ATLAS PLAN
     ---------------------------------

           A CREDITOR OR INTEREST HOLDER OF ATLAS ASSERTING A CLAIM IN ORDER TO VOTE ON THE PLAN OF REORGANIZATION, MUST HAVE FILED A PROOF OF CLAIM OR INTEREST IN THE ATLAS CASE AT OR PRIOR TO JANUARY 15, 1999, UNLESS SCHEDULED BY THE DEBTOR AS NOT DISPUTED, LIQUIDATED AND NOT CONTINGENT OR SUBJECT TO SEPARATE COURT ORDER. ANY CREDITOR SCHEDULED AS NOT DISPUTED, LIQUIDATED AND NOT CONTINGENT IS, TO THE EXTENT SCHEDULED, DEEMED TO HAVE FILED A CLAIM, AND, ABSENT OBJECTION, SUCH CLAIM IS DEEMED ALLOWED. YOU ARE ADVISED TO REFER TO THE SCHEDULES ON FILE WITH THE CLERK OF THE BANKRUPTCY COURT TO DETERMINE THE EXTENT TO WHICH YOUR CLAIM IS SCHEDULED AND IF IT IS DISPUTED, UNLIQUIDATED OR CONTINGENT. A CREDITOR OR INTEREST HOLDER OF ATLAS MAY VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION BY FILLING OUT AND MAILING THE BALLOT WHICH IS PROVIDED WITH THIS DISCLOSURE STATEMENT TO THE ATTORNEYS FOR THE DEBTOR, SENDER & WASSERMAN, P.C., 1999 BROADWAY, SUITE 2305, DENVER, COLORADO 80202. ONLY CREDITORS AND INTEREST HOLDERS OF ATLAS MAY VOTE ON THE ATLAS PLAN

     ELIGIBILITY TO VOTE ON AGMI AND APMI PLANS
     ------------------------------------------

           A CREDITOR OR INTEREST HOLDER OF AGMI AND/OR APMI ASSERTING A CLAIM IN ORDER TO VOTE ON THE PLAN OF REORGANIZATION, MUST HAVE FILED A PROOF OF CLAIM OR INTEREST AT OR PRIOR TO APRIL 30, 1999, AGAINST AGMI AND APMI RESPECTIVELY, UNLESS SCHEDULED BY THE DEBTOR(S) AS NOT DISPUTED, LIQUIDATED AND NOT CONTINGENT OR SUBJECT TO SEPARATE COURT ORDER. ANY CREDITOR SCHEDULED AS NOT DISPUTED, LIQUIDATED AND NOT CONTINGENT IS, TO THE EXTENT SCHEDULED, DEEMED TO HAVE FILED A CLAIM, AND, ABSENT OBJECTION, SUCH CLAIM IS DEEMED ALLOWED. YOU ARE ADVISED TO REFER TO THE SCHEDULES ON FILE WITH THE CLERK OF THE BANKRUPTCY COURT TO DETERMINE THE EXTENT TO WHICH YOUR CLAIM IS SCHEDULED AND IF IT IS DISPUTED, UNLIQUIDATED OR CONTINGENT. A CREDITOR OR INTEREST HOLDER MAY VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION BY FILLING OUT AND MAILING THE BALLOT WHICH IS PROVIDED WITH THIS DISCLOSURE STATEMENT TO THE ATTORNEYS FOR THE DEBTOR, SENDER & WASSERMAN, P.C., 1999 BROADWAY,

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SUITE 2305, DENVER, COLORADO 80202. ONLY CREDITORS OF AGMI MAY VOTE ON THE AGMI
PLAN. ONLY CREDITORS OF APMI MAY VOTE ON THE APMI PLAN.

           The Court has fixed October 22, 1999 at 5:00 p.m. as the last date by which ballots must be delivered to Sender & Wasserman, P.C. No vote received after such time will be counted. Whether a creditor or interest holder of Atlas, AGMI or APMI votes or not, such person will be bound by the terms and treatment set forth in the respective plan if the plan is accepted by the requisite majorities of classes of creditors and interest holders and/or is confirmed by the Court. Absent some affirmative act constituting a vote, such creditor or interest holder will not be included in the tally. Allowance of a claim or interest for voting purposes does not necessarily mean that all or a portion of the claim or interest will be allowed or disallowed for distribution purposes.

           In order for the Atlas Plan, the AGMI Plan and the APMI Plan to be accepted by creditors, a majority in number and a two-thirds majority in amount of claims filed or deemed allowed of each class of creditors under each plan must vote to accept the plan. For purposes of determining whether the requisite majorities are achieved, the computation will be based upon the total number of claims or interests actually voting rather than on the total number of claims approved and allowed. The votes will be tallied separately for each Debtor to determine if the standards for confirmation have been met. Thus it is possible that the creditors of one estate may vote to accept its Plan and the creditors of another may vote to reject its Plan. You are, therefore, urged to fill in, date, sign and promptly mail the enclosed ballot. Please be sure to properly complete the form and legibly identify the name of the claimant or interest holder.

           The Debtors or others may solicit your vote. The cost of any solicitation by the Debtors will be borne by the respective Debtor. No representative of the Debtor shall receive any additional compensation for any solicitation.

           No representations concerning the Debtors or the Plans of Reorganization are authorized by the Debtors other than as set forth in this Disclosure Statement.

           Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible instruments or are digests of other instruments. While the Debtors have made every effort to retain the meaning of such other instruments, any reliance on the contents of such other instruments should depend on a thorough review of the instruments themselves.

________________________________________________________________________________
           PLEASE SEE TABLE OF CONTENTS LOCATED IN FRONT OF EXHIBITS
________________________________________________________________________________

1.   DEFINITIONS

     All capitalized terms used herein shall have the respective meanings set forth below or otherwise assigned in the Plan. All other terms shall have the meanings assigned to such terms in the Bankruptcy Code or the Bankruptcy Rules, or if none, by common usage.

     "ACSTAR" shall mean ACSTAR Insurance Company. ACSTAR has issued bonds to secure the Moab Cleanup Obligation and the other Cleanup Obligations of Atlas and certain of its subsidiaries.

     "ACSTAR Bonds" shall mean Bond #6149 for the Carter Raymond property, Bond #6039, #6876 and Bond #6907 for the Grassy Mountain property, Bonds #5659, #5660 and #5661 for the Gold Bar property, and any other bonds issued by ACSTAR for the benefit of Atlas, AGMI or APMI, except those bonds defined as the ACSTAR Moab Bonds, having a collective face amount of $1,790,000 and $5,675,000 (less approximately $189,000) held in an escrow account for the benefit of ACSTAR with Colorado State Bank as the escrow agent (the "Escrow Fund"). The security for the ACSTAR Bonds and the ACSTAR Moab Bond are cross-collateralized and represent joint and several obligations of Atlas, APMI and AGMI.

     "ACSTAR Moab Bond" shall mean Bond #5652 for the Moab Utah Site Cleanup Obligations in the face amount of $6,500,000 and secured by the Escrow Fund.
The security for the ACSTAR Bonds and the ACSTAR Moab Bond is the same and are cross-collateralized and constitute joint and several obligations of Atlas, APMI and AGMI.

     "Administrative Expense" shall mean any cost or expense of administration of Chapter 11 allowed under 11 U.S.C. (S) 503(b) of the Code.

     "Affiliate" shall mean any entity affiliated with the respective Debtors pursuant to 11 U.S.C. (S) 101(2).

     "AGMI" shall mean Atlas Gold Mining Inc., a Nevada corporation, the Chapter 11 Debtor under Case No. 99-10889 DEC.

     "AGMI Plan" shall mean the Plan of Reorganization, as amended, submitted by the Debtor, Atlas Gold Mining Inc.

     "Allowed Claim" shall mean (a) an unsecured claim against the respective Debtor(s) which is set forth in the respective Debtor's schedules other than an unsecured claim against the respective Debtor(s) scheduled by the Debtor as disputed, contingent or unliquidated; (b) an unsecured claim against the respective Debtor which has been filed pursuant to 11 U.S.C. (S) 501, and with respect to which no objection to the allowance thereof has been interposed within sixty (60) days after the Effective Date, or as to which any objection has been determined by Final Order; provided however, that interest which would have accrued on or after September 22, 1998, in the case of Atlas or January 26, 1999 in the cases of APMI and AGMI shall not be a part of any Allowed Claim. Allowed Claims may include, but are not limited to, claims that arise from the rejection of executory contracts.

     "Allowed Secured Claim" shall mean an Allowed Claim secured by property of the respective Debtors.

     "American Reclamation and Dismantling Receivable" or "ARD Claim" shall mean a claimed receivable of Atlas, for reimbursement of $560,000 filed with the Department of Energy and not approved to date, representing 56% of the amount expended by Atlas and reimbursable pursuant to

Title X of Pub. L. 102-486, Title X, (S) 1001, Oct. 24, 1992, 106 Stat. 2946,
codified at 42 U.S.C. (S) 2296(a).

     "APMI" shall mean Atlas Precious Metals Inc., a Nevada corporation, the Chapter 11 Debtor under Case No. 99-10890 SBB.

     "APMI Plan" shall mean the Plan of Reorganization, as amended, submitted by the Debtor, Atlas Precious Metals Inc.

     "Arisur" shall mean Arisur Inc., a Grand Cayman corporation which is a wholly owned subsidiary of Atlas, and which operates lead, zinc and silver mines in Bolivia.

     "Atlas" shall mean Atlas Corporation, a Delaware corporation, the Chapter 11 Debtor under Case No. 98-23331 DEC.

     "Atlas Plan" shall mean the Plan of Reorganization, as amended, submitted by the Debtor, Atlas.

     "Bankruptcy Case" shall mean the Chapter 11 cases of Atlas, AGMI and/or APMI pending in the United States Bankruptcy Court for the District of Colorado.

     "Bankruptcy Code" or "Code" shall mean Title II of the Bankruptcy Reform Act of 1978, 11 U.S.C. (S)(S) 101, et seq., as amended.

     "Bar Date", except as otherwise ordered by the Court, with respect to Atlas shall mean January 15, 1999 and with respect to AGMI and APMI shall mean April 30, 1999.

     "Chapter 11" shall mean Chapter 11 of the Code.

     "CAF" shall mean Corporacion Andina de Fomenta.

     "CGL Claims" shall mean any and all rights held by Atlas for recovery from or on account of any comprehensive general liability insurance policies.

     "Claim" shall mean a claim against the respective Debtors as defined in 11 U.S.C. (S) 101(5).

     "Companies" shall unless otherwise indicated mean Atlas, AGMI and APMI.

     "Confirmation" shall mean the entry by the Court of an order confirming the Plan in accordance with Chapter 11 of the Code.

     "Contested Claim" shall mean any Claim which has been scheduled by the respective Debtors as disputed, contingent, or unliquidated or any Claim as to which an objection to the allowance thereof has been or will be filed within sixty (60) days after the Effective Date regardless of whether the Claim was scheduled as disputed, contingent or unliquidated by the Debtor. Contested Claims shall be treated under the provisions of Article X of the Plan until allowance or disallowance of such claim has been determined by a Final Order. Contested claims include claims which the Debtor believes should be objected to
in whole or in part.   Contested claims further include any claims held by
creditors against whom the respective Debtors believe actions may be brought under Sections 544, 547, 548 or 549 of the Bankruptcy Code.

     "Cornerstone" shall mean Cornerstone Industrial Minerals Corporation formerly known as Phoenix Financial Holdings Inc., a company in which Atlas held a sixty-one percent (61%) interest prior to the sale of its interest which closed in February 1999.

     "Court" shall mean the United States District Court for the District of Colorado in Bankruptcy.

     "Creditors Committee" shall mean the Official Unsecured Creditors Committee appointed by the United States Trustee.

     "Gerald E. Davis" or "Davis" shall mean the former officer and director of Atlas, and former officer of AGMI and APMI who was the defendant in Adversary Case No. 99-1122 MSK captioned Atlas Corporation, Atlas Gold Mining Inc., and Atlas Precious Metals, Inc. v. Gerald E. Davis.

     "Davis Collateral" shall mean that property described below in which a security interest was granted in a portion of the Gold Bar property, under the Settlement Agreement between the Atlas Parties and Davis dated July 9, 1999, approved by Order of the Bankruptcy Court:

          Section 27, T22 N-R 49 E. MDM, situated in the Roberts Mountain Mining District, Eureka County, Nevada,

          Patented Millsite Claims    Mineral Survey #   Patent #   Acres
          --------------------------  ----------------  ----------  -----
          AM 108                        5005            27-89-0038   5.0
          AM 109                        5005            27-89-0038   5.0
          AM 115                        5005            27-89-0038   5.0
          AM 116                        5005            27-89-0038   5.0
          AM 117                        5005            27-89-0038   5.0


together with all of the equipment, books and records related to the above described property. The property subject to said security interests shall include the Mill Building, Mill equipment, and other fixtures in the Mill Building, including the attached refinery located on the patented Millsite claims described above.

     "Debtor" and "Debtor-in-Possession" shall mean Atlas in relation to the Atlas case, AGMI with respect to the AGMI case and APMI with respect to the APMI case. To avoid confusion, the Debtors shall be referred to as Atlas, AGMI and APMI except where it is clear which entity is referred to.

     "Disclosure Statement" shall mean this consolidated disclosure statement describing the Atlas Plan, the AGMI Plan and the APMI Plan, approved by the Court, and distributed to the various classes as provided in 11 U.S.C. (S) 1125.

     "Effective Date"shall mean the first business day following thirty (30) days after the date the order confirming the Plans becomes a Final Order.

     "Escrow Fund" shall mean the $5,675,000 (less approximately $189,000) held in an escrow account for the benefit of ACSTAR with Colorado State Bank as the escrow agent.

     "Final Order" shall mean an order or a judgment as to which the time to appeal or seek review or rehearing has expired. In the event that an appeal or petition for rehearing is filed, an order or judgment shall be final unless an order enters granting a stay pending appeal or petition for rehearing.

     "Future Title X Receivables" shall mean those sums which accrue in the name of Atlas or the Reclamation Trust, subsequent to the Effective Date of the Atlas Plan from the Department of Energy under the provisions of 42 U.S.C. 2296a.

     "Gold Bar property" shall mean the gold resource, mill facilities and any other real and personal property located on the gold mining property located in Eureka County, Nevada commonly referred to as Gold Bar, owned by AGMI and APMI.

     "Grassy Mountain property" shall mean the gold mining project is located in northern Malheur County, Oregon, approximately 22 miles southwest of Vale, Oregon, commonly referred to as Grassy Mountain.
                                               -

     "Insider" means any entity defined in 11 U.S.C. (S) 101(31)(B).

     "Interim Reclamation Trustee" shall mean the person or entity selected by the NRC to serve as trustee of the Reclamation Trust for a period not to exceed 180 days after the Effective Date in the event that the NRC and Utah cannot agree on the choice of the Reclamation Trustee.

     "Late Filed Claims" shall mean any claim filed in the Atlas Bankruptcy Case after January 15, 1999 or in the AGMI and APMI Bankruptcy Cases after April 30, 1999, except as otherwise ordered by the Court.

     "Management Compensation Plan" shall mean the compensation plan formed in accordance with Article XI of this Plan to compensate current key management and employees for their efforts in reorganizing Atlas and to facilitate the orderly transition to future management, as may be required.

     "Mill" or "Moab Uranium Mill" shall mean the former uranium processing mill which was dismantled and previously located on the Moab Land.

     "Mill Operations" shall mean the prior operations of the Mill.

     "Moab Cleanup Obligation" shall mean any obligation of Atlas under the Moab License or under any federal, state or municipal rules, regulations or statutes to pay for or perform any remediation or cleanup at the Moab Utah Site.

     "Moab Land", "Moab Utah Millsite" and "Moab Utah Site" shall mean that certain real property owned by Atlas and consisting of approximately 430 acres, located in Grand County, Utah together with all buildings, structures, improvements, appurtenances, fixtures and easements.

     "Moab License" shall mean Source Material License SUA-917.

     "Moab Uranium Millsite Transfer Agreement" or "MUMTA" shall mean that certain Agreement negotiated between Atlas, the Creditors Committee, the NRC, the State of Utah and ACSTAR approved by Order of the Bankruptcy Court dated June 22, 1999.

     "Modified License Transfer Order" shall mean that Order entered by the NRC providing for the transfer of the assets of the Moab Utah Site under the terms of this Plan and the Moab Uranium Millsite Transfer Agreement.

     "NRC" shall mean the United States Nuclear Regulatory Commission, an agency of the federal government having jurisdiction over the Moab Utah Site.

     "Other Cleanup Obligations" shall mean any obligation of Atlas, APMI or AGMI under any federal, state or municipal rules, regulations or statutes to pay for or perform any remediation or cleanup at any location other than the Moab Utah Site which is currently or in the past been owned or operated, including, but not limited to, the Carter Raymond, Gold Bar and Grassy Mountain properties.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Post-petition" with respect to Atlas shall mean anytime on or subsequent to September 22, 1998 and with respect to AGMI and/or APMI anytime on or subsequent to January 26, 1999.

     "Pre-petition" with respect to Atlas shall mean anytime prior to September 22, 1998 and with respect to AGMI and/or APMI anytime prior to January 26, 1999.

     "Pro Rata" shall mean with respect to any claimant, the percentage which the Allowed Claim of a creditor bears to the sum of all Allowed Claims in the same class as such Allowed Claim.

     "Reclamation Trust" shall mean the trust to be formed pursuant to paragraph
4.3 of the Atlas Plan under the guidelines and regulations of the NRC in compliance with the consent and approval of the NRC.

     "Reclamation Trustee" shall mean the person or entity selected by the NRC with the agreement of the designated representative of Utah, on or before the Effective Date.

     "Reorganized Atlas" shall mean the reorganized Atlas under the confirmed Atlas Plan.

     "Reorganized AGMI" shall mean the reorganized Atlas Gold Mining Inc. under the confirmed AGMI Plan.

     "Reorganized APMI" shall mean the reorganized Atlas Precious Metals Inc. under the confirmed APMI Plan.

     "Retiree Medical Plan" shall mean that Medical Plan issued for the benefit of retirees of Atlas.

     "Shipes Parties" shall mean Harold R. Shipes, Eileen Shipes, Danielle N. Shipes, John A. McKinney, Lynette R. McKinney, Raymond S. Birch, Rochelle M. Birch, Herbert E. Dunham, Ana M. Dunham, Alexandra McKinney, Justin S. Birch, Ashley McKinney, Tyler Birch, H. Edward Dunham, P. Brian Dunham, Rachel A. Dunham, Elizabeth M. Dunham, Suramco Holdings, Inc. who have agreed to treatment as Class 10 and Class 12 creditors under the terms of the Settlement Agreement dated January 1999, approved by the Bankruptcy Court, which closed on or about March 25, 1999.

     "Stock Incentive Plan" shall mean that plan which may be established in accordance with Article XI of this Atlas Plan as a future incentive to future management pursuant to which management may receive stock or earn stock as a performance bonus.

     "Title X Receivables for Past Claims" shall mean the sum of $552,000 which accrued to Atlas prior to the Effective Date of the Plan from the Department of Energy under the provisions of Pub. L. 102-486, Title X, (S) 1001, Oct. 24, 1992, 106 Stat. 2946, codified at 42 U.S.C. (S) 2296(a), ("Title X") including pre-petition and post petition claims, regardless of approval of the claims by the Department of Energy, exclusive of up to $675,000 anticipated to be received by Atlas prior to confirmation, and exclusive of the ARD Claim.

     "Uranium Tailings Pile" shall mean the tailings pile of approximately 10.5 million tons impounded on the Moab Land.

     "Utah" shall mean the State of Utah.

     "Vengold Agreement" shall mean that certain Option and Acquisition Agreement dated August 27, 1999 between Atlas, AGMI, APMI and Vengold, Inc., pertaining to certain of the mining claims at Gold Bar.

     "Water Rights" shall mean Atlas' rights to water located at the Moab Land, listed as 6.3 cfs from the Colorado River, Grand County, Utah, Water Right No. 01-40, Application 30032, Certificate No. 6111 and possible water rights in the following: (a) Water Right Number 01-1121 for 31 acre-feet, a segregation application from Water Right Number 01-40; (b) Water Right Number 09-199 for 3.33 cfs in the San Juan River; (c) Water Right Number 05-982 for .015 cfs for a well in the Monticello Mining District; and (d) Water Right Number 99-32 for .004 cfs from Seep Springs (approx. 4 miles from Fry Canyon).

II.  NATURE AND HISTORY OF OPERATIONS

     A.  FORMATION OF DEBTORS AND DEVELOPMENT OF BUSINESS

         1.  FORMATION OF ATLAS CORPORATION

     Atlas is principally engaged in the exploration, development and exploitation of mineral properties. Atlas was incorporated under the laws of the State of Delaware on October 31, 1936. The principal office of Atlas is located at Republic Plaza, 370 Seventeenth Street, Suite 3140, Denver, Colorado, 80202. The Company holds 100% ownership of three subsidiaries, one of which also has a wholly owned subsidiary: (i) APMI, incorporated under the laws of the State of Nevada, which holds the Grassy Mountain property and the exploration portion of the Gold Bar property and which owns 100% of AGMI, incorporated under the laws of the State of Nevada, which holds the mineral reserves and other assets and infrastructure at the Gold Bar property, (ii) Arisur Inc. ("Arisur"), a Grand Cayman corporation, which owns and operates mines in Bolivia, South America through a Bolivian Branch, (iii) and Suramco Metals, Inc. ("Suramco"). Suramco originally owned 50 percent of Arisur. Suramco is presently a shell corporation which holds no assets or liabilities and does not transact business. In February 1999 Atlas sold its 61% ownership of Cornerstone formerly known as Phoenix Financial Holdings Inc.

     Since its inception in the 1920s, Atlas has owned a number of subsidiaries which were engaged in business in a number of industries, including the airline, hotel, and oil and gas industries. Atlas was formed as an investment company and operated as such until 1961 when it notified the Securities Exchange Commission that it was no longer an investment company but rather became operational.
Atlas owned a number of subsidiaries engaged in diversified industries until 1987 when it sold the last of its divisions unrelated to mining and became a natural resources company primarily engaged in gold mining. The history which is relevant to the Plan and the Debtors' operations include their mining interests in lead, zinc, silver, asbestos, uranium, gold and other minerals.

     Moab Utah Site
     --------------

     Atlas acquired the Moab Utah Site in 1962 when it purchased Uranium Reduction Company. In the late 1940's, a uranium boom occurred on the Colorado Plateau in the Four Corners area where Colorado, Utah, New Mexico, and Arizona meet, including Moab. By 1956, over 600 producers were shipping ore from the Four Corners for the exclusive use of the Atomic Energy Commission ("AEC"). To meet this demand, the Uranium Reduction Company (the "URC") constructed the Moab Uranium Mill (located 2.5 miles northwest of Moab,) in 1956 under license and direction from the Atomic Energy Commission ("AEC"). Atlas Corporation purchased the Moab Uranium Mill in 1962 and formed a division, Atlas Minerals to operate the site. A uranium tailings pile was placed at its current location pursuant to AEC direction. AEC also used the Moab Uranium Mill extensively to "pilot test" processing improvements; the wastes from these operations were also deposited in the tailings pile. Between 1956 and 1970, the Mill processed over 5.9 million tons of uranium ore for the AEC and, at its peak, processed 1.8 million tons per year. The Moab Uranium Mill produced uranium and vanadium concentrates until Atlas placed it on standby in March 1984 due to a depressed uranium market. Atlas closed the Moab Uranium Mill, in 1987.

     Atlas worked diligently with the NRC and other government agencies from the 1970's to obtain approval to reclaim the site in accordance with relevant NRC regulations. Unfortunately, prior to the filing of the petitions, and despite Atlas' best efforts, the process of reclamation at the site was thwarted since the early 1990's as Atlas and the NRC have attempted to deal with the concerns of Utah, the United States National Parks Service, the United States Department of the Interior, the Environmental Protection Agency ("EPA"), the United States Fish and Wildlife Service, environmentalists, and residents. Atlas tried to expedite this process and at every juncture cooperated with the NRC and provided all interested parties with its plans, studies, and related correspondence to clean up the site in accordance with applicable NRC regulations. The final plan approval from the NRC was not obtained prior to filing of the petition to provide Atlas with the requisite license amendment for final reclamation to proceed. The reclamation of the Moab Utah Site has been eliminated pursuant to the terms of the Moab Uranium Millsite Transfer Agreement to be discussed further in this Disclosure Statement.

     Asbestos
     --------

     In 1961, as part of the acquisition of Hidden Splendor Mining Company, Atlas became the owner of an asbestos property near Coalinga, Fresno County, California. Atlas constructed an asbestos processing facility in late 1962 and operated the mines and mill until December 1967, when it sold 100% of its asbestos interests. In 1988, the EPA named Atlas a responsible party to a cleanup action under the Comprehensive Environmental Response and Compensation Liability Act ("CERCLA"). From 1992 until the filing of the petition, Atlas participated in the CERCLA cleanup with the U.S. Bureau of Land Management and another private entity that has since been succeeded by TRW, Inc. Atlas and TRW, Inc., comprised the official Atlas Mine Site Committee responsible for the remedial action which was designed by Harding Lawson Associates.

     Gold Mining
     -----------

     Atlas commenced its gold exploration and mining operations in the early 1980s. Mining commenced at the Gold Bar property in 1987. By 1989 Atlas was primarily a gold mining company. Atlas has conducted exploration throughout the world and acquired and divested of many mineral properties.

         2.  ATLAS PRECIOUS METALS INC.

     APMI is a Nevada corporation which is a wholly owned subsidiary of Atlas. APMI was incorporated in 1984. APMI owns the gold property located in northern Malheur County, Oregon, referred to as Grassy Mountain. APMI also owns and leases the surrounding land for the gold mining project at Gold Bar property located in Eureka County, Nevada. APMI owns one hundred percent of the stock of AGMI. AGMI is a Nevada corporation incorporated in 1986. AGMI owns and leases the mine and mill on the Gold Bar property. APMI acquired the Grassy Mountain Project in 1986 and the Gold Bar property in 1986 from Atlas.

Grassy Mountain Property
------------------------

     APMI acquired its interests in the Grassy Mountain property in 1986 by executing the Sherry and Yates lease and option to purchase, which is described in the Unexpired Leases section of this Disclosure Statement.

Location

     The Grassy Mountain project is located in northern Malheur County, Oregon, approximately 22 miles southwest of Vale, Oregon. The property is accessed by traveling four miles west from Vale on U.S. Highway 20, then south on the Twin Springs County Road for 23 miles.

Property

     The Grassy Mountain property encompasses approximately 6.7 square miles. APMI owns certain unpatented lode claims. Approximately 1,000 acres of fee surface, 240 acres of fee surface and minerals, and 80 acres of fee minerals are held under two lease/option agreements.

Mineralization

     Mineralization is associated with a low-grade gold siliceous hot springs system with enrichment along multi-stage quartz-adularia veins and favorable lithologies. Explosive brecciation and overpressuring of the rock, common in these systems, was minimized due to the un-lithified nature of the sediments. The mineralized rock is highly silicified and locally brecciated in the vicinity of the feeder structures. As silicification decreases so does grade. Away from the feeder zones lithology also plays an important role in gold deposition. The finer grained siltstones contain the bulk of the lower grade material. The higher grades are found in the coarser arkosic sandstones. The feeder or vein zones contain grades as high as 20 ounces of gold/ton ("oz. Au/t").

History

     There was no significant mining or major mineral occurrence known in the area prior to APMI's acquisition of the Grassy Mountain project in 1986.

     Detailed mapping and sampling were completed in 1986 and several drill targets were defined. APMI completed 388 drill holes for a total of approximately 221,500 feet on the property.

     Newmont Grassy Mountain Corporation ("Newmont"), a wholly owned subsidiary of Newmont Exploration Company leased the property from APMI in September, 1992 and continued property evaluation through August, 1994 completing an additional 13 core and reverse circulation holes.

     In September 1996 APMI executed an agreement with Newmont, (the "Reconveyance Agreement"), which provided for the reconveyance of the Grassy Mountain property to APMI. Pursuant to the Reconveyance Agreement, APMI paid an amount of $206,000 to Newmont, issued a $500,000 unsecured, non-interest-bearing promissory note (originally due September 18, 1997, but subsequently extended, then defaulted) and assumed bonding requirements for exploration reclamation of approximately $146,000.

     On January 9, 1998 APMI signed an option agreement with Tombstone Explorations Company Ltd. ("Tombstone"), granting to Tombstone an exclusive option to purchase 100% of the Grassy Mountain property for $4 million. The payments were to be made over four years approximating $1 million each year. Under the terms of the agreement, Tombstone had the right to accelerate the purchase by paying a total of $3.5 million to APMI by February 2000. Tombstone had designed a two-phase drill program comprised of 15 drillholes (approximately 10,000 feet) and only completed a portion of the program. On July 15, 1998, Tombstone terminated its option and returned 100% of the property to APMI.

     Exploration work during Tombstone's program at Grassy Mountain included 8,500 feet of reverse circulation and core drilling in ten drillholes.
Tombstone completed an extensive review of previous work at the property and commissioned an economic review and scoping study by Pincock Allen & Holt ("PA&H"). The 1997 review indicated the potential for the existing resource to be economically recoverable through underground mining methods. The review also concluded that significant additional exploration potential exists to identify additional high grade and bulk mineable low grade deposits.

Reserves

     As part of a detailed feasibility study conducted by Kilborn SNC-Lavalin, Inc. ("Kilborn") in 1990, PA&H developed an open pit mine model. The feasibility study resulted in the definition of a mineable reserve of 996,000 ounces at a $350 gold price from 16 million tons at grades 0.062 oz. Au/t of mill and heap leach ores. Neither the recovered silver nor low-grade leach ores were considered. The contained silver is approximately 2,467,000 ounces.

     PA&H completed a feasibility study in 1990. The database utilized for this study consisted of 180 drill holes in the main deposit area. The drilling is predominantly vertical and angle reverse circulation rotary drill holes with some core holes. Using a 0.02 oz. Au/t cutoff, PA&H calculated a geologic resource of 17,217,000 tons at a grade of 0.061 oz. Au/t for a total of 1,051,500 ounces and 2,610,000 ounces of contained silver.

Environmental Reclamation Claims

     There are contingent environmental cleanup claims to the State of Oregon, Department of Geology and Mineral Industries associated with the Grassy Mountain property. The reclamation claims involve regrading and reseeding the portions of the property disturbed by drilling. The amount of any claims has not been determined. ACSTAR Bond number 6907 in the amount of

$146,200 has been posted to secure APMI's liabilities. APMI believes that the actual claim is substantially less than the amount of the bond.

Project Status

     APMI is evaluating whether the Grassy Mountain property should be sold.
In February 1999, APMI and Atlas contracted with Geographe International MFS Inc. ("Geographe") to find a purchaser for this property. The agency agreement with Geographe was approved by the Court on March 24, 1999. The engagement fee of $25,000 has been paid as well as three monthly retainers totaling $30,000. During the period ending July 12, 1999, Atlas paid expenses only. Having failed to elicit an acceptable offer, the Geographe agreement was terminated. The fact that gold prices are at twenty year lows has precluded a great deal of interest in the Grassy Mountain property. The annual cost of maintaining the portion of Grassy Mountain which APMI considers to be the core asset is $20,000. The
annual cost of holding the entire property is $50,000 per year.   APMI projects
that the Grassy Mountain property will be held until the year 2001 at which point it will be sold.

Underground Study

     Two underground feasibility studies were commissioned to evaluate 200 tons per day ("tpd") and 1,000 tpd production options by Kilborn and Dynatec Mining Corporation, respectively. The 200-tpd study indicated diluted mineable reserves of 131,000 tons at a grade of 1.132 oz. Au/t for 149,000 contained ounces. The second, larger scale underground study at 1,000 tpd used an 0.08 oz. Au/t cutoff and identifies diluted mineable reserves as 1.9 million tons at a grade of 0.262 oz. Au/t for 497,000 contained ounces.

Exploration

     An additional resource was drilled out approximately 1 mile west of the main deposit. The Crabgrass target contains a near surface geologic resource at a 0.02 oz. Au/t cutoff of 24,000 ounces contained in 600,000 tons grading 0.038 oz. Au/t. Several drilled and undrilled areas within the Grassy Mountain claim block have potential for additional resources.

          3.   GOLD BAR MINE

     AGMI owns the gold mill and other infrastructure on the gold mining property located in Eureka County, Nevada referred to as Gold Bar. The surrounding land for the Gold Bar property was once owned or leased by APMI. In 1984 Atlas acquired portions of what is today known as Gold Bar. Throughout 1986-1995 APMI acquired its interests in Gold Bar through execution of leases, location of unpatented mining claims and purchase of unpatented mining claims. In 1986, the assets at Gold Bar acquired by Atlas were conveyed to AGMI and APMI and certain assets acquired by APMI were conveyed to AGMI.

Location

     The Gold Bar property is located in and adjacent to the Roberts Mountains in Eureka County, Nevada. The area is reached by traveling 22 miles west of Eureka, Nevada, on U.S. Highway No. 50 and 17 miles northeast along the Three Bars Road.

Property

     The Gold Bar property at one time encompassed approximately 100 square miles. Presently, AGMI owns the fee land on which the gold mill and other infrastructure are located. In addition there are tailings located on land owned by AGMI. There are 55 unpatented lode-mining claims which APMI owns. Additionally, Vengold, Inc., as discussed herein, has acquired an option on 603 claims. Effective September 1, 1999, the bulk of the Gold Bar property was allowed to expire.

Geology

     All of the mineralization found occurs as sediment-hosted "Carlin-type" deposits. These deposits are hosted in carbonate-rich sedimentary rocks of the Devonian Nevada Formation. Mineralization is characterized by micron-size gold and a distinct hydrothermal alteration suite of the decalcification and silicification. Gold mineralization and alteration are characteristically enriched in the trace elements and minor silver.

History

     In 1983, focused reconnaissance along the southern Roberts Mountains identified widespread hydrothermal alteration with anomalous gold geochemistry along the western range front. Since then, APMI discovered five gold deposits:
Gold Bar, Goldstone, Gold Ridge, Gold Pick, and Gold Canyon. From inception through cessation of operations in 1994, 485,200 ounces of gold were recovered from 7,514,600 tons of ore grading .074 ounces of gold per ton milled.

     Mill construction was completed in 1986 with the first gold poured in January 1987. The mill was originally designed and constructed for 1,500-tpd throughput, later expanded in 1989 to the current 3,200-tpd rate.

     Mining operations were suspended in February 1994 pending additional drilling and further study of cost cutting measures. The confirmatory drill program included 303 surface and 55 underground holes.

     Between 1994 and 1997, the Companies decided to accelerate the exploration of the claim block by entering into joint venture agreements with Rayrock Yellowknife Resources Inc., Vista Gold Corp., Hemlo Gold Mines, Barrick Gold Exploration, Inc., and Homestake Mining Company. All of these exploration joint venture agreements have terminated.

Environmental Reclamation Claims

     There are potential reclamation claims associated with the Gold Bar property. The reclamation claims involve the costs to regrade, recontour, fertilize and reseed the portions of the property disturbed by exploration and mining operations. The requirement to reclaim Gold Bar arises from surface disturbance on public land and later on private property. Bonds in the amount of $265,000 have been posted for the obligations attributable to the exploration land owned or leased by APMI. Bonds in the amount of $2,911,000 have been posted for the obligations attributable to the cleanup of the public land and fee land owned by AGMI including dismantling of the mill, reclamation of the tailings pile, recontouring of dams and removal of roads.

Project Status

     On June 6, 1997 Barrick Gold Exploration Inc. ("Barrick") completed the purchase from AGMI and APMI of more than 90% of the Gold Bar property, with an option to acquire the balance within two years. Atlas received $1,000,000 in cash from Barrick, and Barrick purchased one million Atlas Common Shares at $1 per share. The funds were accounted for under the Companies inter-company accounting procedures. Under the terms of the purchase, Barrick was required to spend $3,000,000 on the property prior to June of 1999. At Barrick's election, on or before June 3, 1999, the balance of the Gold Bar property was to be conveyed to Barrick and the Companies could have elected either to receive an additional $15,000,000 in cash and retain a 2% net smelter royalty, or to participate with Barrick in the further exploration and development of Gold Bar as a 25% carried joint venture participant. If the Companies elected to participate as a joint venture partner, Barrick would spend a minimum of $15,000,000 on the project. If Barrick chose not to acquire the balance of the properties within the two-year period, all of Barrick's interest in the Gold Bar properties would be reconveyed to APMI.

     In December 1998, Atlas, AGMI and APMI negotiated a Mutual Termination Agreement with Barrick, which returned the property to Atlas. Barrick also paid to Atlas (for the benefit of APMI)/1/ $150,000 in satisfaction of its remaining expenditure obligation (approximately $300,000). The funds were paid prior to filing of the petitions by AGMI and APMI and were utilized to fund Atlas' post-petition obligations. The funds were accounted for under the inter-company accounting procedures and offset APMI's obligations to Atlas. Barrick had spent $2.7 million of the required $3.0 million obligation on geologic mapping, geophysics and exploratory drilling, and the results of the work suggested they would not continue to perform under the agreement. The Mutual Termination Agreement was approved by Court in January 1999.

     During the course of the Bankruptcy proceedings, AGMI and APMI attempted to market their interests in the Gold Bar property. Geographe was retained to seek a purchaser for this
________________________

/1/ The $150,000 was properly allocated to APMI although the income statement incorrectly reflected that it was allocated to AGMI. Under the $150,000 was paid on account of the exploration properties conveyed by APMI to Barrick under the terms of the Agreement. The assets owned by AGMI were specifically excluded from the Barrick Agreement.

property. Geographe prepared a Confidential Information Memorandum and contacted parties who were deemed to be interested in the Gold Bar property. 27 prospective purchasers were contacted all of whom utlimately declined interest in purchasing Gold Bar.

     Since the Debtors were unable to locate a purchaser for Gold Bar, it was decided that to preserve any value for the creditors that they should proceed to dismantle the mill and sell it over a period of time, projected to be two years and to seek value from the exploration properties in the form of a back-in, reserved royalty or post confirmation participating interest in the property. To preserve the unpatented mining claims, the Debtors were required to pay maintenance fees to the Bureau of Land Management of $100 per claim plus a fee to Eureka County, Nevada by August 31, 1999. The Debtors have obtained an Order from the Bankruptcy Court authorizing them to reject any unpatented mining claims for which they were unable to obtain an exploration agreement by August 31, 1999.

     APMI, AGMI and Atlas reached an agreement with Vengold, Inc., which is pending on notice before the Bankruptcy Court, for the acquisition and option to acquire a portion of the Gold Bar property consisting of 603 unpatented mining claims and 6 patented claims. Under the Agreement with Vengold, the Atlas Parties shall grant Vengold the sole and exclusive right and option to acquire a 100% interest in the Mining Properties defined under the Agreement free and clear of liens, charges and encumbrances, subject to satisfaction of three conditions: (1) reservation for the Atlas Parties of a two percent net smelter royalty interest up to a maximum of $1,000,000, on all portions of the properties which are not subject to a present royalty reserved or granted to third parties and a net smelter royalty interest equal to the difference between two percent and the actual royalty percentage granted to third parties under present royalty agreements, (2) payment by Vengold of $60,300 to cover the maintenance fees due to the Bureau of Land Mangagment and the County of Eureka on the properties covered by the Agreement, which sum has been placed in escrow pending approval of the agreement and (3) Vengold is obligated under the Agreement to incur costs on or before December 31, 2000 in the aggregate amount of $100,000 and by December 31, 2001 in the aggregate amount of $200,000. After Vengold has fulfilled its obligations with respect to the $60,300 escrowed funds, Vengold may terminate the Agreement without further obligation to incur costs under the Agreement other than the maintenance fees to the Bureau of Land Management and the County of Eureka due under the Agreement if the Agreement is terminated after July 31 and before August 31 of any year.

     The balance of the unpatented mining claims at Gold Bar have been rejected. The Debtors will seek to dismantle and sell the Mill and will address the reclamation liabilities through agreements with the bonding companies.

          4.  ARISUR INC.

     In 1996, Atlas acquired a 50% interest in Arisur from Arimetco International Inc., a Canadian corporation, for $3 million in cash and purchased 100% of Suramco from the Shipes Parties , which owned the remaining 50% interest in Arisur, for four million shares of the Company's common stock. Arisur owns and operates the Andacaba Mine and Mill as well as the Don Francisco and Koyamayu development properties. All three properties are underground lead, zinc and silver operations located in southern Bolivia. Arisur processes ore through its Andacaba Mill and in 1997 purchased the Koyamayu property and the Comali Mill for expansion opportunities. The acquisition of the stock of Suramco, Arisur and Cia Minera Andacaba resulted in disputes between Atlas, the Goldschmidts, the former owners of the Andacaba Mine and the Shipes Parties. These claims and the settlement thereof are discussed in the description of Litigation in this Disclosure Statement. During 1997 Suramco's interest in Arisur was transferred to Atlas, resulting in 100% direct ownership by Atlas. In 1998, the operating company in Bolivia, Compania Minera Andacaba S.A., was merged into Arisur Inc., the Bolivian Branch, 100% controlled by Arisur.

Employees and Offices

     Arisur's corporate office is located in La Paz, Bolivia and staffed by five persons. Operations are directed out of Arisur's office in Potosi, which is staffed by seven persons. Additionally, there are approximately 228 miners, mill workers and maintenance persons directly involved in operations.

Andacaba Mine
-------------

Location

     The property is located in the south central altiplano region of Bolivia near the city of Potosi, a historic mining community, at an elevation of approximately 4,500 meters (14,800 feet). The Andacaba property is accessible by traveling south/southeast 37 kilometers (23 miles) by road from Potosi.

Property

     The Andacaba facilities and mine are situated on 18 concessions (land tracts granted by the Bolivian government) controlled 100% by Arisur comprising 4,500 hectares (11,120 acres).

Operations

     The Andacaba lead ("Pb"), zinc ("Zn") and silver ("Ag") mine has been in operation since the early 1900s. The mining operations take place year round with an average of 28 days per month for a total of 330 workdays per year. During 1998, the Andacaba mine produced approximately 7,400 tonnes per month with average head grades of 2.19% Pb, 6.32% Zn and 6.96 Troy ounces Ag per ton. The Andacaba Mill processes ore from all three of Arisur's mining properties and presently has excess capacity to perform custom milling. Lead and zinc concentrates are shipped by truck to Potosi, and then by rail to open-air storage at Portezuelo Station, near the Chilean seaport of Antofagasta, prior to shipment to smelters in various markets.

Mining Methods

     The mining method is shrinkage stoping with the mined out area being filled with waste rock or left open. Due to the narrow width of the veins, stopes are worked in panels 40 meters high and

30 meters long. Lateral development follows the vein and box holes are driven up the vein. Access to a stope panel is by entrance at each end and no opening is made to the upper level. All breaking is by up-holes. Cut off grades at the Andacaba Mine are 1.76% Pb, 5.40% Zn and 4.82 ounces Ag per tonne at prices of $480 per tonne Pb, $950 per Tonne Zn and $4.85 per ounce Ag.

Mill Concentration

     Two concentrates are produced at the Andacaba Mill, one lead-silver, and one zinc-silver. After the ore is first crushed by a jaw crusher to minus 3/4-inch, grinding through four ball mills further reduces the size to 80% minus 100 mesh. After conditioning, the slurry reports to the lead recovery circuit, and then the zinc circuit. Zinc and lead concentrates are separately thickened prior to transport.

Condition

     Service facilities at the mine site are basic and require upgrading as part of the mine expansion for which financing efforts are underway. The Andacaba Mill capacity was expanded in 1997 to 550 tonnes per day. A direct power line from the Velarde II substation near Potosi was completed in August 1997. Water for the mill is supplied from underground sources at the mine. The city of Potosi provides a source of supplies and labor.

Geology/Mineralogy

     The mineralized veins at Andacaba are enclosed in Tertiary porphyritic quartz latite or rhyodacite volcanic rocks. The volcanics are part of an igneous complex that includes an elliptical-shaped biotite granodiorite pluton that outcrops south of the mine area. The pluton is believed to be 40 kilometers long and 14 kilometers wide. Volcanic breccias can be observed in the mine area. Paleozoic sediments outcrop west of the mine and lead, zinc and silver veins are known to occur in the sediments beyond the property boundary. The thickness of the volcanic package is not known and at deeper levels in the mine the host volcanics may be underlain by Paleozoic sediments or possibly granodiorite. On the surface the veins are oxidized to a depth of about 20 meters. Minerals in the oxidized zone include limonite, hematite, goethite, quartz and clay. In the sulfide zone the primary minerals are marmatite, galena, jamesonite, boulangerite, sphalerite, tetrahedrite, stephanite, quartz, pyrite, pyrrhotite, chalcopyrite, arsenopyrite, siderite, and others. Wall rocks show very little alteration. There is possibly some silicification of the rhyodacite.

Reserves/Resources

     Reserves, as determined by Mineria Tecnica Consultores Asociados ("MINTEC") in October 1996 stood at 547,000 tonnes proven and probable containing 2.68% Pb, 8.26% Zn and 9.13 Troy ounces Ag per tonne (284 grams). Reserves determined by Arisur as of February 1997 stood at 561,000 tonnes proven and probable containing 2.68% Pb, 7.19% Zn, and 6.01 Troy ounces Ag per tonne (187 grams). Jose E. Del Solar M., an independent consulting engineer, in August 1998, determined that reserves stood at 544,000 tonnes proven and probable containing 2.44% Pb, 8.78% Zn, and 9.7 Troy ounces Ag. Arisur has historically been able to replace mined reserves through continued development of the ore body. Current reserves will provide production for approximately 4 to 5 years at current rates. The average grade of lead and zinc reported in the mill head grades for 1998 of 2.19% Pb and 6.32% Zn are below reserve grades. The difference between reserve grades and those reported at the mill is caused by dilution from increased development and a reduced percentage of production from the larger, higher grade veins. The Company is seeking financing for the construction of a decline ramp, which will provide more efficient access to the orebody. This is expected to return the balance of mill feed to 50% from the principal veins, improving the head grades, and significantly reducing unit costs.

Don Francisco Project
---------------------

Location

     The property is accessible by road 77 kilometers (48 miles) in a southerly direction from Potosi or 64 kilometers (40 miles) from the Andacaba mine. The Don Francisco project is at an elevation of 3,000 meters (9,800 feet).

Property

     Arisur owns 100% of five concessions (land tracts granted by the Bolivian government) covering 227 hectares (approximately 560 acres).

Operations

     The Don Francisco project produced approximately 350 tonnes per month in 1998. Head grades averaged 1.01% Pb, 10.18% Zn and 2.71 Troy ounces Ag per tonne. Ore is trucked to Andacaba for processing. Limited exploration and development continues at Don Francisco to provide for 5,000 tonnes to be milled during 1999, as a supplement to ore feed. There has been no recent audit of reserves or estimate of resources by an independent third party.

Conditions

     Sufficient water is available to conduct the mining operations. Electrical power is presently supplied by generator but a recently completed power line supplies electrical power to within 2 kilometers of the project. Facilities are situated on the property for the mineworkers and a radio communication system is in place between Don Francisco and Andacaba.

Geology

     The structural setting is similar to Andacaba in that there is one main structure - the Veta Principal located south of the river, which flows across the property and the Veta Cumbre north of the river with secondary splits off the footwall of the main vein. Host rocks are Ordovician calcareous shales, siltstones and sandstones which have been folded into a series of synclines and anticlines. The Veta Principal occupies both flanks and the axial portion (for a short distance) of a major anticline.

Koyamayu Project
----------------

     In August 1997, Arisur completed the acquisition of the Koyamayu lead, zinc and silver property, located in southern Bolivia, for $100,000. Arisur mined and processed approximately 2,000 tonnes of ore during 1997, and 1,500 tonnes during 1998 with average head grades of 3.01% Pb, 11.18% Zn, and 4.35 Troy ounces Ag per tonne. 4,500 tonnes of ore are planned to be mined in 1999 from Koyamayu to be processed at the Andacaba Mill.

Comali Mill
-----------

     Arisur executed agreements to acquire the Comali Mill in late 1996 for $250,000 and the acquisition was completed in January 1998. The facility requires additional capital expenditures of an estimated $150,000 to achieve operations of 120 tonnes per day. Its flotation circuits are designed to recover lead, zinc and silver in separate lead and zinc concentrates. Arisur intends to make use of Comali as a regional mill for Koyamayu ore and for toll milling ore from third parties. The Comali Mill is situated near the community of Toropalca, 30 kilometers south of Don Francisco.

          5.  CORNERSTONE INDUSTRIAL MINERALS CORPORATION

Project Status

     In February 1999, Atlas completed the sale of its 61% interest in Cornerstone to Seven Peaks Mining, Inc. In accordance with a Deposit Agreement executed on October 2, 1998, as submitted to the bankruptcy court and approved, Atlas sold its interest in Cornerstone (including debt owed to the Company) to Seven Peaks. Atlas received approximately $2.9 million from this sale .


          6.  DISCONTINUED OPERATIONS - URANIUM MILLSITE, MOAB, UTAH

History

     The Moab Uranium Millsite is located in Grand County, Utah, 2.5 miles northwest of Moab, is accessed from U.S. Highway 191, and occupies approximately 200 acres within 437 acres owned by Atlas.

     The Uranium Reduction Company ("URC") built and began operations at the Millsite in October 1956. Atlas acquired URC in 1962 and operated the uranium mill until 1984 when it was placed on stand-by status. Atlas closed the operation in 1987. Atlas submitted its modified reclamation plan in August 1988. Atlas holds Source Material License SUA-917 for the Millsite, which was changed to a "possession only" status on December 18, 1992. The NRC's most recent inspection report, in February 1998, concluded that there were no violations or deviations of the license.

     Atlas was authorized to extract uranium oxide by both the acid and alkaline leach processes and the mill was licensed for production at 850 metric tons (1,870,000 pounds) of yellowcake annually. The majority of the ore processed at the mill came from the Big Indian Uranium District approximately 30 miles to the southeast. The sand-like material and mill solutions remaining after the uranium was extracted (tailings) were pumped to the 130 acre tailings impoundment adjacent to the Moab Uranium Millsite. The approximate wet weight of the tailings was 10.5 million tons, with a volume of 7.5 million cubic yards. An interim cover comprised of low-grade ore, native soils and a synthetic geo-grid, was placed over the tailings beginning in 1989 and ending in 1995.

     A decommissioning plan for the Moab Uranium Millsite was approved by NRC on November 28, 1988. The dismantling and disposal of the mill buildings was completed in 1996. All that remains at the Moab Uranium Millsite is an office/warehouse and the 130 acre tailings impoundment.

     On March 7, 1997 the NRC issued its Technical Evaluation Report ("TER") which stated that the Atlas' Plan for closure was in compliance with the technical requirements for capping the tailings onsite.

     During the course of the Chapter 11, the NRC and the State of Utah filed claims asserting administrative priority claims for reclamation against Atlas exceeding $120 million. Atlas has finalized the MUMTA, the terms of which are incorporated in the Atlas Plan, which absolves it from all future liability with respect to the Moab Utah Site. The MUMTA was reached among the NRC, the State of Utah, ACSTAR (surety provider for Atlas) and Atlas' Unsecured Creditor's Committee after negotiations to avoid lengthy and expensive litigation over the future of the Moab Utah Site. As consideration for this release, Atlas has agreed to contribute certain Moab Utah Site assets to the Reclamation Trust to be formed by NRC in consultation with Utah. The terms of the Settlement are discussed in detail under the treatment of the claims of NRC and the State of Utah, the Class 4 Claimants under the Atlas Plan. The MUMTA was approved by the Bankruptcy Court after notice. Coincidental to this agreement, on March 15, 1999, the Company received from the NRC the final Environmental Impact Statement, which concludes that the Company's proposed reclamation plan is "environmentally acceptable," with certain recommended mitigation measures. On May 28, 1999 NRC issued to Atlas its approval of the revised reclamation plan, that the Reclamation Trustee shall assume.

     B.  FACILITIES - OFFICES - OPERATIONS

     Atlas maintains its principal headquarters in Denver, Colorado at Republic Plaza, 370 Seventeenth Street, Suite 3140, Denver, Colorado, 80202. AGMI and APMI also maintain their principal place of business in Suite 3140 of the Republic Plaza in Denver, Colorado and maintain as small office in Reno Nevada for the Gold Bar property. The Debtors plan to move in September 1999 from Suite 3140 in the Republic Plaza to a smaller space in the building under a sublease. APMI also leases a small office in Vale Oregon which is utilized for storage in connection with the Grassy Mountain Project. Arisur's corporate office is located in La Paz, Bolivia. Operations are directed out of Arisur's office in Potosi.

     C.  EMPLOYEES

     Atlas employs 4 people at its headquarters in Denver, Colorado and 3 in field offices (one at APMI's offices in Reno, one for AGMI in Eureka Nevada at Gold Bar and one for Atlas at Moab, Utah).

     D. EMPLOYEE BENEFITS - PENSION PLAN & RETIREE'S MEDICAL BENEFIT PLAN-SEVERANCE AND VACATION POLICIES

     Defined Benefit Plan
     --------------------

     Atlas has a trusteed and insured retirement plan (the " Defined Benefit Plan") covering substantially all salaried employees. APMI and AGMI are participating employers under the Defined Benefit Plan. The Defined Benefit Plan provides pension benefits that are based on final average compensation minus certain adjustments for primary social security benefits. Atlas' funding policy for the Defined Benefit Plan is to make at least the minimum annual contributions required by applicable government regulations. The Defined Benefit Plan assets are invested primarily in equity securities, corporate and government bonds and money market funds.

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------
(In thousands)                                                1998              1997               1996
-------------------------------------------------------------------------------------------------------------
Components of net periodic benefit cost
-------------------------------------------------------------------------------------------------------------
Service costs-benefits earned during the year                     $   -           $     9               $  71
-------------------------------------------------------------------------------------------------------------
Interest cost on projected benefit obligation                       407               433                 451
-------------------------------------------------------------------------------------------------------------
Actual return on Plan assets                                       (763)           (1,043)               (700)
-------------------------------------------------------------------------------------------------------------
Net amortization and deferral                                       323               644                 318
-------------------------------------------------------------------------------------------------------------
Net periodic benefit cost for the year                            $ (33)          $    43               $ 140
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

The following table sets forth the funded status of the Defined Benefit Plan and amounts recognized in Atlas' financial statements at December 31 (in thousands):

                                                                         1998                 1997
                                                                   ----------------     ------------------
----------------------------------------------------------------------------------------------------------
Change in benefit obligation
----------------------------------------------------------------------------------------------------------
Benefit obligation at beginning of year                                     $5,917                 $ 6,506
----------------------------------------------------------------------------------------------------------
Service cost                                                                     -                       9
----------------------------------------------------------------------------------------------------------
Interest cost                                                                  407                     433
----------------------------------------------------------------------------------------------------------
Actuarial loss                                                                 233                     146
----------------------------------------------------------------------------------------------------------
Benefits paid                                                                 (869)                 (1,047)
----------------------------------------------------------------------------------------------------------
Effect of curtailment                                                            -                    (130)
----------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                                            5,688                   5,917
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

Change in plan assets
----------------------------------------------------------------------------------------------------------
Fair value of plan assets at beginning of year                               5,190                   5,122
----------------------------------------------------------------------------------------------------------
Actual return on plan assets                                                   763                   1,043
----------------------------------------------------------------------------------------------------------
Employer contributions                                                           -                      72
----------------------------------------------------------------------------------------------------------
Benefits paid                                                                 (869)                 (1,047)
----------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of year                                     5,084                   5,190
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
Funded status                                                                 (604)                   (727)
----------------------------------------------------------------------------------------------------------
Unrecognized net actuarial loss                                                267                     341
----------------------------------------------------------------------------------------------------------
Unrecognized prior service cost                                                (11)                    (35)
----------------------------------------------------------------------------------------------------------
Accrued benefit cost                                                        $ (348)                $  (421)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Assumed discount rate                                                         7.25%                   7.25%
----------------------------------------------------------------------------------------------------------
Expected return on plan assets                                                8.50%                   8.50%
----------------------------------------------------------------------------------------------------------
Assumed rate of increase in future compensation                                N/A                     5.0%
----------------------------------------------------------------------------------------------------------

     Effective March 1, 1997 Atlas froze future benefit accruals under the Defined Benefit Plan. Past benefits earned will not be affected by this freeze.

     On or about June 9, 1999, Atlas filed a PBGC Form 600, Notice of Intent to Terminate, Distress Termination, with the Pension Benefit Guaranty Corporation ("PBGC") to terminate the Defined Benefit Plan. The proposed termination date for the Defined Benefit Plan was August 15, 1999. The PBGC objected to the notice on the grounds that it did not include Suramco and Arisur. Atlas filed a second Form 600 on August 25, 1999 and Notice of the Intent to Terminate was served upon the participants of the Defined Benefit Plan in compliance with the procedures of the PBGC. The proposed termination date under the new notice is October 27, 1999.

     Atlas also filed a motion with the Bankruptcy Court for court approval to terminate the Defined Benefit Plan, which is pending. The PBGC filed an
objection to the motion.   The Defined Benefit Plan has retained counsel to
assist in evaluating the termination and the procedures for accomplishing the termination. Preliminary valuations from actuaries retained by the Plan indicate that the assets of the Defined Benefit Plan will be sufficient to pay benefits up to the level guaranteed by the Pension Benefit Guaranty Corporation ("PBGC"), however, certain individuals with benefits in excess of the limits of the PGBC will not receive their full benefit. The Defined Benefit Plan has asserted an unsecured claim against Atlas in the approximate amount of $631,804 for funding deficiencies prior to 1997, the year benefit accruals were ceased.

     The PBGC has disputed the valuations by the Plan's actuaries and certain reductions in benefit payments. The PBGC has asserted that the Plan is underfunded by approximately $2,004,900 as of an assumed termination date of September 22, 1998. The PBGC has also filed claims against Atlas, AGMI and APMI for unpaid minimum funding deficiencies of $527,614. In addition, the PBGC has asserted claims against Atlas, AGMI and APMI in an unliquidated amount for unpaid pension termination insurance premiums and related charges which the PBGC asserts is entitled to priority under Section 507(a)(1) of the Bankruptcy Code. Finally, the PBGC has asserted a claim for penalties against Atlas in the amount of $282,800 for failure to provide timely notice of the Chapter 11 filing under ERISA which the PBGC asserts is entitled to priority. Under prevailing case law Atlas believes any claim of the Defined Benefit Plan or the PBGC is an unsecured claim, including the penalty claims and insurance premiums which should be treated as a Class 10 claim under the Atlas Plan. The PBGC has asserted that the unfunded benefit liabilities are pre-petition taxes entitled to priority under section 507(a)(8) of the Bankruptcy Code up to 30% of the collective net worth of Atlas and its subsidiaries. The Atlas Parties dispute the PBGC's position and maintain that under prevailing law that the claims are to be treated as unsecured claims. The claims asserted by the PBGC shall be treated as contested claims under the Atlas, AGMI and APMI Plans.

     Atlas also has an Investment and Savings Plan to assist eligible employees in providing for retirement or other future financial needs. Employee contributions (up to 10% of their earnings) are matched in Atlas stock at a rate of 100% up to a maximum of 6% of the employee's earnings. In addition, a 4% contribution is provided for all eligible employees compensated on an hourly scale. Atlas' contributions to this Plan in the years ended December 31, 1998, 1997 and 1996 were $26,000, $35,000 and $69,000, respectively.

     Retiree Medical Plan
     --------------------

     In addition to the Defined Benefit Plan, Atlas has a defined benefit post retirement plan (the "Retiree Medical Plan") covering most salaried employees. The Retiree Medical Plan originally provided medical and life insurance benefits to retirees of Atlas that meet certain qualifying criteria. The Retiree Medical Plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The accounting for the health care plans anticipates future cost-sharing changes to the written plan that are consistent with Atlas' expressed intent to increase the retiree contribution rate annually for the expected general inflation rate for that year. Atlas' policy is to fund the cost of the post retirement health care benefits in amounts determined at the discretion of management. Effective December 15, 1997 Atlas terminated the life insurance plan for all participants and also terminated the medical plan for all current employees, except for three current employees (Dale Edwards, Don Canepa, Rich Blubaugh) who were grandfathered. Retirees currently receiving medical benefits will continue under the Retiree Medical Plan which is not impaired under the Atlas Plan.

     Long Term Incentive Plan
     ------------------------

     The Company's Long Term Incentive Plan (the "LTIP") provides that key employees may be granted options to purchase common stock at the fair value of the shares on the date of grant. At a February 17, 1995 Meeting of Stockholders, the shareholders approved an amendment to the LTIP (i) to increase by 850,000 to 1,745,000 the number of shares authorized for issuance under the LTIP, (ii) to provide for the automatic grant to non-employee directors of the Company of awards of stock options under the LTIP and (iii) to reduce the minimum period prior to which an option may be exercised for all options granted after January 6, 1995 from one year to six months. Options are exercisable for a maximum of ten years from the date of grant and no options may be granted after July 31, 1999.

     During 1997 Atlas authorized the grant of options to key personnel for 85,000 shares of the Company's stock, of which 35,000 expired in 1997. The remaining options granted have a 10 year term expiring August 15, 2007 and vest and become fully exercisable at the end of six months of continued service. During 1996 the Company authorized the grant of options to key personnel for up to 971,000 shares of the Company's common stock. Of these, 200,000 were granted with a two year term, expiring June 21, 1998 and fully vested and exercisable at time of grant. Also, there were 100,000 options granted with a two year term that expired November 5, 1998 and fully vested and exercisable at time of grant. All remaining options granted have 10 year terms expiring November 1, 2006 and vest and become fully exercisable at the end of six months of continued service. No options were granted in 1998, nor in 1999, nor will there be prior to confirmation. Under the Atlas Plan, the option rights previously granted under the LTIP will be voided. Atlas further plans to terminate the LTIP.

     Prepetition Vacation, Severance and Health Insurance Benefits.
     --------------------------------------------------------------

     Atlas has established policies for vacation and severance for employees and provides health and life insurance benefits.

     Vacation
     --------

     The following table shows the rate of vacation accrual based on term of employment with Atlas.

-------------------------------------------------------------------------------------------------
Continuous Employment                   Annual          Rate of Accrual       Claim Maximum
                                        Vacation
                                        Benefit
-------------------------------------------------------------------------------------------------
Completion of up to 3 years             80 hours        6.67 hrs/ month       20 hours
-------------------------------------------------------------------------------------------------
Completion of 3 years ---9 years        120 hours       10 hrs/month          30 hours
-------------------------------------------------------------------------------------------------
Completion of 10 years --- 19 years     160 hours       13.34 hrs/month       40 hours
-------------------------------------------------------------------------------------------------
Completion of 20 years or more          200 hours       16.67 hrs/month       50 hours
-------------------------------------------------------------------------------------------------

     According to policy, no employee is eligible to have more than 1- 1/2 times his/her annual vacation benefit accrued at one time, except for Dale Edwards and Don Canepa due to "transition hours" earned in 1993 prior to implementation of the vacation policy dated January 1, 1994.

     Severance
     ---------

     Severance benefits provided by Atlas are generally of two categories; the first is by employment contract or written commitment with key personnel. These vary from individual to individual and are not available to all employees. The second category is Atlas' established practice of providing severance pay for employees who are involuntarily severed from the Company due to no fault of their own. This practice provides for two weeks pay for each full year of employment, at the rate being paid at the time the employ is severed. According to previously established policy and/or practice, severance pay is not available to employees who "quit" or terminate their employment with Atlas of their own volition, or for cause.

     Post-Petition Benefits
     ----------------------

     Employment benefits provided by Atlas after September 22,1998 are as follows:

     Vacation: The prepetition vacation policy has been terminated with accrued
     ---------
but unpaid vacation asserted as a Class 2 claim under the Atlas Plan. The post petition policy provides that current employees have five days vacation available for their use immediately. Also, effective October 1, 1998, future vacation benefits will be earned, as before.

     Severance:   All prior employment contracts, agreements or commitments are
     -----------
"executory contracts" under the provisions of the Bankruptcy Code. Atlas plans to reject all prepetition employment and severance contracts. As an interim measure, all current employees have been credited with one-month severance at current pay rates. This interim measure will be in effect until the Effective Date of the Atlas Plan, at which time the Company may, subject to approval of the Board of Directors, reinstate the severance policy. Existing employees are eligible for this severance payment upon termination with the exception of being severed for Cause according to Policy # 410.

     Health Insurance:
     -----------------

     Atlas provides health and life insurance benefits for its employees. Voluntary termination effectively results in the immediate termination of health and life insurance benefits (unless the employee elects to continue health coverage under COBRA within 60 days of termination and submits payment in an amount covering the time from termination to date of the initial payment). In order to assist the current employees with career changes or personal choices that may be made as a result of the reorganization of Atlas, provided that he/she is not terminated for Cause, Atlas will extend the current group medical health insurance for up to six months beyond the termination date. Atlas has requested that it be notified if replacement coverage is acquired by the terminated employee before the six months has expired.

          E.  FINANCING

     Generally, Atlas and its subsidiaries do not finance their operations with customary lender financing. This is due in large part to the lack of available affordable financing due to the many risks associated with mining operations. The exception to this is Arisur whose operations are financed as discussed below. Atlas' secured debts principally arise in connection with its environmental liabilities. Its environmental cleanup obligations are secured by bonds posted by ACSTAR and United States Fire Insurance Company which were secured in part by letters of credit. AGMI and APMI also have secured environmental cleanup obligations. These secured obligations are discussed in detail under the sections of the Disclosure Statement discussing the Atlas, AGMI and APMI Plans. In addition there were disputed claims with Gerald Davis, a former director and President of the Companies as to whether he holds a security interest against the Gold Bar property executed in settlement of an arbitration proceeding arising from his severance agreement. The Davis claim has been settled and is treated in Class 13 under the Atlas Plan and Class 43 under the AGMI Plan.

     In February 1997, Arisur signed a financing agreement with the Corporacion Andina de Fomento ("CAF") for US $3.0 million of which $2.3 million was drawn ("CAF Loan"). CAF is a multilateral financial institution that supports sustainable development and integration efforts within the Andean region of South America. The proceeds of the CAF Loan, received in May 1997, paid for certain equipment and expansion programs of the Bolivian operations and reimbursed Atlas approximately $500,000 for funds previously advanced for said purposes. The CAF Loan is repayable in five equal semi-annual principal installments of $383,000 (May and November) plus outstanding interest. The loan bears interest at the six month LIBOR rate plus 4.5% (9.56% at December 31, 1998). Outstanding amounts are collateralized by certain property, plant and equipment of Arisur with a carrying value of approximately $9,500,000. Atlas has guaranteed the obligations of Arisur to CAF. Further, Atlas has agreed to a subordination provision which precludes Arisur from repaying advances to Atlas during any period in which Arisur is in default of the CAF Loan. Arisur and Atlas are in default of certain covenants under the CAF Loan, and have not made the principal payment due in May 1999. CAF has not commenced proceedings to exercise any of its rights under the Loan Agreement. Arisur has made payments under the CAF loan of principal of $383,000 and interest of $444,500, including the interest payment due May 1999. The outstanding principal balance of the loan is $1,916,667.

     Arisur has negotiated a modification to the loan to defer the payment obligations with the possibility of obtaining additional capital for development at the Andacaba Mine in the future. Negotiations have been ongoing since September 1998 with CAF regarding refinancing of the loan and operations of Arisur. On August 11, 1999, Atlas filed a Motion with the Bankruptcy Court to approve the terms of a restructure of the CAF Loan. There are three conditions to the restructure: (1) Arisur/Atlas must demonstrate to the satisfaction of CAF that they have the necessary funds (approximately $350,000) to cover the costs of drilling in order to increase the level of proven reserves. Once Arisur/Atlas establish that they have the necessary funds, the debt will be restructured to provide for payments at the default rate for the grace period of 18 months; (2) The existence of proven reserves sufficient for the exploration of the deposits in a financially profitable manner must be verified for a period of not less than four years; and (3) The subordination agreement must be executed and the mortgage guarantees by Arisur perfected. Once the second and third conditions are met, CAF will restructure the Loan for a period of four years including the grace period of 18 months. During the grace period, Arisur will pay semi-annual interest only payments. The principal would be paid during the next 5 semi-annual periods, the first of which would be due 24 months after execution of the restructuring agreement. The final principal payment period and the grace period will be reviewed and modified once the quantity of proven reserves has been determined. If the drilling program establishes proven reserves sufficient to increase the useful life of the mine to more than 5 years, CAF would be willing to consider a loan for the development of the property. No objections to the Motion to Restructure the CAF loans were filed and the Debtors anticipate that an Order will enter approving the terms of the Restructure by or near the hearing on the adequacy of the Disclosure Statement.

     Atlas and Arisur have been negotiating with CAF and have reached a tentative agreement to modify the condition that they expend funds for a drilling program. Atlas and Arisur have proposed that the funds be spent to expand to internal shafts at the mine improving access to the ore bodies and extending the useful life of the mine. Atlas believes that this development program will substantially reduce the capital required and that a majority of the expansion can be funded through Arisur's operations.

     F.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     The Court has extended the deadline to assume or reject the Debtors nonresidential real property leases through the date of hearing on confirmation of the Atlas Plan, the AGMI Plan and the APMI Plan. The Debtors will file Motions pursuant to 11 U.S.C. (S)365 and notice under Fed. R. Bankr. P. 2002 and 6006 to assume any executory contracts or unexpired leases prior to the hearing. The Plans provide that any executory contracts or leases which the Debtors do not seek to assume will be deemed rejected. Attached hereto as Exhibits E, F and G, are the Debtors' projections as to which agreements will be assumed and rejected.

     AGMI and APMI are parties to a number of agreements pertaining to their mining leases, unpatented lode and millsite claims, and mining permits. The law is unclear as to whether these mining agreements are nonresidential real property leases governed by (S)365(d)(4), unexpired executory contracts or as outright conveyances which are not executory contracts. To avoid any question, APMI and AGMI have requested, which the Court granted, that the deadline to assume or reject leases govern these agreements as well. To avoid any question, the Debtors will treat these agreements as if the provisions of Section 365 apply. The Debtors are not in default post-petition of any obligations under their unexpired leases or executory contracts.

     Atlas Corporation
     -----------------

     Atlas is a party to an unexpired lease of nonresidential real property for the lease of its office space in the Republic Plaza building described as 370 Seventeenth Street, Suite 3140, Denver, Colorado 80202 pursuant to a lease commencing December 20, 1997 between Brookfield Republic, Inc., and Atlas. The Lease expires on December 31, 2000. In addition, Atlas is the lessee of the exploration office space in Reno Nevada pursuant to a lease commencing August 14, 1997 between DiFrancesco-Feron and Atlas. The Lease is currently on a month to month basis. Atlas is current in its post-petition obligations owing under the leases. Atlas plans to file a Motion to Reject the Brookfield lease by September 15, 1999 and for authority to enter into a sublease agreement from Vista Gold. Brookfield Republic has located a tenant willing to lease Suite 3140. Atlas will sublease significantly less space from Vista Gold. The rejection of the Brookfield lease and approval of the sublease will reduce the rent obligations by $5,671.53 per month. Atlas anticipates that it will file a motion to assume the lease in Reno, Nevada.

     Gold Bar  AGMI and APMI
     -----------------------

     The Gold Bar property at one time comprised approximately 100 square miles including 3,300 unpatented lode and millsite claims, and 160 acres of patented land. APMI and AGMI owned the rights to approximately 3,200 lode claims which are subject to timely paying the maintenance fees due annually on August 31 to the Bureau of Land Management. There were an additional 446 lode claims which APMI owns subject to obligations to pay royalties to the prior owners. There were obligations which accrued in June of 1999 under the leases and in August of 1999 to preserve these properties. As set forth below, APMI has, with Bankruptcy Court approval rejected all of its leases. Although the Debtors have attempted to sell the Gold Bar property as an entirety, they were unable to locate a purchaser prior to the August 31, 1999 deadline for payment of maintenance fees to the Bureau of Land Management. The Court has entered an Order authorizing the Debtors to reject any of the unpatented claims for which they were unable to obtain agreements in the form of a back-in, reserve royalty or participating interest. The Debtors have reached an acquisition and option agreement with Vengold, Inc., for the acquisition of 603 unpatented claims and 6 patented claims at Gold Bar of which 501 unpatented claims are held by APMI, 68 unpatented and 6 patented claims are held by AGMI and 28 unpatented claims are held by Atlas. The balance of the unpatented mining claims, with the exception of 55 which APMI retained, as discussed herein, have been rejected and have lapsed as the maintenance fees owing to the Bureau of Land Management have not been paid.

     APMI has rejected, with Bankruptcy Court approval the following leases:
Wildflower Lease No. 84018 with Milwhite Co., Inc., for 10 unpatented lode claims; Ziff Lease No. 84022 with Front Range Minerals, Inc for 72 unpatented lode claims; Benmark Lease No. 84035 with Julien E. Simpson for 34 unpatented lode claims; Elizondo Lease No. 84014 with Jose Goyeneche for 7 unpatented lode claims and Golden Clam Lease No. 84052 with Lana Resources for 56 unpatented lode claims. . In addition, APMI has, with Court approval, terminated its lease agreement with Eureka Livestock Company for 2,074.6 acres, 67% Minerals 100% surface 1,640 acres and 37% Minerals 100% surface 434.6 acres. AGMI has also terminated its surface use agreement with Eureka Livestock Company.

     Grassy Mountain - APMI
     ----------------------

     The Grassy Mountain property encompasses approximately 7 square miles.
APMI owns certain unpatented lode claims, additional unpatented lode and placer claims are controlled under separate mineral lease or lease/option to purchase agreements. Approximately 1,000 acres of fee surface, 240 acres of fee surface and minerals, and 80 acres of fee minerals are held under two lease/option agreements. APMI is not in default of any obligations under its unexpired leases and executory contracts. The obligations which accrued in the summer of 1999 to preserve the property rights have been satisfied. APMI is evaluating the prospects for the sale of Grassy Mountain. APMI plans to assume the leases. The lease/option agreements are more fully described as follows:


    Name               Lessor              Number of        Effective     Term           Annual
-------------  ----------------------  ------------------  -----------  ---------  ------------------
                                             Claim            Date                      Payments
                                       ------------------  -----------             ------------------
                                                                                          Due
                                                                                   ------------------
-----------------------------------------------------------------------------------------------------

Bishop I        John J.  Bishop and     1-5 unpatented      9/11/89      20 yrs     $   500 (1998)
No.  92000I     Henry F.  Bishop        claims and Fee                              $ 3,000 (1999)
                d/b/a Bishop            Lands located in
                Brothers, John J.       sections 11-15 T.
                Bishop, Trustee,        22 S., R. 43
                Eileen Bishop, Eileen   E.,Malheur
                M. Bishop,              County, OR
                Trustee,Henry F.
                Bishop, Judy Bishop,
                aka Judith Bishop
-----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
Bishop II       John J.  Bishop and     Mineral rights         9/11/89    20 yrs       $   500 (1998)
No. 92000J      Henry F.  Bishop        [S.E. S.W. Sec.                                $15,000 (1999)
                d/b/a Bishop            12 S.E., S.W.
                Brothers, Ann Schlupe   Sec. 13]
                and Frank B. Bishop
----------------------------------------------------------------------------------------------------
Sherry &        Sherry & Yates, Inc.    Unpatented mining      3/5/86     20 yrs       $20,000
Yates Lease                             claims known as
No. 92000F                              Poison Springs                                 March 2000
                                        1-38, 16A, 17A
----------------------------------------------------------------------------------------------------

APMI has reached an agreement with the Bishops to reduce the annual payments due under the leases to $500 annually and therefore plans to move to assume the Bishop I and II and Sherry & Yates leases.

In addition, APMI leases office space in Vale Oregon. The lessors on the property are George & Burtta Jean Glerup. The lease is on a month to month basis. The Debtor plans to assume this lease.

     G.  ENVIRONMENTAL LIABILITIES

     Atlas and its subsidiaries are subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require Atlas, AGMI and/or APMI to mitigate any environmental effects caused by its past and present operations. Atlas, AGMI and APMI believe that they are in material compliance with all federal, state and local environmental regulations applicable to their current and discontinued operations.

     The Moab License, issued by the NRC requires Atlas to decommission and reclaim the Moab Utah Site. The Company discontinued its uranium operations in 1987, and the estimated shutdown and reclamation expenses were accrued. Reclamation and decommissioning costs (net of reimbursements, see below) of $825,000, $1,215,000 and $1,808,000 have been charged against this accrual for the years ended December 31, 1998, 1997 and 1996. The approval process for Atlas' plan of reclamation was again extended during 1998. The delays in this process have continued to increase the ultimate cost of the reclamation plan due to additional technical information requirements, continuing overhead costs, legal and consulting fees, as well as inflation and other ongoing compliance and carrying costs of the property. Due to these added costs, along with possible changes in the scope of Atlas' reclamation plan, Atlas reevaluated its uranium reclamation accrual and concluded that an additional charge of $3,000,000 was required in the year ended December 31, 1997. The balance of the accrual at December 31, 1998 was $21,110,000. Title X of "The Comprehensive National Energy Policy Act", which was enacted in October 1992, provides for reimbursement by the federal government of past and future reclamation expenses in proportion to the extent that the Moab Utah Site's tailings were generated by Atomic Energy Commission

("AEC") contracts. With respect to Atlas' discontinued uranium operations, 56% of the tailings were generated by AEC contracts. Requests for reimbursement under Title X must be submitted annually to the Department of Energy ("DOE") and are subject to review and audit. At December 31, 1998, the Company had recorded a Title X receivable of $14,784,000, which includes claims already made as well as an estimate of future claims based upon the recorded reclamation liability. The timing on the repayment of costs approved for reimbursement is a function of Congressional appropriation.

     In July 1994, Atlas submitted the first of six claims under Title X for reimbursement of compliance and reclamation costs. The six claims cover costs incurred from fiscal 1980 through March 1999. The total amount reimbursable under the six claims is $7,378,000. As of May 1, 1999, Atlas had received $5,908,000 in reimbursements under Title X, leaving a remaining balance due of $1,470,000.

     On March 12, 1999, the NRC issued the "Final Environmental Impact Statement Related to Reclamation of the Uranium Mill Tailings at the Atlas Site, Moab, Utah," ("FEIS"). The FEIS concludes that the Atlas proposed on-site reclamation, with certain recommended mitigation, was acceptable. Atlas has accepted certain license conditions, recommended changes to others, and anticipates NRC to amend the License to permit the reclamation plan to proceed.

     The MUMTA, reached among NRC, the State of Utah, ACSTAR (surety) and the Unsecured Creditor's Committee, eliminates all future liability arising in consideration for Atlas contributing certain Moab related assets and resources to a trust to be established and directed by the government. The terms of the MUMTA are disclosed in detail in the discussion of the treatment of the Class 4 and 5 claims under the Atlas Plan.

     Atlas also has environmental cleanup liabilities arising from its asbestos operations in Coalinga, California for the cleanup of the Atlas Operable Unit as defined in the Consent Decree, which is part of the Atlas Asbestos Mine Superfund Site. The claim is held by the Environmental Protection Agency's ("EPA"). Atlas, Vinnell Mining and Minerals, (now known as TRW, Inc.) and the EPA agreed to a Consent Decree which was entered by the United States District Court for the Eastern District of California, Fresno Division Civ-F-92-5373-OWW on October 15, 1992. The Consent Decree required that Atlas and Vinnell conduct the cleanup of the site which is part of the Atlas Asbestos Mine Superfund Site in Fresno County, California and to reimburse the United States for all costs it incurred in conjunction with the site. The EPA billed Atlas and Vinnell (who are jointly and severally liable) $441,262.67 for the period from December 1, 1990 through December 31, 1993 and $236,161.50 for the period from January 1, 1994 through December 31, 1994. Atlas and Vinnell disputed these costs and agreed with the EPA to place the disputed sum in escrow. The balance of the escrow account as of March 5, 1999 was $764,092.46. In January, 1999, EPA billed Atlas and TRW an additional $797,274.60 in costs associated with the site, which TRW paid. The EPA has asserted that the balance of the escrow account is approximately $1,480,350.71. TRW has indicated that the escrow account holds in excess of $1,580,000. Atlas has been unable to verify these amounts. The EPA has filed a claim asserting a secured claim for the funds in the escrow account. TRW has reserved the right to object to EPA's claims.
Atlas believes that at some time
in the past it also reserved the right to raise the same objection. TRW has filed a claim for $533,816 plus all future accruing costs for Atlas' share of the remediation and oversite costs. In its claim the EPA has reserved its right to increase its claim above the escrow account, but to date has not done so.

     In 1993 and 1994, Atlas Corporation received notice from EPA that it was a potentially responsible party under CERCLA at the Solvent Recovery Service Site ("SRS Site") in Connecticut and the Old Southington Landfill Site ("OSL Site") in Southington, Connecticut, respectively. The Debtor had owned Titeflex, Inc. in the 1950s and early 1960s. During this time and for some years after Titeflex was sold, Titeflex disposed of certain solvents through an arrangement with Solvent Recovery Service ("SRS"). SRS apparently did not adequately treat, contain or dispose of the materials it received from its customers and eventually shipped some of its waste sludges to the Southington Landfill. The Debtor's allocated share of responsibility is very small - less than one percent for each of the sites. The Debtor executed an allocation agreement with Titeflex which called for Titeflex to indemnify the Debtor for the first $50,000 and share any liability thereafter with the Debtor incurring about 59 percent. In return, the Debtor agreed to indemnify Titeflex for liability at the OSL site. Total liability for the Debtor from these two CERCLA sites was estimated by Atlas in 1996 to be less than $100,000. The estimates were prepared by Richard Blubaugh, then the Vice President of Environmental and Governmental Affairs with the assistance of counsel.

     Estimated reclamation costs relating to the Gold Bar property are recorded based on the units of production method. Bonds in the amount of $265,000 have been posted for the obligations attributable to the exploration land owned or leased by APMI. Bonds in the amount of $2,911,000 have been posted for the obligations attributable to the cleanup of the mining operations conducted by AGMI.

     Estimated reclamation costs for the Grassy Mountain property have not been determined. APMI has posted bonds in the amount of $146,000 to secure the obligations. APMI believes that the actual costs will be substantially less because certain roads and drillsites have been reclaimed and reseeded. The BLM and DOGAMI have not yet inspected the sites and formally reduced the bond amounts. APMI's belief is further substantiated by a preliminary reclamation cost estimate obtained from a local reclamation contractor.

     H.  SHAREHOLDERS, MANAGEMENT & RELATED ENTITIES

         1.  SHAREHOLDERS

     Atlas Corporation
     -----------------

     Atlas is a publically held company whose common stock is registered with the Securities Exchange Commission ("SEC") to be traded on the NASDAQ Bulletin Board ("NASDAQ") under the symbol ATSP. Atlas is current in its filing requirements with the SEC. Atlas filed its Form 10-K for the Fiscal Year ended December 31, 1998 on or about April 15, 1999, the 10Q for the period ended March 31, 1999 on April 17, 1999 and the 10QSB for the period ended June 30, 1999 on August 13, 1999. Atlas reports to the SEC on a consolidated basis, including consolidated audited financial statements and includes the operations of its subsidiaries, including AGMI, APMI and Arisur.

      As of March 26, 1999, the date utilized in Atlas' 10-K filing with the SEC, there were 27,514,544 shares of common stock outstanding held by non-affiliates of Atlas. The common stock has a par value of $0.01 per share. The aggregate market value of the common stock as of March 26, 1999 was $1,373,727. The common stock is the only class of voting stock. The high and low sales prices for the common stock for each quarterly period are as follows:

                              ------------------------------------------------------------------------------
                                          Year Ended               Year Ended              Year Ended
                                         December 31,              December 31,            December 31,
                                             1998                      1997                   1996

------------------------------------------------------------------------------------------------------------
Quarter Ended                         High          Low          High          Low         High        Low
-------------------------------------------------------------------------------------------------------------

March 31                              $0.42        $0.15       $0.8125      $0.5625      $1.875     $1.375
-------------------------------------------------------------------------------------------------------------
June 30                                0.41         0.17          0.75       0.3438        1.50        1.0
-------------------------------------------------------------------------------------------------------------
September 30                           0.35         0.04          0.50        0.125       1.125      0.695
-------------------------------------------------------------------------------------------------------------
December 31                            0.09         0.03         0.375        0.625       1.125      0.625
-------------------------------------------------------------------------------------------------------------

No dividends were declared in the years ended December 31, 1998, 1997 and 1996. At March 26, 1999, there were approximately 15,800 holders of record of the Company's common stock. There are four shareholders who currently own five percent or more of the Company's common stock. In addition, Messrs. Shafter, Blubaugh and Jensen each own less than one percent of the outstanding stock of Atlas. See Exhibit L attached hereto.

     Atlas is authorized to issue 1,000,000 shares of preferred stock, par value $1 per share. The preferred stock is issuable in series, with designations, rights and preferences to be fixed by the Board of Directors. The Board of Directors has established a series of 200,000 shares of Series Preferred Stock designated Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), no shares of which have been issued.

     At Atlas' annual meeting held on June 18, 1998, the stockholders of Atlas approved an amendment to its Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares and reducing the par value of the Company's common stock from $1.00 to $0.01 per share. The amendment was filed with the Delaware Secretary of State and effective on August 13, 1998.

     At December 31, 1998 there were 875,000 shares of common stock reserved for the conversion of an outstanding Convertible Debenture and 2,032,111 shares of common stock reserved for Option Warrants which are exercisable at a price of $15.625 per share and have no expiration date ("Perpetual Warrants"). Since December 31, 1995, no Perpetual Warrants have been issued or exercised. Also at December 31, 1998 there were 4,545,455 shares of common stock reserved for Option Warrants issued in connection with private placements.

     APMI
     ----

     APMI is a wholly owned subsidiary of Atlas. There are 1,000 shares of common stock outstanding which are issued to Atlas. APMI is not a publically traded company. APMI is included in the audited consolidated financial statements which are utilized in the SEC filings for Atlas. Further, the Atlas 10-K form discusses the activities of APMI at Grassy Mountain and Gold Bar.

     AGMI
     ----

     AGMI is a wholly owned subsidiary of APMI. There are 1,000 shares of common stock outstanding which are issued to APMI. AGMI is not a publically traded company. AGMI is also included in the audited consolidated financial statements which are utilized in the SEC filings for Atlas. Further, the Atlas 10-K form discusses the activities of AGMI at Gold Bar.

          2.  DIRECTORS

     Atlas Directors
     ---------------

     The directors of Atlas are divided into three classes and hold office for a term of three years ending with the annual meeting of stockholders held in the year ended December 31, 1999 in the case of Class II, in the year ended December 31, 2000 in the case of Class III and in the year ended December 31, 2001 in the case of Class I. There are currently six directors. There is no Chairman of the Board. The Board Members appoint an acting chair at the commencement of each meeting. The following table sets forth certain information concerning each director:

--------------------------------------------------------------------------------------------------
                                      Principal Occupation, Past Five Year's
                      Director        Business Experience and Other
Name                  Since           Directorships Held                                       Age
--------------------------------------------------------------------------------------------------


                                   CLASS II
(Term of office expires at the Annual Meeting of Stockholders held in the year ended December 31,  1999)
--------------------------------------------------------------------------------------------------
James H. Dunnett      1995            An independent business consultant specializing         49
                                      in finance for the mining industry
                                      internationally and prior to that he was a
                                      principal of Endeavor Financial Corp.  Mr.
                                      Dunnett's business address is 1860 Robson
                                      Street, Suite 1401, Vancouver, BC, V6G 3C2,
                                      Canada.
--------------------------------------------------------------------------------------------------
C. Thomas Ogryzlo     1993            Currently President and CEO of Black Hawk               59
                                      Mining Inc. and formerly Triton Mining
                                      Corporation prior to merger of the two
                                      companies in May 1998.  Prior to August 1997
                                      Chairman of Kilborn SNC-Lavalin, a world class
                                      engineering firm; Director of Carib Gold
                                      Resources Inc.; Franco, Nevada; Tiomin
                                      Resources and Vista Gold Corp.  Mr. Ogryzlo's
                                      business address is 95 Wellington Street West,
                                      Suite 1800, Toronto, Ontario, M5J 2N7.
--------------------------------------------------------------------------------------------------

                                   CLASS III
        (Term of Office expires  at the Annual Meeting of Stockholders held in the year ended December 31, 2000)

Douglas R. Cook            1988         President of Cook Ventures, Inc., a geological          73
                                        consulting firm.  Mr. Cook's business address
                                        is 2485 Greensboro Drive, Reno, Nevada 89509.

Gregg B. Shafter           1998         President of the Company since October 1997.            43
                                        Prior to that Mr. Shafter served in various
                                        capacities with Atlas, including Vice President
                                        of Project Development and Land Manager.
                                        Shafter's business address is 370 Seventeenth
                                        Street, Suite 3140, Denver, CO  80202.

                                    CLASS I
  (Term of Office expires at the Annual Meeting of Stockholders held in the year ended December 31, 2001)


Mario Caron                1996         Presently an independent management consultant.         45
                                        Formerly President, Chief Executive Officer and
                                        director of Eden Roc Mineral Corp. from
                                        February 1997 to March 31, 1999.  Chief
                                        Executive Officer of Atlas from September 1996
                                        to January 1997.  From 1993 to 1996, President
                                        and Chief Executive Officer of MSV Resources
                                        Inc. and from 1987 to 1993 President of
                                        Corpomin Management Inc.  Mr. Caron also is
                                        director of three junior Canadian exploration
                                        companies.  His current business address is 1
                                        First Canadian Place, Suite 2610, Toronto,
                                        Ontario M5X 1E3, Canada.

Richard E. Blubaugh        1998         Executive Vice President of Atlas since 1998            51
                                        and prior to that served as Vice President of
                                        Environmental and Governmental Affairs.  Mr.
                                        Blubaugh's business address is 370 Seventeenth
                                        Street, Suite 3140, Denver, CO  80202.


     Atlas is seeking to transition management and the Board through the meeting of shareholders to be conducted after the Effective Date. Mr. Shafter and Mr. Blubaugh will continue to serve as directors. Atlas is seeking to appoint two new Board members, prior to the Effective Date, who have the approval of the Creditors Committee. This will require the resignation of two Directors if and when two candidates are identified and accept the appointment.

     Compensation of Directors
     -------------------------

     Fees paid to non-employee directors consist of a $1,000 fee for each Board of Directors meeting attended in person, a $500 fee for each Board of Directors meeting attended by telephone and a $500 fee for each committee meeting attended.

     At one time, upon joining the Board, all non-employee directors were awarded a one time grant of 50,000 options under the Long Term Incentive Plan ("LTIP"), vesting six months from the grant date, at an exercise price equal to the market price on the grant date or $1.00 per share, whichever is higher. In addition, the Chairman was awarded options to purchase 25,000 shares of Atlas common stock, as granted under the LTIP, vesting six months from the grant date at an exercise price equal to the closing market price on the grant date or $1.00 per share, whichever was higher. These compensation programs have been terminated.

     AGMI
     ----

     There are two directors of AGMI who serve perpetual terms until their removal or resignation. The directors of AGMI are Gregg B. Shafter who is discussed above under Atlas and James R. Jensen who is also the CFO, Secretary and Treasurer of Atlas and who is discussed below under Officers of Atlas.

     APMI
     ----

     There are two directors of APMI who serve perpetual terms until their removal or resignation. The directors of APMI are Gregg B. Shafter who is discussed above under Atlas and James R. Jensen who is also the CFO, Secretary and Treasurer of Atlas and who is discussed below under Officers of Atlas.

          3.  MANAGEMENT

     Atlas
     -----

     Executive Officers

     Set forth below is the age and certain other information regarding each person currently serving as an executive officer of the Company.

     Gregg B. Shafter, age 43, has served as President since October 7, 1997. Since joining Atlas in August 1991, Mr. Shafter has also served in the capacities of Vice President of Project Development, Manager Business Development and Land Manager. Prior thereto Mr. Shafter performed acquisition and administrative functions for Western Gold Exploration and Mining Company, Limited Partnership and Atlantic Richfield Company.

     Richard E. Blubaugh, age 51, currently serves as Executive Vice President since September 1998 and has served as Vice President of Environmental and Governmental Affairs since October 1,

1990, and has been with Atlas for 17 years. He has been involved in the environmental, health and safety field for over 23 years, has managed environmental and regulatory functions for mining firms in seven western states, and also has experience as a regulator and a consultant.

     James R. Jensen, age 39, currently serves as Chief Financial Officer since September 1998 and has served as Treasurer and Secretary since February 1997. Mr. Jensen joined Atlas in August of 1989, as Accounting Manager and was promoted to Controller in September 1993. Prior to his employment with Atlas, Mr. Jensen was a manager with the accounting firm of KPMG Peat Marwick.

     Committees of the Board of Directors
     ------------------------------------

     Atlas has an Audit Committee and a Compensation Committee of which the Board of Directors appoints all members. The Compensation Committee consists of Messrs. Ogryzlo and Cook. The Audit Committee consists of Messrs. Dunnett, Caron and Ogryzlo. The principal functions of the Audit Committee are to recommend the selection of the Company's auditors, review with the auditors the scope and anticipated cost of their audit and receive and consider a report from the auditors concerning their conduct of the audit. The principal functions of the Compensation Committee are to administer the Company's 1979 Key Employee Stock Incentive Plan, Long Term Incentive Plan, Annual Incentive Plan and Retirement Plan for Outside Directors, to recommend changes in compensation plans and the adoption of new compensation plans and to recommend compensation for senior officers of Atlas. During the year ended December 31, 1998 the Audit Committee held three meetings and the Compensation Committee did not meet in 1998.

     Management Through the Post-Confirmation Shareholder's Meeting
     --------------------------------------------------------------

     The management plan for Atlas through the Shareholders Meeting to be conducted after the Effective Date shall be as follow:

     Gregg Shafter will continue as President, on a contractual basis, with no salary, commencing October 15, 1999. Mr. Shafter shall be paid on a contractual basis through a retainer at slightly less than 50% of his previous salary for a period not to exceed 6 months. Mr. Shafter will not be in the Denver office, except as required.

     Richard Blubaugh will remain as Executive Vice President. Mr. Blubaugh shall be present at the offices in Denver. Mr. Blubaugh shall be paid his current salary through the meeting of shareholders to be held after the Effective Date of the Plan and shall be compensated on a contractual basis through retainers thereafter as set forth in the Plan. Mr. Blubaugh shall oversee the divestiture of Moab, Gold Bar and Grassy Mountain and pursuit of the CGL recoveries.

     James R. Jensen will remain CFO and Secretary of the Company. In lieu of his salary, Mr. Jensen shall be paid on a contract basis with a flat rate retainer at a 30% reduction from his previous salary. Mr. Jensen's responsibilities include SEC compliance and financial reporting.

     Janet Wilson will remain as the principal accountant at her current salary with responsibilities to include accounts payable, and general office management.

     Don Canepa will remain as General Manager at Gold Bar on a contract basis with a flat rate retainer at a 30% reduction from his previous salary until such time as there is no longer a need for a representative at Gold Bar.

     Dale Edwards will remain as Radiation Control Expert at Moab with no reduction in salary through November. If services are required further for the transfer of the Moab Assets to the Reclamation Trust a contract will be negotiated for services but in no event will services extend beyond December 31, 1999.

     Greg French will remain as Senior Geologist under contract with a flat rate retainer at a 30% reduction from his previous salary.

     Mario Caron will continue under contract to oversee the operations of Arisur.

     AGMI and APMI
     -------------

     Gregg B. Shafter, whose qualifications are discussed above is the President of AGMI and APMI. James R. Jensen, whose qualifications are also discussed above is the CFO/Secretary/Treasurer of AGMI and APMI.

          4.  EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Company, for the year ended December 31, 1998, to Messrs. Gregg B. Shafter, Richard E. Blubaugh and James Jensen, the executive officers of Atlas.


                                      Annual                                  Long Term
                                   Compensation                             Compensation
                                   ------------                            ---------------
---------------------------------------------------------------------------------------------------------

Name and Principal  Year or        Salary         Bonus    Other Annual     Stock Options    All Other
Position            Period Ended                           Compensation                      Compensation
---------------------------------------------------------------------------------------------------------

Gregg B. Shafter,   Dec. 31, 1998      $108,505      $--           $1,546               --          6,510
 President
---------------------------------------------------------------------------------------------------------
Richard E.          Dec. 31, 1998        99,194       --            2,372               --          5,951
 Blubaugh,
 Executive VP
---------------------------------------------------------------------------------------------------------
James R. Jensen     Dec. 31, 1998        76,303       --            1,335               --          4,578
CFO
---------------------------------------------------------------------------------------------------------

          5.    TRANSFERS BETWEEN RELATED ENTITIES

     There are obligations owing between Atlas and its wholly owned subsidiaries, AGMI and APMI, both prepetition and postpetition. From December, 1996 through the filing of their Chapter 11 petitions, AGMI and APMI did not maintain separate checking accounts. Arisur maintains its own checking accounts. Atlas paid the obligations of AGMI and APMI, separately accounting for the obligations of each entity through cost codes and offsetting obligations by amounts received. The prepetition intercompany receivables are calculated as of January 26, 1999, the date of the bankruptcy filings by APMI and AGMI. Atlas Corporation is a creditor of APMI holding a prepetition unsecured claim of $26,753,941. APMI is a creditor of AGMI holding a prepetition unsecured claim of $11,867,299. AGMI is a creditor of Atlas holding a prepetition unsecured claim of $4,488,260. In addition, Atlas has paid postpetition obligations of AGMI and APMI. As of August 31, 1999, AGMI owes Atlas $146,923 which is a postpetition administrative claim. As of June 30, 1999, APMI owes Atlas $206,985 which is a postpetition administrative claim. The only inter-company obligations arising between Atlas and Arisur are that Atlas has guaranteed the loan obligation to CAF and further that Atlas has advanced $793,000, including advances postpetition in the amount of 197,000. The CAF loan documents preclude Arisur from repaying the Atlas obligations as long as there is a default under the CAF loans. Atlas does not contemplate that the default under the CAF loan will be cured unless a renegotiated loan agreement can be reached.

     I.  COMPETITION

     The Companies compete with substantially larger companies in the acquisition of properties and the production and sale of metals. The Companies do not believe that they or any other competitor is a material factor in these markets, and the price received for production depends almost entirely upon market conditions over which they have no control. The Companies believe that they can promptly sell at current market prices all of the metals that they can produce.

III. EVENTS LEADING TO FILING OF CHAPTER 11

     Atlas
     -----

     There are several factors which precipitated the Chapter 11 filing by Atlas. In 1998 Atlas experienced severe cash flow problems making the Chapter 11 filing necessary as a result of several things. First, Atlas had negotiated a sale of its interest in Cornerstone which was supposed to close in May 1998 which did not close. Although Atlas finally negotiated a sale of its interests postpetition, the inability to close the sale in May deprived Atlas of critical operating capital. Also, the Cornerstone operations had failed to perform as originally designed, (which resulted in a lawsuit with the principle construction engineer, Wyant Machinery, as discussed herein) contributing to the cash flow problems.

     Second, as discussed above, Atlas has significant environmental liabilities arising from its operations of the Moab Utah Site which, without an approved reclamation plan and agreement between NRC, Utah and others, precluded it from reorganizing its obligations outside of a Chapter 11 proceeding. Although the Debtor had complied with regulatory requirements and engaged in negotiations with the NRC and Utah, no significant progress had been made toward resolving Utah's concerns about closing the Moab Utah Site until the filing of the petition. Prior to the filing of the petition, Atlas expended significant resources, (more than $1 million per year including legal fees) on compliance and attempts to reach an agreement with the NRC and Utah regarding the reclamation.

     Atlas was also engaged in costly litigation, including the litigation with Wyant Machinery, the Goldschmidts and the Shipes Parties. The legal fees incurred by Atlas in the pending litigation and in conjunction with the negotiations regarding Moab approached $50,000 per month.

     Finally the decline in metal prices reduced its revenues and contributed to its cash flow problems.

     By September 1998, Atlas had a number of obligations it was unable to repay. Atlas had issued convertible debentures in 1993 (which Lindner Dividend Fund later purchased) which matured on September 20, 1998 with an obligation owing of $3,500,000. Atlas was unable to pay the obligations arising from the maturing debentures. Atlas was also in default and unable to pay a number of other obligations as a result of insufficient cash flow.

     The Chapter 11 proceeding was filed to enable the Debtor to resolve its environmental liabilities, resolve other obligations, restructure its operations and sell certain non-core assets free and clear of liens retaining value for its creditors when a sale might not be possible without this protection for a purchaser.

     AGMI
     ----

     Prior to the filing of the AGMI and APMI Chapter 11 cases, Atlas, AGMI and APMI believed that a sale of the Gold Bar property was in the best interests of the creditors of the estates. APMI and AGMI were not operating the Gold Bar property. There are existing environmental claims associated with the Gold Bar property. The Chapter 11 proceeding was filed for AGMI because it was believed that the protections afforded to a prospective purchaser under the Chapter 11 proceeding may be the only way to realize value for the Gold Bar property. Although the property may not be sold until 1-2 years after confirmation of the plans of reorganization, through dismantling of the mill and recovery under the Agreement with Vengold, Inc., discussed previously herein, the Debtors believe that the Chapter 11 proceedings were the best way to preserve the value of the assets.

     APMI
     ----

     Atlas, and APMI also believed that a sale of APMI's interests in Gold Bar and Grassy Mountain properties may be in the best interests of the creditors of the estates. APMI owned the exploration portion of Gold Bar and the Grassy Mountain property. APMI is not currently operating either property. There are also existing environmental claims associated with the Gold Bar property and Grassy Mountain. The Chapter 11 proceeding was filed for APMI because it is believed that the protections afforded to a prospective purchaser under the Chapter 11 proceeding may be the only way to realize value for the Gold Bar property and/or Grassy Mountain properties.

IV.  OPERATIONS SINCE FILING OF CHAPTER 11

     Atlas
     ------

     Since the filing of its Chapter 11 petition in September 1998, Atlas has been pursuing the following: (1) sale of its interests in Cornerstone; (2) resolution of all environmental liabilities, specifically to permit it to divest itself of the Moab Utah Site and eliminating future liabilities; (3) seeking to divest itself of certain assets which are deemed to be unnecessary to the future of Atlas; and (4) refinancing and developing the business of Arisur in Bolivia.

     The first item has been accomplished. Atlas has successfully sold its interest in Cornerstone. On October 2, 1998, Atlas filed a motion for order approving the deposit Agreement with Seven Peaks Mining, Inc. ("Seven Peaks") and approving the sale of its interest in Cornerstone free and clear of liens pursuant to 11 U.S.C. (S) 363. As part of the Deposit Agreement, Seven Peaks agreed to purchase Atlas' 61% interest in Cornerstone for $.12 Canadian per share, or $1,835,922.10 and the assumption of Cornerstone's debt. Seven Peaks also agreed to deposit $350,000.00 in an interest-bearing account pending resolution of Cornerstone's litigation with Wyant Machinery ("Wyant"). ACSTAR, a secured creditor of the Debtor, raised objections to the Motion. However, Atlas and ACSTAR resolved their differences in a stipulation filed with the Court. On November 3, 1998, the Court approved the Deposit Agreement. On November 23, 1998, Atlas filed a Motion to Approve Settlement Pursuant to Rule 9019, which was granted, asking the Court to approve settlement of the Wyant litigation. The sale of the Atlas' interest in Cornerstone closed on February 11, 1999. The sale of Cornerstone provided Atlas with the necessary financing to pursue its reorganization.

     Prior to closing the Cornerstone sale, Atlas obtained Debtor-in-Possession financing from Seven Peaks. On September 22, 1998, Atlas filed a Motion Authorizing Post-Petition Financing and an Emergency Motion authorizing Post-Petition Financing. The Court granted the Emergency Motion on September 25, 1998, and authorized Atlas to incur up to $250,000 in post-petition debt from Seven Peaks on an interim basis pending the final hearing. On October 14, 1998, the Court granted the Motion authorizing post-petition financing and permitted Atlas to incur up to $750,000 in post-petition debt. The Debtor-in-Possession financing was repaid from the proceeds of the sale of Atlas' interests in Cornerstone.

     The second significant action taken post-petition is the finalization of the MUMTA resolving the environmental liabilities associated with the Moab Utah Site. This agreement was critical to any efforts to reorganize Atlas. The MUMTA resolves the environmental liabilities disputes, including the treatment of the claims under the Atlas Plan, the divestiture of Moab Utah Assets and release of any future liabilities associated with the Moab Utah Site. The MUMTA was approved by order of the Bankruptcy Court on June 22, 1999.

     A number of administrative matters have been taken in the course of the Chapter 11 proceeding, including obtaining a bar date for filing claims, publication of the notice of bar date, employment of professionals, extensions of the exclusivity period and other matters to assist Atlas in its reorganization.

     Further, as discussed below, Atlas has settled extensive litigation with the Shipes Parties and Goldschmidts, the terms of which are discussed below. The estimated legal fees for defending Atlas in the Shipes Litigation were at least $300,000.

     Atlas has also acted to improve its operations and reduce costs to improve the Debtor's ability to reorganize. Since the filing of the petition, Atlas has reduced administrative operating costs. General and administrative costs were $1,230,000 in 1998 compared to $1,925,000 in 1997. The decrease in 1998 is a result of vigorous cost cutting measures undertaken in 1998. A new lease was negotiated for the Company's corporate offices in Denver, reducing monthly rent from $17,000 per month to $6,000 per month. Corporate staff has been reduced from 11 in January 1997 to 4 at present resulting in a decrease in salaries and benefits to $250,000 in at present from $600,000 in 1997. Legal, accounting and other professional fees were $338,000 in 1998, down from $603,000 in 1997 as a result of cost cutting efforts. Other overhead costs were also lower as a result of these measures.

     APMI and AGMI
     -------------

     Atlas, AGMI and APMI negotiated a Mutual Termination Agreement with Barrick governing the termination of the Asset Purchase Agreement dated June 3, 1997 pertaining to the Gold Bar property (see above).

     AGMI sold a piece of equipment referred to as a Thickener, which is an Eimco Thickener Package complete with a 50' tank, W36P drive, LDM lifting device, related control instrumentation and electrical control systems (the "Equipment") which is located at the Gold Bar property. The Equipment is used to extract metals by mixing a slurry of crushed rock with other chemicals. AGMI acquired the Equipment in 1990. The Equipment was not utilized in the Debtor's operations since the application failed and the Equipment is not necessary for the operation of the Mill. AGMI has sold the equipment to Round Mountain Gold Corporation ("RMGC") on behalf of RMGC Homestake Nevada Corporation for $70,000. Two objections were filed to the sale by Eureka County and Gerald E. Davis, objecting to the sale to preserve their alleged lien interests in the equipment. A stipulation was reached that the proceeds of the sale would be held in escrow pending resolution of the lien disputes. The funds have continued to be held in a separate account at Norwest Bank pending resolution of the disputes regarding the allowance of the Eureka County tax claims and tax liens against the
equipment.   The balance of the account as of July 30, 1999 was $71,193.78.
Court approval was granted for the sale.

     AGMI and APMI retained Geographe to assist it in locating prospective purchasers for the Gold Bar and Grassy Mountain properties. When a purchaser for Gold Bar was not located, as previously discussed, Atlas, AGMI and APMI negotiated an agreement with Vengold, Inc., for an option to purchase 603 unpatented and 6 patented mining claims at Gold Bar subject to reservation of a two percent net smelter royalty interest. APMI retained 55 of the unpatented lode mining claims due to the belief that thereon exists a sound geologic target. APMI has already commenced seeking an interested third party to test this target. The remaining unpatented claims have been rejected with Bankruptcy Court authority through failure to pay the maintenance fees owing to the Bureau of Land Management and Eureka County, Nevada.

V.   PENDING OR POTENTIAL LITIGATION CLAIMS

     A.  LITIGATION WITH THE GOLDSCHMIDTS AND SHIPES PARTIES

     On June 20, 1997 Atlas was served with a Complaint in the matter of Curt Goldschmidt and Ana Maria Goldschmidt (the "Goldschmidts") vs. Atlas Corporation; Suramco Metals, Inc.; Arisur Inc.; and Harold R. Shipes and Eileen
A. Shipes in the Superior Court of the State of Arizona. In December 1994 Suramco and Arisur purchased all of the shares of Cia Minera Andacaba S.A., which held mining properties in Bolivia. Subsequently, Atlas acquired both Suramco and Arisur. The Goldschmidts, the former owners of Cia Minera Andacaba S.A., asserted that the consideration under the purchase agreement was not paid in full and they were seeking damages in the amount of $800,000 plus expenses. Subsequent to the Arizona Complaint, in La Paz, Bolivia, the Goldschmidts initiated civil and criminal actions to seek satisfaction of the purported damages. On June 25, 1998, Atlas entered into a settlement agreement and mutual release of all claims (the "Settlement Agreement") with the Goldschmidts. The Settlement Agreement provided for the payment by the Company of $80,000 to the Goldschmidts on the date of signing of the Settlement Agreement. In addition, at the election of the Goldschmidts, Atlas agreed to purchase from the Goldschmidts 2,000,000 shares of Atlas' stock for $400,000 on September 11, 1998 and 250,000 shares of the Company's stock for $50,000 on December 11, 1998. In return the Goldschmidts released all claims against Atlas, its subsidiaries and affiliates. Atlas defaulted on payment of the $400,000 due on September 11, 1998 attributable principally to the failed sale of Cornerstone. Further, there were issues as to whether the Goldschmidts had complied with their release obligations under the Settlement Agreement.

     On September 19, 1997 Atlas filed a Complaint in U. S. Federal District Court in Colorado for breach of contract and for indemnity against H. Roy Shipes, (at the time a director of Atlas), et. al. ("Shipes Parties"). Atlas claimed that the Shipes Parties were duty bound to defend and indemnify the Company as a result of the Goldschmidt claims against Atlas (see above). The duty arose out of the contract with the Shipes Parties to sell Suramco to the Company. On October 1, 1997 the Shipes Parties filed a claim against Atlas. The Complaint sought damages for alleged misrepresentations in connection with the purchase of 50% of Arisur from the Shipes Parties.

     On January 25, 1999, Atlas, the Goldschmidts and the Shipes Parties executed a Settlement Agreement, which was approved by the Court and closed in April 1999. Under the terms of the Agreement, the Company agreed to allow a general unsecured claim in its bankruptcy proceeding of $580,000 to the Shipes Parties and $450,000 to the Goldschmidts. In addition, the Shipes Parties will be allowed a subordinated unsecured debt claim of $2,250,000. The Settlement Agreement provided for complete releases by all parties of any and all claims which could have been brought in the proceedings. Further, the parties agree that the Court shall have exclusive jurisdiction over their existing claims against Atlas and Arisur. Curt and Ana Maria Goldschmidt agreed to waive the right to pursue any action against Atlas, Suramco Metals, Inc., Arisur, Inc., or any other subsidiary or affiliate of Atlas which has been or could have been brought in the Courts in Bolivia or the Courts of the United States, except with respect to events which occur or causes of action which may accrue subsequent to the date of the Settlement Agreement. Atlas has been advised by its Bolivian counsel that the settlement is finalized, effective and of record in Bolivia.

     The Settlement Agreement settled many problems, the least of which was complex international litigation which counsel for Atlas estimated would cost at least $300,000 to defend.

     B.  LITIGATION WITH GERALD DAVIS

     The Debtors filed an adversary proceeding against Gerald Davis, who is a former officer and director of the Companies. Mr. Davis resigned in December, 1996. In January, 1997, Mr. Davis and Atlas Corporation entered into a Resignation Agreement, as amended, pursuant to which Atlas Corporation agreed to pay Davis as compensation for his termination of employment the sum of $325,656.96 plus various options which have expired worthless. In and around August 1997, Davis contended that Atlas was in default of its obligations under the Resignation Agreement and Amendment to the Resignation Agreement. Atlas denied the claims. In and around August 1997, Davis commenced an arbitration proceeding entitled In re the Matter of Arbitration between Gerald E. Davis v. Atlas Corporation, No. 77 160 00221 97. On or about April 8, 1998, Atlas Corporation and Davis entered into a Release and Settlement Agreement. Under the terms of the Settlement Agreement, Atlas agreed to pay Davis the sum of $215,000 in cash represented by $15,000 in certified funds and a Promissory Note in the amount of $200,000 ("Promissory Note"). On or about April 8, 1998, Atlas executed a Deed of Trust, pursuant to which Atlas conveyed its interest in the Gold Bar property to Davis to secure its obligations under the Promissory Note. AGMI and APMI are not parties to the Resignation Agreement, the Amendment to Resignation Agreement, the Settlement Agreement, the Promissory Note, the Deed of Trust and the Security Agreement. AGMI and APMI are the legal owners of the Gold Bar property. A dispute arose in the course of the Chapter 11 proceedings through the application by AGMI to sell a piece of equipment located on the Gold Bar property as to whether Davis has a valid lien against the assets which the Companies believe are owned by AGMI and/or APMI. The Debtors commenced an adversary proceeding against Davis asserting claims under Section 506 to determine extent and validity of liens and further to void transfers under Sections 544, 547 and 548 of the Bankruptcy Code.

     Mr. Davis filed counterclaims in the litigation asking that the Court substantively consolidate the estates of Atlas, AGMI and APMI, or that the separate corporate identities be disregarded. The counterclaims further seek reformation of the deed of trust, equitable liens or constructive trust to provide Mr. Davis with a security interest in the Gold Bar assets and seeks claims for breach of contract, breach of warranty and misrepresentation. Atlas, AGMI and APMI filed a Motion to Dismiss the counterclaims for substantive consolidation, alter ego, reformation of the deed of trust, constructive just and equitable lien and has denied the remaining claims for relief.

     The Debtors and Mr. Davis have reached a stipulation which resolves the claims of the parties in the Adversary Proceeding and other matters pending in
the Chapter 11 proceedings.  Under the Stipulation,   the parties have agreed
that Davis' claim under the Plans shall be treated as follows: Atlas will pay Davis $5,000 upon the Effective Date; he shall receive a secured claim against certain portions of the Gold Bar property in the amount of $60,000 to be paid from the proceeds of any sale or joint venture of the Gold Bar property after satisfaction of the tax claims of Eureka County and any administrative expense claims; the balance of his allowed claim, $120,246 shall be treated as a Class 10 unsecured claim against Atlas; the parties will mutually release any claims which were or could have been raised and the Adversary Proceeding shall be dismissed. The Bankruptcy Court entered an Order on August 24, 1999 approving the settlement agreement.

     C.   ASBESTOS CLAIMS

     Atlas has been named as a defendant in a number of asbestos suits for bodily injury or wrongful death over the past 10 years. As of the bar date, five asbestos related claims have been filed with the Court. The cases are being defended by counsel for Atlas' insurance companies. Based on the limited period of operation (1963 through 1967) it is unlikely that many of these plaintiffs were exposed to or injured by asbestos produced by Atlas. The first is Tevita Louie v. Manville Corporation asbestos Disease Compensation Fund et al., Los Angeles Superior Court Case NO. BC 196 960. Lolie claims his exposure occurred between 1979 and 1990 in Riverside California. Although the amount demanded exceeds $10,000, Atlas believes that counsel for the insurance carrier will be able to limit the Lolie matter to a nuisance fee for the Debtor. The second case, Louise Stokley et al. V. Johns Manville Corporation, Atlas Corporation, et al. Jackson Mississippi Civil Action No. 251-96-695 CIV, is a wrongful death suit with a demand against Atlas of $500,000. The deceased was employed by Armstrong Cork Company, now known as Armstrong World Industries, at its Jackson Mississippi plant manufacturing flooring tile and linoleum flooring. Another suit was filed after the bar date and was later dismissed as to Atlas.

     Tanda Blackwell is the daughter and lead plaintiff in this wrongful death suit filed by the heirs of William McCroy, deceased. Los Angeles Superior Court Case No. BC 178 912. This case was dismissed by counsel for plaintiff in September 1988, in exchange for a waiver of costs by the Debtor.

     Eloise Monroy is the wife and lead plaintiff in this wrongful death suit filed by the heirs of Raul Monroy, deceased. Los Angeles Superior court Case No. BC 178 912. This case is subject to dismissal by way of Motion of Summary Judgment since the plaintiffs have been unable to identify the Debtor as the source of any asbestos to which the decedent was exposed. Plaintiff's attorney may voluntarily dismiss the Debtor, according to Bonne, Bridges, Mueller, O'Keefe & Nichols, counsel for Chubb Insurance Companies, Atlas' insurance carrier, who is defending the action, or a Motion for Summary Judgment may be filed.

     John Waggoner and Dorothy Waggoner v. Raybestos-Manhattan, Inc. et al. San Francisco Superior Court No. 995856. Mr. Waggoner, 51, is living with mesothelioma and is currently employed by the California Highway Patrol. Mr. Waggoner claims that as a patrolman in the Coalinga area from 1978 to 1983, he was exposed to asbestos released through mining activities in the area. Since the Debtor's asbestos mining activities occurred from 1961 to 1967, counsel suggests that unless the plaintiff is able to show that the Debtor's asbestos made its way into certain products to which he was exposed, there is the potential for a voluntary dismissal for the Debtor, or the insurance counsel will bring a Motion for Summary Judgment. The claim is in excess of $500,000.

     In addition, claims have been filed by four claimants subsequent to the bar date for filing claims against Atlas. The first is brought by Mary Sandoval asserting damages in the amount of $1,500,000. The state court litigation was filed after the filing of the petition. Upon demand of counsel, Atlas has been dismissed from the proceeding.

     Three additional claims have been filed after the bar date by Jennie Sanjurgo, Mary Engman and Stella Chuka each asserting damages in the amount of $1,500,000. Atlas plans to dispute these claims and have them treated as late filed claims under the Plan.

     A list of the Class 9 claimants is attached hereto as Exhibit H.

     D. CLAIMS AGAINST INSURANCE COMPANIES FOR DAMAGES ARISING FROM ENVIRONMENTAL LIABILITIES

     Excluding operations at Coalinga, California, Atlas may have claims under certain of its insurance policies which cover damages from environmental liability claims. Many historical general liability insurance policies covering operations have been found to cover claims arising from environmental contamination or asbestos liabilities. Many policies in the 1950s, 60s and 70s provide for broad coverage which is favorable to Atlas as they did not include the absolute pollution exclusions which have been included in policies since around 1986. Many of these policies pay claims based upon the date the damage occurred as opposed to the date that the claim was made. Atlas at one time had claims arising from its operations at Coalinga, California. Atlas filed claims under that coverage and commenced a recovery action in or around 1991 and ultimately settled with all the carriers identified by legal counsel. These proceedings were completed around 1993-1994 through settlements which released the carriers from further liability connected with the Coalinga California operation.

     The difficulty in pursuing the recoveries is in evaluating, and in some cases locating the historic insurance policies, and determining the amount of available coverage. Atlas has not done an independent analysis of these claims. The initial valuation of these claims was obtained through the due diligence provided to Atlas by Emsource, Inc. ("Emsource") in its due diligence report. Emsource in conjunction with Harding Lawson Assoc., submitted a proposal to Atlas of a third party reclamation program for closure of the Moab Utah Site. Emsource obtained an estimate of the potential range of recoveries from Risk International which range from $1.5 million to $7 million recoverable over a one to four year period of time. Atlas has engaged Risk International to perform a coverage and claim review to ascertain the amounts of available coverage and to estimate the recoverable amount, currently estimated at approximately $3.0 million. Atlas plans to pursue any available coverage.

     Atlas has filed an application which is pending on notice to retain Risk International as its claims and settlement representative to pursue the CGL claims. Under the Engagement Agreement with Risk International, Atlas' expenses are capped at $125,000. Atlas will advance the first $30,000 in expenses, not to exceed $10,000 per month. The balance, $95,000 will be funded out of early settlements. After Atlas has funded $125,000 of expenses, Risk will be responsible for all additional expenses. The first $150,000 of settlement proceeds shall be allocated totally to Atlas. The next

$190,000 shall be allocated one-half to Atlas and one-half to Risk to serve as an expense pool. Risk shall be compensated on a contingent fee of thirty-five percent (35%) of the settlement proceeds. As a means of enhancing Atlas' early cash flow and funding the $125,000 expense pool, Risk has agreed to temporarily forebear receipt of its 35% share of the first $340,000. The unpaid 35% of the initial $340,000 ($119,000) shall be paid out of Atlas' share of subsequent settlements at a rate not to exceed 50% of Atlas' share until Risk has received 35% of all settlements received. The legal fees for any litigation commenced by Atlas, the Insureds, or any of the Insurance companies shall be included within or deducted from Risk's 35% of the recoveries.

     E.  DISPUTE WITH PENSION BENEFIT GUARANTY CORPORATION
         REGARDING TERMINATION OF THE DEFINED BENEFIT PLAN

     As discussed herein, Atlas filed Atlas a PBGC Form 600, Notice of Intent to Terminate, Distress Termination, with the Pension Benefit Guaranty Corporation ("PBGC") to terminate the Defined Benefit Plan. The proposed termination date for the Defined Benefit Plan was August 15, 1999. The PBGC objected to the notice on the grounds that it did not include Suramco and Arisur. Atlas filed a second Form 600 on August 25, 1999 and Notice of the Intent to Terminate was served upon the participants of the Defined Benefit Plan in compliance with the procedures of the PBGC. The proposed termination date under the new notice is October 27, 1999. The PBGC in response to the Notice filed in June 1999, asserted that Atlas had not met the requirements under ERISA for a distress termination. The PBGC has also opposed the Motion filed by Atlas for authority to terminate the Defined Benefit Plan.

     There are disputes between Atlas and the PBGC as to whether the Plan may be terminated. If the Plan does not terminate, the obligations under ERISA will continue and the Debtors will not be discharged or released from any liability with respect to the Defined Benefit Plan and post-confirmation neither the PBGC nor the Defined Benefit Plan would be enjoined from enforcing the obligations. The Atlas Parties maintain that they have met the standards for a distress termination of the Plan and dispute the PBGC's positions that the Defined Benefit Plan may continue post-confirmation.

     In addition, there are disputes between Atlas, AGMI and APMI regarding the claims held by the PBGC arising from the termination of the Defined Benefit Plan. Preliminary valuations from actuaries retained by the Plan indicate that the assets of the Defined Benefit Plan will be sufficient to pay benefits up to the level guaranteed by the Pension Benefit Guaranty Corporation ("PBGC"). The Defined Benefit Plan has asserted an unsecured claim against Atlas in the approximate amount of $631,804 for funding deficiencies prior to 1997, the year benefit accruals were ceased. The PBGC has disputed the valuations by the Plan's actuaries and certain reductions in benefit payments. The PBGC has asserted that the Plan is underfunded by approximately $2,004,900 as of an assumed termination date of September 22, 1998. The PBGC has also filed claims against Atlas, AGMI and APMI for unpaid minimum funding deficiencies of $527,614. In addition, the PBGC has asserted claims against Atlas, AGMI and APMI in an unliquidated amount for unpaid pension termination insurance premiums and related charges which the PBGC asserts is entitled to priority under Section 507(a)(1) of the Bankruptcy Code. Finally, the PBGC has asserted a claim for penalties against Atlas in the amount of $282,800 for failure to provide timely notice of the Chapter 11 filing under

ERISA which the PBGC asserts is entitled to priority. Under prevailing case law Atlas believes any claim of the Defined Benefit Plan or the PBGC is an unsecured claim, including the penalty claims and insurance premiums which should be treated as a Class 10 claim under the Atlas Plan. The PBGC has asserted that the unfunded benefit liabilities are pre-petition taxes entitled to priority under section 507(a)(8) of the Bankruptcy Code up to 30% of the collective net worth of Atlas and its subsidiaries. The Atlas Parties dispute the PBGC's position and maintain that under prevailing law that the claims are to be treated as unsecured claims. The claims asserted by the PBGC shall be treated as contested claims under the Atlas, AGMI and APMI Plans pending resolution of the disputes before the Bankruptcy Court.

VI.  PRE-PETITION AND POST-PETITION FINANCIAL DISCLOSURES

     Attached hereto as Exhibit A is the Audited Consolidated Financial Statements for the Debtors Operations for the year ended 1998. Attached as Exhibit B is the form 10QSB filed for the period ended June 30, 1999. Attached as Exhibit C are the projections for Atlas for 1999, 2000, 2001-2004, the cash flow projections for Arisur including the projected consolidate balance sheet at the Effective Date, and the projected Income Statement for five years. Attached hereto as Exhibit D is the assumptions utilized in preparing the projections. Attached hereto as Exhibit E is a list of Atlas' leases and executory contracts including the Debtor's intentions regarding assumption or rejection.

VII. TREATMENT UNDER PLANS OF REORGANIZATION

     The following is a description of the treatment of the classes under the Atlas Plan, the AGMI Plan and the APMI Plan. The administrative matters which are the same or substantially similar under each of the Plans are discussed following the treatment of the classes under each Plan. You should review the Plan of Reorganization carefully. Classes 1-19 have been reserved for the classes under the Atlas Plan. Classes 20-39 have been reserved for classes under the APMI Plan. Classes 40 through 59 have been reserved for classes under the AGMI Plan.

     A.  ATLAS PLAN OF REORGANIZATION

     The Plan has been provided to all creditors or possible creditors known to Atlas. The Atlas Plan should be read carefully and independently of this Disclosure Statement. The following analysis of the Atlas Plan is intended to provide a context for understanding the remainder of the Disclosure Statement. Unless otherwise indicated, the claims of all creditors are impaired to some extent. The following is a brief description of the treatment of each of the classes of creditors and interest holders under the Atlas Plan.

     As described more fully herein, the Atlas Plan provides for the acquisition of all assets of Atlas by the Reorganized Atlas, free and clear of all liens, claims and interests of creditors, equity holders, and other parties in interest except as otherwise provided in the Plan.

     The Atlas Plan provides for the transfer of the Moab Utah Site assets under the MUMTA to a Reclamation Trust in satisfaction of the outstanding environmental liabilities arising from Atlas' operation of the Moab Utah Site. The Atlas Plan provides for distribution of cash held on the Effective Date net of funds reserved for working capital to the creditors in order of priority. The Atlas Plan further provides for distributions of cash based upon 75% of the funds received by Atlas from the sale of the Grassy Mountain and Gold Bar properties and 10% of the funds received on account of the CGL claims up to $1,500,000 and 50% of the proceeds thereafter. The Atlas Plan further provides for issuance of stock equal to 67.5% of the Reorganized Atlas to the unsecured creditors on a pro rata basis. If the Atlas Plan is confirmed by acceptance of all classes, shareholders holding 1,000 or more shares of common stock will retain their shares, diluted to 15% of the Reorganized Atlas preserving the status of Atlas as a publically traded company and to utilize its net operating losses for federal income tax purposes. If the Atlas Plan is confirmed by cramdown, all common stock issued and outstanding will be voided. The Cash Flow Projections are based upon the Debtor's historical cash flow, its operations during the Chapter 11 and management's expectation of future cash flow. The assumptions for the Statement of Projected Operations and Cash Flow Projections are set forth in Exhibit C and are discussed further herein. Attached hereto as Exhibit M are the projections of the percentages of the stock to be issued to the Class 10 and 12 creditors under the Plan. Exhibit M also reflects the percentages to be issued to insiders of the Debtors.

     The stock to be issued under the Atlas Plan to the creditors treated under Class 10 and 12 shall be issued under the exemption from registration under the federal securities laws set forth in 11 U.S.C. (S)1145(a)(1) as stock of Atlas is to be issued in exchange for claims held by creditors against it. Pursuant to 11 U.S.C. (S)1145(c) the stock is issued with an exemption from registration as if the stock were issued in a public offering. Accordingly, there are no restrictions on resale of the stock issued to the creditors treated under Class 10, and 12. The Plan also contemplates that stock will be issued under the management compensation plan. The stock to be issued under the Management Compensation Plan is not exempt from registration under the provisions of 11 U.S.C. (S)1145 and therefore will be issued as restricted stock pursuant to the requirements of Rule 144 of the Rules of the Securities Exchange Commission with a minimum holding period of one year. The stock issued under the Management Incentive Program may not be transferred, sold, pledged or hypothecated for a period of one year from the date of issuance. The stock issued under the Management Compensation Plan will not be registered under the Securities Act of 1933 and may not be transferred after the one-year period unless covered by an effective registration or exemption from such registration or qualification requirements are available.

     The percentages of stock to be issued to creditors, shareholders and management under the Plan are based upon determinations of value and incentives to facilitate Atlas' reorganization. The 12.5% paid in the event of a consensual plan under the management incentive program was negotiated with the Committee and is designed to provide an incentive to management to ensure continuity of management and leadership given the reductions in salary and termination of certain benefits, such as severance agreements. The fifteen percent retained by existing shareholders under a consensual plan is believed to be reasonable to preserve the value of Atlas as a public entity and to preserve the existing market for the stock.

     Atlas estimates that at confirmation it will need approximately $98,802.77 to make the payments due to the Class 1 and 2 claimants on the Effective Date as follows:

                    Class 1     $80,000.00
                    Class 2     $13,802.77
                    Class 13    $    5,000

     The amounts owing to Class 1 claimants are the fees and expenses owing to special counsel which have not been approved by the Court through fee applications.

     1.   CLASSES OF CLAIMS UNDER THE ATLAS PLAN

          Class 1.   Allowed Administrative Expense Claims as defined in 11
U.S.C. (S) 503 of the Code against Atlas. To the extent the Class 4 and/or 5 creditors have or could have asserted administrative expense claims they shall be treated under Class 4 or 5 respectively of the Atlas Plan. All fees payable to the U.S. Trustee shall be paid in full as they become due.

          Class 2.   Unsecured Impaired Claims for Wages against Atlas to the
extent of $4,300 pursuant to 11 U.S.C. (S) 507(a)(3)(A) and (B). Class 2 Wage Claims shall include claims for unpaid wages, including severance pay or vacation pay earned but unpaid within ninety (90) days prior to the filing of the petition.

          Class 3.   Any allowed unsecured and/or secured priority tax claims of the Internal Revenue Service, Colorado Department of Revenue and any taxing authority holding claims under 11 U.S.C. (S)507(a)(8) against Atlas.

          Class 4.   Impaired claims of NRC and  Utah arising from the Mill
Operations and the Cleanup Obligations of Atlas at the Moab Utah Site.

          Class 5 a. Secured  Claims of ACSTAR.

          Class 5 b. Unsecured and Administrative Claims of ACSTAR.

          Class 6.   Allowed Secured Claims against Atlas.

          Class 7.   Unimpaired Claims of Retirees against Atlas for Medical
Benefits.

          Class 8.   Unimpaired Claims of Holders of Unexpired Leases and
Executory Contracts against Atlas.

          Class 9.   Impaired Personal Injury or Tort Claims against Atlas.

          Class 10.  Impaired Claims of General Unsecured Creditors of Atlas.

          Class 11.  Impaired Claims held by AGMI.

          Class 12.  Impaired Claims of Subordinated Debt.

          Class 13. Impaired Claims held by Gerald E. Davis pursuant to the terms of the Settlement Agreement dated July 9, 1999.

          Class 14. Impaired Claims held by the Internal Revenue Service, Colorado Department of Revenue and any other taxing authority for penalties not related to actual pecuniary loss.

          Class 15. Impaired interests of Atlas common stockholders holding less than 1,000 shares.

          Class 16. Impaired interests of Atlas common stockholders holding at least 1,000 shares or more.

          Class 17. Impaired interests of any holders of Warrants and Stock Options issued by Atlas Pre-Petition.

          Class 18.  Late filed claims.

          2.   TREATMENT OF CLAIMS NOT IMPAIRED UNDER THE ATLAS PLAN

     Class 1.   Allowed Administrative Expenses pursuant to 11 U.S.C. (S)503.
Class 1 Allowed Administrative Expenses as defined by 11 U.S.C. (S)503 shall be paid in cash in full on the Effective Date or shall be paid upon such other terms as may be agreed upon by Atlas and the respective holder of the claim for Administrative Expenses. The Class 1 Administrative Expenses include the quarterly fees owing to the Office of the United States Trustee pursuant to 28 U.S.C. (S)1930(a)(6) accruing on or before the Effective date which shall be paid by the Effective Date. All fees payable to the U.S. Trustee program shall be paid as they become due. Notwithstanding an assertion by the Class 4 or Class 5 claimants that their claims are entitled to priority under Section 503(b) of the Bankruptcy Code, the Class 4 and 5 claims shall be treated under Class 4 and 5 respectively of this Plan and not as Class 1 Administrative Expenses.

     The claims of creditors for costs and expenses of administration of the bankruptcy estate are defined in (S)503 of the Bankruptcy Code and include professionals retained by the estate including: Sender & Wasserman, P.C., counsel for the Debtor; Block Marcus Williams, counsel for the Unsecured Creditors Committee; special counsel, Freeborn & Peters and Shaw Pittman, Potts & Trowbridge, and Lang Michner; Gelfond Hochstadt Pangburn & Co., the independent auditors retained to prepare the audited financial statements for year end December 31, 1998, and any other professionals retained by Order of the Court.


--------------------------------------------------------------------------------------------------
Professional             Fees and Expenses Paid      Accrued Fees and       Amount anticipated to
                               to 8/31/99            Expenses Not Paid        be outstanding at
                                                         08/31/99               confirmation
--------------------------------------------------------------------------------------------------
Sender & Wasserman                    292,126.71                25,029.78                   10,000
--------------------------------------------------------------------------------------------------
Committee Counsel                      41,798.79                 4,441.42                    1,500
--------------------------------------------------------------------------------------------------
Freeborn & Peters                      74,080.30                 2,040.00                    1,000
--------------------------------------------------------------------------------------------------
Shaw Pitman                            92,234.90                21,172.30                    3,500
--------------------------------------------------------------------------------------------------
Perkins Coie                            2,105.81                   701.94                     0.00
--------------------------------------------------------------------------------------------------
Lang Michener                        $  2,090.35                     0.00                     0.00
--------------------------------------------------------------------------------------------------
Strandberg & Cain                      12,366.31                 5,143.87                    2,000
--------------------------------------------------------------------------------------------------
Gelfond Hochstadt                      47,932.00              7,173.88.00                    2,000
--------------------------------------------------------------------------------------------------
Monarch Financial                    $   134,000                     0.00                     0.00
--------------------------------------------------------------------------------------------------

     Atlas anticipates that a significant portion of the professional fees and expenses will have been paid prior to confirmation. Atlas believes that the fees of Debtor's counsel, counsel for the Creditors Committee and the other professionals retained in the case will have been paid pursuant to Court's Order establishing the Interim Compensation Procedure pursuant to which the claims 75% of the fees and 100% of the costs have been paid on a monthly basis and the remaining 25% has been paid after approval of Interim Fee Applications.
However, certain professionals have not filed or received approval of interim fee applications seeking approval of the remaining 25% of the fees and those fees are reflected above and will be due and payable upon court approval of the application. In addition, it is anticipated that there will be fees accrued by not approved by fee application for the remaining professionals. Atlas anticipates that the balance owing to professionals on the date of confirmation will be $40,000.

     In addition to professional fees, Class 1 comprises any post-petition administrative claims, including trade payables or breach of an assumed lease, which are allowed as an administrative expense pursuant to Bankruptcy Court order. Atlas anticipates that at the Effective Date that there will be about one months operating expenses outstanding or approximately $40,000. Atlas is and projects to remain current in its post-petition payables. /2/

____________________________
/2/ The Monthly Financial Reports filed by Atlas show post-petition liabilities which include accrued obligations which Atlas accrues throughout the year even though they may only be incurred during 2 or 3 months of the year. For example, the report for July 1999 showed outstanding post-petition liabilities of $387,005 comprised of $120,363 is actual accounts payable and $266,641 in accrued liabilities. The accrued liabilities which are not projected to be due by the Effective Date have not been included in the estimate of administrative expenses due.

     Further, Class 1 includes any post-petition claims for unpaid taxes, including withholding. The Debtor does not anticipate that there will be any administrative expense claims arising from unpaid tax obligations as the Debtor is and projects to remain current in the payment of these obligations.

     Class 1 includes fees owing to the United States Trustee pursuant to 28 U.S.C. (S)1903(a)(6), all of which have been paid currently during the pendency of the case. Fees owing to the United States Trustee will be current up to the date of confirmation and outstanding fees that are due will be paid on the Effective Date.

     The PBGC has asserted a claim in the amount of $272,800 in unpaid penalties for failure to notice the PBGC of a reportable event, the filing of Atlas' Chapter 11 petition. The PBGC has asserted that its claim is entitled to administrative priority under Section 507(a)(1) of the Bankruptcy Code. Atlas disputes the PBGC's position and maintains that under prevailing case law that the post-petition penalty claim is not entitled to administrative priority. If the PBGC prevails, Atlas estimates that the Class 1 claims due on the Effective Date would be $371,602.77

     To the extent there are allowed administrative claims of any other nature, the amount outstanding shall be payable on the Effective Date as an unpaid administrative expense.

     Class 6.  Allowed Secured Claims.  Class 6 is comprised of the Allowed
     --------  -----------------------
Secured Claims against Atlas except for the claims of the Class 4 and 5 creditors. The Class 6 claimants and Debtor shall retain all rights, without modification, under the notes and related security agreements. The Class 6 creditors rights are unimpaired and shall be paid by Reorganized Atlas in full in accordance with the terms of their respective agreements.

     In the event that Atlas contests the extent, validity or priority of any security interest asserted by a Class 6 creditor through the filing of an adversary proceeding or seeks to void any security interest under 11 U.S.C.
(S)(S)544, 547, 548 or 549, the claim of that creditor shall be treated in accordance with the provisions of Article X of the Atlas Plan. In the event that a Final Order enters in favor of the claimant upholding the validity of the secured claim, the claim shall be unimpaired to the extent allowed. If a Final Order enters holding that there is no valid security interest or voiding a security interest, the claim shall be treated as a Class 10 unsecured claim, unless otherwise ordered by the Court.

     The Class 6 claims include any allowed secured claims held by the Colorado Department of Natural Resources, and the Environmental Protection Agency.

     Atlas has scheduled an unliquidated secured claim for the Colorado Department of Natural Resources for clean up costs associated with Atlas' former lease of the Carter Raymond mine near Gunnison, Colorado. The claim is secured by ACSTAR Bond #6149 in the amount of $19,400. Atlas believes that the allowed claim of the Colorado Department of Natural Resources will be zero as the Colorado Department of Natural Resources did not timely file a proof of claim. If a claim is allowed, the Department will retain its rights under a portion of the cash collateral under ACSTAR Bond #6149, with the remainder of cash to ACSTAR or Atlas.

     The EPA's claim arises from the cleanup obligations of Atlas at the asbestos mine site in Coalinga California. Atlas, Vinnell Mining and Minerals and the EPA agreed to a Consent Decree which was entered by the United States District Court for the Eastern District of California, Fresno Division Civ-F-92-5373-OWW on October 15, 1992. The Consent Decree required that Atlas and Vinnell conduct the cleanup of the site which is part of the Atlas Asbestos Mine Superfund Site in Fresno County, California and to reimburse the United States for all costs it incurred in conjunction with the site. The EPA billed Atlas and Vinnell (who are jointly and severally liable) $441,262.67 for the period from December 1, 1990 through December 31, 1993 and $236,161.50 for the period from January 1, 1994 through December 31, 1994. In January, 1999, EPA billed Atlas and TRW an additional $797,274.68 in costs associated with the site. Atlas and Vinnell disputed these costs and agreed with the EPA to place the disputed sum in escrow. TRW paid the amounts billed by EPA in January 1999. The balance of the escrow account as of March 5, 1999 was $764,092.46. Currently, the balance of the escrow account according to TRW is in excess of $1,560,000. The EPA has filed a claim asserting a secured claim for the funds in the escrow account. Under the Plan, the EPA shall retain all rights under the Consent Decree and the escrow account and the funds in the escrow account shall be utilized to environmental remediation of the California site, unless the EPA later determines that less money is actually required, which shall satisfy its claim against Atlas in full.

     Atlas believes that the claim of the EPA shall be the only Allowed Class 6 claim.

     Class 7.  Allowed Claims of Retirees for Medical Benefits.  Class 7 is
     --------  ------------------------------------------------
comprised of the allowed claims of Retirees for Medical Benefits as that term is defined in 11 U.S.C. (S)1114. Atlas or Reorganized Atlas shall fulfill its obligations under the Retiree Medical Plan in compliance with the provisions of 11 U.S.C. (S)1114. The Class 7 claims are unimpaired. Effective December 15, 1997 the Company terminated the Medical Plan for all current employees, except for three individuals who were grandfathered. Five retirees already receiving medical benefits under the Medical Plan were not affected by this change. The Retirees currently receiving medical benefits and the three grandfathered employees will continue under the Plan and their rights shall not be modified or impaired. Since the Medical Plan is secondary to Medicare, the cost to Atlas from continuing the Medical Plan is expected to be minimal.

     Class 8.  Executory Contracts and Unexpired Leases.  Class 8 is comprised
     --------  ------------------------------------------
of the claims held by parties to unexpired leases or executory contracts.
Atlas, prior to the hearing on confirmation, shall file motions to assume or reject its unexpired leases and executory contracts pursuant to 11 U.S.C. (S)365 and notice under Fed. R. Bankr. P. 2002 and 6006. If Atlas moves to assume the unexpired leases and executory contracts, the claims shall be treated in accordance with the order of the Court granting the assumption. Any unexpired leases or executory contracts for which a Motion to Assume has not been filed by Atlas prior to the hearing on confirmation shall be deemed rejected. Under the terms of the lease agreements, in the event that a lease is rejected, the equipment or property will be returned to the lessor, unless Atlas and the lessor otherwise agree. Any Class 8 claimant asserting a claim for damages arising from rejection of a lease shall file a proof of claim with the Bankruptcy Court by the later of the Effective Date or thirty days after entry of the Order granting the Motion to Reject or the claim shall be forever barred. The claims held by holders of rejected leases or executory contracts shall be treated as a Class 10 unsecured claim subject to the limitations of Section 502 of the Code.

     The Class 8 claims include the unexpired lease of nonresidential real property in which Atlas is the lessee for the lease of its office space in the Republic Plaza building described as 370 Seventeenth Street, Suite 3140, Denver, Colorado 80202 pursuant to a lease commencing December 20, 1997 between Brookfield Republic, Inc., and Atlas and the Debtor's interests in the lease for the exploration office in Reno Nevada. The lease for the offices in the Republic Plaza expires on December 31, 2000. Atlas is current in its post-petition obligations owing under both leases. Atlas intends to file a motion to reject the Brookfield lease. Attached hereto as Exhibit E is a list of Atlas' leases and executory contracts including the Debtor's intentions regarding assumption or rejection.

          3.   TREATMENT OF CLAIMS IMPAIRED UNDER THE ATLAS PLAN

     Class 2. Unsecured Impaired Claims for Wages to the extent of $4,300.00 pursuant to 11 U.S.C. (S) 507(a)(3)(A) and (B). Class 2 Wage Claims shall include claims for unpaid wages, including severance pay or vacation pay earned but unpaid within ninety (90) days prior to the filing of the petition. Claimants with allowed wage claims shall receive 100% of the wage portion of their claims without interest up to a maximum of $4,300.00 per claimant on the Effective Date. Any allowed wage claims in excess of $4,300.00 or which were incurred prior to ninety days before the filing of the petition shall be treated as a Class 10 unsecured claim. No employee has a Class 2 Wage Claim which exceeds $4,300.00.

     There are no outstanding prepetition wages since Atlas paid all wages current to September 22, 1998. The allowance of claims for severance or unpaid vacation will be limited by Atlas' employment policies and damages from rejection of the prepetition employment agreements. According to previously established policy and/or practice, severance pay is not available to employees who "quit" or terminate their employment with Atlas of their own volition. Likewise, voluntary termination effectively results in the immediate termination of health and life insurance benefits (unless the employee elects to continue health coverage under COBRA within 60 days of termination and submits payment in an amount covering the time from termination to date of the initial payment). Also, a distinction exists between an involuntary separation from the Company due to disciplinary action taken by Atlas (Cause). If an employee is discharged according to the existing policy ), the employee is not eligible for severance pay.

     Atlas has terminated the prepetition employment contracts of the employees which include substantial severance obligations of Atlas. Post-petition the vacation and severance obligations were modified. The employees have Class 2 wage claims for their accrued vacation rights attributable to the 90 days prior to the filing of the petition which were rejected post-petition and the rejection of their severance rights.

     Vacation
     --------

     The rate of vacation accrual based on term of employment with Atlas and maximum vacation hours that may be included in calculation of claim under Class 2, have previously been discussed in this Disclosure Statement. According to policy, no employee is eligible to have more than 1- 1/2 times his/her annual vacation benefit accrued at one time. However, for the Class 10 claims, Atlas will include the employees earned but unused accrued vacation plus the transition accrual for vacation earned and "banked" pursuant to the December 23, 1993 corporate policy memorandum.

     Severance
     ---------

     Severance benefits provided by Atlas Corporation are generally of two categories; the first is by employment contract or written commitment with key personnel. These will vary from individual to individual and are not available to all employees. The second category is Atlas' established practice of providing severance pay for employees who are involuntarily severed from the Company due to no fault of their own. This practice provides for two weeks pay for each full year of employment, at the rate being paid at the time the employee is severed.

     For the existing employees, those who have filed a `proof of claim' for his/her pre-petition vacation and/or severance, Atlas Corporation will recognize their pre-petition claim for severance even in the event the employee voluntarily terminates employment. Severance will not be paid if the employee is terminated with cause. In essence, an employee's pre-petition benefits ended on September 22, 1998, and will not continue. Post-petition severance practices have been modified as addressed previously. Given Atlas' position, that existing employees' pre-petition severance benefits will be recognized, then the Class 2 claim will consist also of severance benefits, generally up to a maximum of 2 1/2 days (20 hours) for the ninety days prior to the bankruptcy filing. The balance of an employee's claimed severance benefit (total minus 20 hours) will be a Class 10 claim. The severance claims, along with unpaid vacation claims, will be grouped with all other claims filed by the general unsecured creditors. This Class 10 claim for existing employees will be recognized by Atlas in the calculation of payments for this class unless the employee is terminated for Cause, even in the event an employee voluntarily terminates his/her employment prior to the bankruptcy being effectively closed and/or payments dispersed.

Class 2 Summary

     Generally, assuming that employee claims consist of vacation and severance, the Class 2 claims will be the sum of the vacation hours shown above that best fits the employee's situation and the 20 hours of severance. Thus the range of potential Class 2 claims will be from 40 to 70 hours at the employee's current hourly rate of pay. Class 2 benefits will be paid to the employees who filed a `proof of claim', even if they voluntarily terminate their employment with Atlas. Only the Class 2 vacation benefit would be paid to an employee who is terminated with Cause.

Example:
--------

     An employee earning $20.00 per hour whom has worked for the Company 11 years. This person would potentially have 40 hours of vacation earned in the 90 days preceding September 22, 1998, and would have earned a maximum of 20 hours of severance benefit; resulting in a total of: 60 hours X $20.00/hr = $1,200.00. The employee could expect to qualify for a Class 2 payment of $1,200.00.

Estimated Class 2 Claims for Atlas Employees
--------------------------------------------

---------------------------------------------------------------------------------------------------
Employee               Months of         90-Day Period:       90-Day Period:     Estimated Amount
                     Employment as    Vacation earned but    Severance Earned       [hr x $/hr]
                      of 9/22/98         not taken (hr)            (hr)
---------------------------------------------------------------------------------------------------
Blubaugh, Rich*                 207                      40                 20            $2,885.22
---------------------------------------------------------------------------------------------------
Canepa, Don                     377                      50                 20             1,498.60
---------------------------------------------------------------------------------------------------
Doiron, Jude                     62                     0.0                 20               377.10
---------------------------------------------------------------------------------------------------
Edwards, Dale                   505                      50                 20             1,195.62
---------------------------------------------------------------------------------------------------
Flanagan, Nancy                  16                      20                 20               596.13
---------------------------------------------------------------------------------------------------
French, Greg                    171                    30.7                 20             1,379.78
---------------------------------------------------------------------------------------------------
Jensen, Jim*                    109                      40                 20             2,200.96
---------------------------------------------------------------------------------------------------
Shafter, Gregg*                  84                      40                 20             3,669.30
---------------------------------------------------------------------------------------------------
Wilson, Janet                    76                       0                  0                    0
---------------------------------------------------------------------------------------------------

Note: Amounts actually dispersed may vary depending on adjustments to final accruals.
*   Officers qualify for 160 hr per year pursuant to Policy.
** Employment contracts with severance provisions of Shafter and Blubaugh are rejected.

Estimated Class 10 Claims of Employees
--------------------------------------

---------------------------------------------------------------------------------------------------
Employee               Months of     Vacation Earned Prior to     Severance Earned      Estimated
                     Employment as    9/22/98 and Not Taken       prior to 9/22/98      Amount ($)
                      of 9/22/98     (adjusted for transition   (adjusted for Class    [hr x $/hr]
                                     & Class 2 Benefit) (hr)      2 Benefit) (hr)

---------------------------------------------------------------------------------------------------
Blubaugh, Rich                  207                   162.7                    1,360     $73,711.93
---------------------------------------------------------------------------------------------------
Canepa, Don                     377                   450.5                  2,493.3      63,022.34
---------------------------------------------------------------------------------------------------
Doiron, Jude                     62                       0                    393.3       7,415.75
---------------------------------------------------------------------------------------------------
Edwards, Dale                   505                     434                  3,346.7      64,575.49
---------------------------------------------------------------------------------------------------
Flanagan, Nancy                  16                      56                     86.7       2,126.70
---------------------------------------------------------------------------------------------------
French, Greg                    171                     120                  1,120.0      33,745.98
---------------------------------------------------------------------------------------------------
Jensen, Jim                     109                   202.7                    706.7      33,359.25
---------------------------------------------------------------------------------------------------
Shafter, Gregg                   84                     220                      540      46,477.80
---------------------------------------------------------------------------------------------------
Wilson, Janet                    76                       0                    486.7       8,657.66
---------------------------------------------------------------------------------------------------


Note: Amounts actually dispersed may vary depending on adjustments to final accruals, or if an employee claimed costs other than those related to vacation and severance.

      The Class 2 claims total $13,802.77. In addition there are allowed Class 10 claims for employees of $330,922.93. The rejected severance obligations of Atlas for Messrs. Blubaugh, Shafter and Jensen total $300,000. The employment contracts were rejected and Messrs. Blubaugh, Shafter and Jensen will not assert claims against Atlas based upon these terminated contracts.

     Class 3. Allowed Unsecured Tax Claims pursuant to 11 U.S.C. (S) 507(a)(8). Class 3 is comprised of Allowed Unsecured Tax Claims under U.S.C. (S)507(a)(8) excluding claims for penalties not related to actual pecuniary loss. The Class 3 claimants shall receive 100% of their secured and unsecured priority claims in quarterly installments with interest at 8% per annum. The Class 3 claims shall be paid in full within six years from the date of assessment. Claims for penalties not related to actual pecuniary loss shall be treated under Class 14. Payments to the Class 3 claimants shall commence within fifteen days after the close of the first calendar quarter ending after the Effective Date of the Atlas Plan. The Class 3 claimants shall retain their prepetition liens, if any, on property of the Reorganized Atlas pending payment in full of the Class 3 claims.

     Atlas does not believe that there are any allowed Class 3 Claims. The Internal Revenue Service has filed a proof of claim in the amount of $61,138.43 for penalties for failure to fund the Atlas 1978 Defined Benefit Pension Plan. The claim asserts a priority claim in the amount of $60,835.71 and a general unsecured claim in the amount of $302.72. Atlas believes that this is a claim for a penalty not related to actual pecuniary loss and therefore should be treated under Class 14 of the Plan. If Atlas and the IRS are not able to agree on the classification of the claim, the claim shall be treated as a Contested Claim under the provisions of Article X of the Plan and Atlas will file a proceeding with the Bankruptcy Court to resolve the issue. No Agreement has been reached as of the date of this Disclosure Statement regarding the classification.

     Class 4. Allowed Claims of the Nuclear Regulatory Commission and the State of Utah for Reclamation of the Moab Utah Site. Class 4 is comprised of any and all claims of any kind or nature, whether filed, unfiled or to be accrued, known or unknown based upon any and all federal, state, municipal or other governmental units rules, regulations or statutes whether now in existence or enacted in the future of the NRC and Utah, or any other agency or entity, whether public or private, with the same or similar claims for the construction, maintenance, holding, transfer and/or final disposal and containment of the Uranium Tailings Pile at the Moab Utah Millsite owned by Atlas on the Moab Land, or in any way related to the Mill, the Mill Operations or the Moab Cleanup Obligations, subject to a reduced amount under MUMTA. Atlas' Moab Cleanup Obligations are secured by the ACSTAR Moab Bond in the amount of $6,500,000.

     The Reclamation Trust shall be established by NRC, with concurrence from Atlas and the designated representative of Utah, on or before the Effective Date under the guidelines and regulations of NRC. The Reclamation Trustee shall be selected by NRC with the agreement of the designated representative of Utah. If NRC and Utah cannot reach agreement on the terms of the Trust or on the choice of the Trustee:

 .    The Trust shall nonetheless be established, and the trust instrument establishing the Trust shall reflect all of those matters on which NRC and Utah can reach agreement; and

 .    An Interim Trustee, selected by NRC, shall be appointed for a period not to exceed 180 days after the Effective Date; and

 .    NRC and Utah shall continue to negotiate on those areas on which they cannot reach agreement; and

 .    Once NRC and Utah reach agreement on matters on which they cannot presently agree, the trust instrument establishing the Trust shall be amended to reflect those subsequent agreements; and

 .    Atlas shall transfer the monies and assets to the Trust on or before the
     Effective Date as are called for under this Plan and the Moab Uranium Millsite Transfer Agreement, notwithstanding the possibility that the trust instrument establishing the Trust may be amended after the date of the Moab Uranium Millsite Transfer Agreement, after the date of the disclosure statement, or after the Effective Date.

     A copy of the terms of the Reclamation Trust Agreement which have been agreed to between the NRC and the State of Utah is attached hereto as Exhibit N. There remain terms to be resolved between the NRC and the State of Utah.

     The assets transferred to the Trust under the terms of the Plan shall be held in compliance with the regulations and requirements of the NRC as stipulated in a Modified License Transfer Order and shall be distributed or utilized in accordance with the regulations, Modified License Transfer Order requirements, and requirements of NRC as stipulated in a Modified License Transfer Order and relevant Trust documents according to the authority of the Reclamation Trustee.

     On the Effective Date of the Atlas Plan, Atlas and ACSTAR as indicated shall transfer to the Reclamation Trust the following assets (hereinafter the "Reclamation Trust Assets") in full satisfaction of any and all claims of any kind and nature, under Class 4:

     1.  Title X Receivables for past claims;

     2. 50% of any net recovery from collection of the disputed Title X claim for mill dismantling performed by American Reclamation and Dismantling Inc. (ARD Claim);

     3.  Any and all rights of Atlas to Future Title X Receivables;

     4. Atlas' Water Rights located at the Moab Land, listed as 6.3 cfs from the Colorado River, Grand County; Utah, Water Right No. 01-40, Application 30032, Certificate No. 60111;

     5. Atlas' Possible Water Rights in the following: (A.) Water Right Number 01-1121 for 31 acre-feet, a segregation application from Water Right Number 01-40; (B.) Water Right Number 09-199 for 3.33 cfs in the San Juan River; (C.) Water Right Number 05-982 for .015 cfs for a well in the Monticello Mining District; (D.) Water Right Number 99-32 for .004 cfs from Seep Springs (approx. 4 miles from Fry Canyon).

     6. Atlas' interest in the Moab Land together with all buildings, structures, improvements, appurtenances fixtures and easements;

     7. ACSTAR shall transfer the sum of $5,250,000 to the Reclamation Trust in full and complete satisfaction of the obligations under the ACSTAR Moab Bond and upon receipt of said payment, NRC shall provide to ACSTAR a full, final and complete discharge of all of ACSTAR's obligations at the Moab Utah Site and ACSTAR's surety bond issued in connection therewith; the form of said release to be mutually acceptable to NRC and ACSTAR;

     8. Shares representing two and one half percent (2.5%) of the common stock of the Reorganized Atlas shall be issued to the Reclamation Trust.

     Except for item 7, all assets shall be transferred in kind, by way of quit claim deed or similar document, without representations, warranties or indemnification rights of any kind.

     The Class 4 claims shall be satisfied in full by the transfer of the Reclamation Trust Assets. NRC and the State of Utah shall waive and release any and all claims against Atlas, the Reorganized Atlas, ACSTAR and their respective officers, directors, employees, agents and representatives which shall be represented by a separate release signed by the NRC and Utah. Upon transfer of the Reclamation Trust Assets to the Reclamation Trust, the Reclamation Trust shall assume the obligations of Atlas for the Moab Utah Site and the Moab License, in accordance with the terms of an Order Modifying and Transferring Licence to be issued by the NRC, on or before the confirmation of the Atlas Plan. The Moab License issued to Atlas by the NRC relative to the Mill and Mill Operations shall either be terminated or transferred to the Reclamation Trust, in accordance with the terms of the Order Modifying and Transferring Licence. Atlas' obligations shall be limited to executing any and all documents necessary to effectuate the terms of the Atlas Plan.

     Class 5a. Allowed Secured Claims of ACSTAR The Class 5a claims are comprised of the Allowed Secured Claims of ACSTAR which were secured by certain letters of credit in the aggregate amount of $5,425,000 plus the Escrow Fund. The ACSTAR Allowed Secured Claims are based upon the ACSTAR Bonds and ACSTAR Moab Bond in the aggregate amount of $8,290,000 to secure Moab Cleanup Obligations and Other Cleanup Obligations. ACSTAR's secured claims against Atlas, AGMI and APMI are cross collateralized. ACSTAR has drawn on the letter of credit and is entitled to use the proceeds therefrom in order to pay the Class 4 creditors and to reimburse itself for the actual amount incurred under the ACSTAR Bonds for Other Cleanup Obligations and its unpaid fees and expenses. Furthermore, any amount remaining from the Escrow Fund may be used by ACSTAR for the same purposes. To the extent any funds remain from the Escrow Fund after satisfaction of the Other Cleanup Obligations secured by the ACSTAR Bonds and any unpaid fees and expenses ACSTAR has incurred on said Bonds, such funds shall be remitted to the Reorganized Atlas. ACSTAR shall retain its rights under the escrow agreement. The foregoing treatment shall constitute satisfaction in full of the Class 5a Allowed Secured Claim.

     Class 5b. Unsecured and Administrative Claims of ACSTAR. The Class 5(b) claim is comprised of the unsecured deficiency claim which ACSTAR has for the Other Cleanup Obligations which it has to pay, and unpaid fees and expenses in excess of its Class 5(a) Allowed Secured Claim, which claim shall not exceed $500,000. Any claim by ACSTAR that its claims are entitled to treatment as a Class 1 Administrative Expense, under any theory, and any potential claim against ARISUR, shall be waived and released. For purposes of voting and feasibility the Class 5(b) claim shall be estimated at $500,000. ACSTAR's unsecured claims against Atlas, AGMI and APMI shall collectively not exceed $500,000. The claims shall be allocated among the estates based upon actual damage, with the claim applied first to AGMI, then to APMI and then to Atlas. The actual amount of the Class 5(b) monetary claim allowed against Atlas shall be paid as a Class 10 Allowed Unsecured Claim. On the later of Effective Date of the Atlas Plan or at such time as the Class 5(b) creditors claim is actually determined, it shall receive in full satisfaction of its claim a monetary claims equal to the actual amount expended for Other Cleanup Obligations, plus fees and expenses, not to exceed $500,000, which shall be treated as a Class 10 unsecured claim and shares representing two and one-half percent (2.5%) of the outstanding common stock of the Reorganized Atlas; provided that such stock shall be held by a mutually acceptable escrow agent pending determination of ACSTAR's responsibility for the Other Cleanup Obligations. If Bonds #5659, #5660 and #5661 for the Gold Bar property are terminated without being called and/or there is no unsecured deficiency, the Allowed Class 5(b) claim shall be $0 and the shares which are being held in escrow shall be assigned for distribution pursuant to the Management Compensation Plan established under the Atlas Plan.

     Class 9.   Allowed Personal Injury or Tort Claims.  Class 9 is comprised of personal injury and tort claims, including any wrongful death claims or claims resulting from Atlas' operations or based upon the production of or exposure to asbestos, uranium or any other materials. All timely filed Class 9 claims are being defended by insurance defense counsel. The Allowed Class 9 Claims shall receive the proceeds from insurance coverage, if any, applicable to the particular claim. Each Allowed Class 9 Claim shall be deemed to have elected to pursue the insurance coverage, if any, attributable to its Claim, unless they affirmatively elect otherwise. In the alternative any Allowed Class 9 Claim may elect at the time of tendering its ballot to be treated as a Class 10 General Unsecured Claim. Upon receipt of such election, the Debtor will file a claims estimation proceeding, should such a proceeding be necessary. Barring such election, each such claim shall be estimated at zero for voting purpose and shall receive nothing from the Reorganized Atlas. Any late filed claims shall be barred and shall receive only the proceeds of any applicable insurance coverage.

     The Debtor projects that there are only four timely filed Class 9 claims, all of which are defended by insurance carriers. There are four late filed claims. The late filed claims shall be treated under Class 18. A list of the Class 9 claims is attached hereto as Exhibit H.

     Class 10.  Allowed Unsecured Claims.   Class 10 is comprised of the Allowed
Unsecured Claims against Atlas, including any claims of the Atlas Corporation 1978 Retirement Plan (the "Pension Plan"), or its successors and assigns including the Pension Benefit Guaranty Corporation, for any liability for funding under the Pension Plan. The Allowed Class 10 creditors shall receive the following:

          (A) All cash held by Atlas sixty days after the Effective Date, net of the following amounts: (a) up to $800,000 which shall be retained as working capital; (b) an amount necessary to satisfy all Class 1 administrative expenses and/or operating expenses accrued and unpaid as of the Effective Date; and (c) an amount necessary to satisfy all Class 2 claims. The net cash shall be distributed on a Pro Rata basis between the Class 10, and 11 creditors, who shall be treated as one class for such purposes. Atlas does not project that cash held on the Effective Date will exceed $800,000 and therefore does not anticipate that there will be any distribution under this provision of the Atlas Plan. In the event that the Atlas Plan is confirmed by cramdown, resulting in a voiding in all of the interests of Class 15 and Class 16 and a resulting percentage increase in the shares issued to Class 10, the cash withheld from distribution shall be increased from $800,000 to $1,000,000;

          (B) Seventy-Five percent of any and all net proceeds received by the Reorganized Atlas, directly or indirectly from APMI and/or AGMI from the sale or disposition of the Gold Bar and/or Grassy Mountain properties;

          (C) Ten percent of the first $1,500,000 recovered by Atlas on account of its CGL claims and fifty percent of all recoveries in excess of $1,500,000, net of costs of recovery.

          (D) Shares representing sixty-seven and one-half percent (67.5%) of the common stock to be issued by the Reorganized Atlas. The stock shall be distributed on a Pro Rata basis between the creditors treated under Class 10, including the Class 12 creditors for purposes of this distribution to the Class 10, 11 and 12 Creditors who shall be treated as one class for such purposes.

     Under the APMI Plan, Atlas as a Class 28 unsecured creditor is entitled to its pro rata share of the funds received and distributed under the APMI Plan, including its pro rata share of the proceeds of the sale of APMI's interest in the Grassy Mountain and Gold Bar properties and its pro rata share of APMI's rights as a Class 50 unsecured creditor to the distribution of the proceeds of the sale of AGMI's interest in the Gold Bar property under the AGMI Plan.

     Atlas estimates that the allowed Class 10 Claims total $9,480,253.41 based upon an assumption that its objections to disputed claims are sustained by the Court. If the objections to claims are not sustained, the Class 10 claims total 12,053,276.79. Attached hereto as Exhibit I is a list of the claims the Debtor believes comprise the Class 10 claims, including a statement of those claims which are disputed. The list has scheduled the severance obligations of the employees of Atlas at the amounts agreed to between Atlas and the employees. The percentage of stock anticipated to be distributed to Class 10 creditors is set forth in Exhibit M attached hereto.

     The stock to be issued to the Class 10 creditors as previously discussed herein shall be unrestricted stock as it shall be issued pursuant to the exemptions from registration under the federal securities laws in accordance with the provisions of 11 U.S.C. (S)(S)1141(a)(1) and (c).

     Class 11.  Claims Held by AGMI.   Class 11 is comprised of the claims held
by AGMI for an inter-company payable for cash advanced to Atlas. The allowed claim of AGMI against Atlas shall first be offset against AGMI's obligations to APMI which will reduce the accounts receivable owed by APMI to Atlas. To the extent there is any amount still owed by Atlas to AGMI, the net Allowed Class 11 Claim shall be treated on a Pro Rata basis with the Class 10 creditors. The prepetition intercompany receivables are calculated as of January 26, 1999, the date of the bankruptcy filings by APMI and AGMI. Atlas Corporation is a creditor of APMI holding a prepetition unsecured claim of $26,753,941. APMI is a creditor of AGMI holding a prepetition unsecured claim of $11,867,299. AGMI is a creditor of Atlas holding a prepetition unsecured claim of $4,488,260. After setoff, the claim held by APMI against AGMI shall be reduced to $7,379,039 and the claim held by Atlas against APMI shall be reduced to $22,265,681. Based upon its estimate of the allowed inter-company claims, Atlas anticipates that AGMI's claim against Atlas shall be satisfied in full through the setoff of the inter-company receivables and therefore does not anticipate that AGMI will share in the distribution of Atlas stock. For purposes of this Disclosure, the stock shall be treated as if the Class 11 claim has been fully satisfied by setoff. The treatment of the claims held by APMI against AGMI are discussed under Class 50 of the AGMI Plan. The treatment of the claims held by Atlas against APMI are discussed under Class 28 of the APMI Plan. In addition, AGMI and APMI have outstanding administrative expense claims owing to Atlas from the payment of post-petition obligations of AGMI and APMI. The treatment of the administrative claims are addressed in Class 20 of the APMI Plan and Class 40 of the AGMI Plan.

     Class 12.  Subordinated Debt Claims of the Shipes Parties.   Class 12 is
comprised of the subordinated debt claims in the amount of $2,250,000 against Atlas held by the Shipes Parties arising from the Settlement Agreement, approved by the Bankruptcy Court resolving the litigation between Atlas, the Shipes Parties and the Goldschmidts as discussed in the description of Litigation in this Disclosure Statement The $580,000 claim allowed under the Settlement Agreement shall be treated and paid as a Class 10 Claim. The remaining Class 12 Claim shall not share in any cash distribution until the Class 10 and 11 Allowed Unsecured Claims have been paid in full. The subordinated Class 12 Debt Claim, however, shall share in the distribution of the stock of the Reorganized Atlas as set forth in paragraph 4.6(D) on a Pro Rata basis with the Class 10 Creditors and to the extent that the claim exceed the setoff, the Class 11 Creditor.

     The Class 12 subordinated debt claim will share on a pro rata basis with the Class 10 unsecured claims estimated at $9,480,253.41 (if objections to claims are sustained and $12,053,276.79 if they are not) and the Class 11 claim, to the extent that there is any allowed Class 11 claim after setoff as
discussed above.   The exact percentage will be determined by the amount of the
Allowed Class 10 and 11 Claims. The percentage of stock anticipated to be distributed to the Class 12 creditor is set forth in Exhibit M attached hereto.

     Class 13. Claim of Gerald E. Davis. Class 13 is comprised of the claims of Gerald E. Davis which arise under the terms of the Settlement Agreement dated July 9, 1999 between the parties resolving the disputes and claims between Gerald E. Davis and Atlas raised in the Chapter 11 proceeding and in Adversary Case No. 99-1122 MSK captioned Atlas Corporation, Atlas Gold Mining Inc., and Atlas Precious Metals, Inc. v. Gerald E. Davis. The Class 13 claim against Atlas shall be treated as follows:

          (A) Atlas shall pay Davis the sum of $5,000 upon the Effective Date.

          (B) Davis shall be paid the sum of $60,000 upon the sale of the Davis Collateral at Gold Bar as a Class 43 claim under the AGMI Plan, from the proceeds of any sale (if and when that sale occurs ) after satisfaction of the tax claims of Eureka County and any administrative expenses. Davis shall be granted a security interest by Atlas AGMI and APMI in the Davis Collateral at Gold Bar assets described herein to the extent of $60,000. The security interest granted to Davis shall be subordinate to the tax claims of Eureka County and any administrative expenses.

          (C) Davis shall be allowed an unsecured claim against Atlas which shall be treated and paid as a Class 10 claim in the amount of $120,246.

     The Atlas Parties believe that the property which comprises the Davis Collateral is an asset of the AGMI estate and that Atlas does not have an interest in the collateral. However, under the terms of the Settlement Agreement with Davis, Atlas has agreed to grant a security interest and deed of trust conveying its interest in the Davis Collateral.

     Class 14. Claims Held by the Internal Revenue Service, Colorado Department of Revenue and Any Other Taxing Authority for Penalties Not Related to Actual
Pecuniary Loss.   The Class 14 Claims are comprised of any penalty claims held by the Internal Revenue Service, the Colorado Department of Revenue or any other taxing authority which are not related to actual pecuniary loss. The allowed Class 14 claims shall be treated and paid as Class 10 general unsecured claims except the Class 14 claims shall not share in any distribution of stock of the Reorganized Atlas.

     The Internal Revenue Service has filed a proof of claim in the amount of $61,138.43 for penalties for failure to fund the Atlas 1978 Defined Benefit Pension Plan. As discussed under the Class 3 claims, Atlas believes that this is a claim for a penalty not related to actual pecuniary loss and therefore should be treated under Class 14 of the Plan.

     Class 15. Common Stockholders Holding Less than 1,000 Shares. Class 15 is comprised of the interests of common stockholders holding less than 1,000 shares of Atlas stock on the Effective Date. The interests of all Class 15 interest holders shall be voided unless the shareholder pays the cost of maintaining the shares of $15 per year per shareholder. If the annual payment is made the interest holder shall be treated in accordance with Class 16. Any Class 15 shareholding electing to maintain shares through payment of the $15 per year shall serve notice upon the Debtor by filling out the appropriate election on the ballot by the deadline set by the Court for submitting ballots on the Plan. In the event that the Atlas Plan is confirmed by cramdown, without the acceptance of each class of creditors, the interests of the Class 15 interest holders shall be voided and the Class 15 interest holders shall not have the option of retaining their shares by paying the maintenance fee.

     By the Effective Date, Atlas shall serve notice upon those Class 15 Interest Holders who submitted written elections to pay the maintenance fees to be treated on a pro rata basis with the Class 16 Interest Holders advising them that the Plan has been confirmed by cramdown or with acceptance of each class. The notice to the Class 15 interest holders shall advise them that their shares shall be voided if Atlas does not receive payment of the stock maintenance fee within thirty days after the date of the notice and on an annual basis thereafter.

     Class 16. Common Stockholders Holding 1,000 Shares or More. Class 16 is comprised of the common stockholders holding 1,000 shares or more of the common stock of Atlas on the Effective Date. The Class 16 interest holders shall retain their shares of common stock which shall be diluted such that the shares which they collectively own shall constitute fifteen percent (15%) of the outstanding stock of the Reorganized Atlas on the Effective Date. In the event that the Plan is confirmed by cramdown, the interests of the Class 16 Stockholders shall be voided, and the stock interest shall be held by the Reorganized Atlas as authorized but unissued shares.

     By the Effective Date, Atlas shall serve notice upon the known Class 16 Interest Holders advising them that the Plan of Reorganization has been confirmed and whether the Plan was confirmed by cramdown or with the acceptance of each class.

     Class 17.  Warrants and Stock Options.    Class 17 is comprised of any and
all outstanding warrants of Atlas Corporation and any and all outstanding stock options. All such warrants and stock options shall be voided as of the Effective Date.

     Class 18. Late Filed Claims. Class 18 is comprised of all late filed claims against Atlas. The Class 18 claims shall be disallowed and shall receive no distribution under the Atlas Plan.

          4.   MEANS FOR THE IMPLEMENTATION AND EXECUTION OF THE ATLAS PLAN

     On or about the Effective Date, all assets of Atlas shall be transferred to the Reorganized Atlas free and clear of all liens, claims, and interests of creditors, equity holders, and other parties in interest, except as otherwise provided herein with respect to the assets to be transferred to the Reclamation Trust in payment of the Class 4 Claims. Specifically, the assets shall be transferred subject to the liens held by the Class 5, 6 and 13 secured creditors and any Class 2 creditor with perfected liens. The Reorganized Atlas shall not, except as otherwise provided in this Plan, be liable to repay any debts which accrued prior to the Confirmation Date. Except as provided in this Atlas Plan, on the Confirmation Date Atlas shall be granted a discharge under 11 U.S.C. (S) 1141.

     On the Effective Date, Atlas shall begin implementing its Plan of Reorganization pursuant to the terms for each class of claimants set forth above. All payments under the Atlas Plan shall come from the cash held by the Reorganized Atlas sixty days after the Effective Date less amounts withheld pursuant to paragraph 4.6 of the Atlas Plan, from the sale of Cornerstone, the Old Title X Receivables, of $552,000 paid prior to the Effective Date, and from amounts collected post confirmation including 75% of the amounts received directly or indirectly from AGMI and APMI from the sale of the Gold Bar and Grassy Mountain properties and 10 percent of the CGL net recoveries (after costs of collection) up to net recoveries of $1,500,000 and fifty percent of the net recoveries thereafter. On the due date for payments, the Reorganized Atlas shall distribute the required Pro Rata amount to each claimant holding an Allowed Secured or Unsecured Claim and escrow the same Pro Rata amount to creditors holding disputed claims as provided in Article X of the Plan.

     By the Effective Date, Atlas shall serve notice upon the known Class 16 Interest Holders and those Class 15 Interest Holders electing to pay the annual costs of maintaining the shares advising them that the Plan of Reorganization has been confirmed and whether the Plan was confirmed by cramdown or with the acceptance of each class. The notice to Class 15 Interest Holders shall advise them that their shares shall be voided if Atlas does not receive payment of the stock maintenance fee within thirty days after the date of the notice and on an annual basis thereafter.

     Distributions of the cash required under paragraph 4.6(A) of the Plan shall be mailed by the 60th day after the Effective Date. Distributions of the funds required under paragraphs 4.6(B) and 4.6(C) shall be mailed within fifteen days after the close of the quarter in which the funds were received.

     The Reorganized Atlas may pursue any claims or recovery actions held by Atlas, including but not limited to recovery under 11 U.S.C. (S)(S)544, 547,
548 and 549 and recovery of any claims under insurance policies.   The
Reorganized Atlas may abandon any claim Atlas has against any third party if it determines that the claim is burdensome or of inconsequential value and benefit. The Reorganized Atlas is authorized to employ counsel to represent Atlas in the litigation or any cause of action or claims held by Atlas.

     All funds held by the Reorganized Atlas for distribution under the Atlas Plan shall be held in accounts which meet the insurance and guaranty requirements 11 U.S.C. (S)345(b).

     Following the Effective Date, the Reorganized Atlas may compromise objections to Claims or causes of action referred to in this Atlas Plan without notice and hearing for claims or causes of action asserted in the original amount of $25,000 or less. Settlements or compromises of any claims or causes of action asserted in the amount of $25,000 or more shall be subject to notice and an opportunity for hearing under the provisions after notice in compliance with the Local Rules of Bankruptcy Procedure.

     After the Effective Date, the Reorganized Atlas exercising its business judgment may sell, operate or abandon any of its assets. The Plan does not provide that notice shall be given after the Effective Date of the abandonment or sale of any of Atlas' assets due to the fact that sixty-five percent of the stock of the Reorganized Atlas shall be distributed to the creditors who as shareholders shall elect up to half of the Board of Directors and therefore the creditors shall have input into the management of the Reorganized Atlas.

     Atlas shall receive a discharge to the extent permitted by 11 U.S.C. (S) 1141 and Atlas shall be entitled to seek injunctive relief from the Court, if necessary, to enforce any and all provisions of the Plan.

     If the Atlas Plan is confirmed with the acceptance of the classes, the Class 16 Interest Holders and the Class 15 Interest Holders who have paid the annual maintenance fee will retain their interests and new stock shall be issued by the Reorganized Atlas to the Class 4, 5, 10, 11, and 12 creditors and pursuant to the Management Compensation Plan within 90 days after the Effective Date. In determining the Pro Rata share to be distributed to Contested Claims under Article X, the shares shall be reserved as if the Contested Claims were allowed in full and held by the Reorganized Atlas pending resolution of the dispute. If Atlas' objections to the claims are sustained by Final Order, the shares shall not be issued.

          5. AMENDMENT OF ARTICLES OF INCORPORATION BYLAWS, STOCK INCENTIVE PLAN, MANAGEMENT COMPENSATION PLAN AND BOARD OF DIRECTORS

     Amendment of Articles of Incorporation and Bylaws
     -------------------------------------------------

     As may be required, the Articles and Bylaws of Atlas shall be amended on or before the Effective Date to the extent necessary to effectuate the provisions of the Atlas Plan, including but not limited to, reincorporating the Reorganized Atlas under the laws of the State of Colorado, reverse splitting the common stock such that for every thirty shares of outstanding common stock shall be converted to one share of common stock in the Reorganized Atlas, maintaining its authorized common stock at 100,000,000 shares and issuing new common stock in compliance with the provisions of this Atlas Plan. In consummating the reverse split of the common stock the following rules shall apply: (a) no fractional shares shall be issued; (b) no compensation shall be paid for fractional shares; and (c) to the extent an interest holder owns less than 30 shares on the Effective Date, they shall receive, subject to compliance with Section 4.10 and the treatment of Class 14, one share of the Reorganized Atlas. All percentages of stock referred to in the Atlas Plan and this Disclosure Statement shall refer to the percentage of issued and outstanding shares as of the Effective Date. In addition, the certificate of incorporation shall be amended to include a provision prohibiting the issuance of non-voting equity securities.

     Stock Incentive Plan
     --------------------

     A Stock Incentive Plan shall be established pursuant to which the employees, management or officers of Reorganized Atlas may acquire stock based upon criteria established in the Stock Incentive Plan, to be approved by the Board of Directors of the Reorganized Atlas. Any stock used for the Stock Incentive Plan shall be derived from the unissued shares of the Reorganized Atlas and not from any shares to be issued to any other party in interest.

     Management Compensation Plan
     ----------------------------

     A Management Compensation Plan shall be implemented on the Effective Date to compensate current management and key employees for reorganizing Atlas and to ensure stability and an orderly transition of management as may be required.
The Reorganized Atlas shall issue shares of stock in the Reorganized

Atlas or options to purchase shares of stock in the Reorganized Atlas up to a total of 12.5% of the total shares in the Reorganized Atlas (plus any additional shares transferred from the Class 5(b) creditor) on the tenth business day of the year 2000 as follows:

     Gregg Shafter        2.5%
     Richard E. Blubaugh  2.5% plus  1/2 of any shares from the Class 5(b)
                               claim
     James Jensen         2.5% plus 1/4 of any shares from the Class 5(b) claim
     Mario Caron          1.25%
     Greg French          1.25% plus 1/4 of any shares from the Class 5(b) claim
     Dale Edwards         1.00%
     Janet Wilson         0.5%
     Don Canepa           1.00%

     The individual recipients listed above shall elect to receive the stock or options by serving written notice upon the Debtor by the Effective Date of the Plan. The option to purchase shall be exercisable over a period of five years at an exercise price equal to $.01 over the market price on the date of issue. The percentage of stock to be issued under the Management Incentive Program was negotiated with the Creditors Committee. Continuity of management is believed to be critical to Atlas' ability to reorganize and to recover value of its assets including the CGL claims, its interests in Arisur and realization of value from Grassy Mountain and Gold Bar. Management's employment contracts, including their severance rights have been rejected. Management has foregone salary increases for years, plans to take reductions and has already taken significant reductions in salary to reduce administrative expenses to facilitate the reorganization. It was deemed to be reasonable to provide an incentive to management to facilitate the reorganization through the issuance of options to purchase stock or a part of the stock. The 12 and 1/2 percent was negotiated with the Committee and is believed to be a reasonable incentive under the circumstances.

     In addition, Richard E. Blubaugh shall receive a two year consulting contract with a retainer of $30,000 per year payable in six equal monthly installments due on the 15th day of the month after termination of his regular employment. The payments to Richard Blubaugh under the consulting contract for the second year shall be made only if he fulfills his consulting contract for the first year. The consulting contract retainers shall be paid in lieu of the salaried compensation which Mr. Blubaugh has received prior to confirmation. Mr. Blubaugh shall perform services such that the number of hours of services performed, billed at fees customarily charged by consultants with his experience, shall equal at least the value of the retainer paid.

     Board of Directors and Annual Shareholders Meeting.
     --------------------------------------------------

     The current Board of Directors shall serve until the next annual or special meeting of shareholders, called in accordance with the Bylaws, provided that the Official Creditors Committee shall on the Effective Date appoint new members to the Board of Directors representing a minimum of two (2) new members up to a maximum number of new members representing 50% of the Board. The Bylaws shall be amended to provide that the Board of Directors shall consist of a minium of 4 and a maximum of 8 members. At the annual or special meeting, the shareholders shall elect a new Board of Directors. Atlas is seeking to appoint two new Board members, prior to the Effective Date, who have the approval of the Creditors Committee. This will require the resignation of two Directors if and when two candidates are identified and accept the appointment.

2.   APMI PLAN OF REORGANIZATION

     The APMI Plan has been provided to all creditors or possible creditors known to APMI. The APMI Plan should be read carefully and independently of this Disclosure Statement. The following analysis of the APMI Plan is intended to provide a context for understanding the remainder of the Disclosure Statement. Unless otherwise indicated, the claims of all creditors are impaired to some extent. The following is a brief description of the treatment of each of the classes of creditors and interest holders under the APMI Plan.

     As described more fully herein, the Atlas Plan provides for the acquisition of all assets of APMI by the Reorganized APMI, free and clear of all liens, claims and interests of creditors, equity holders, and other parties in interest except as otherwise provided in the Plan. The APMI Plan provides that the net proceeds of sale, after payment of costs of sale, of the assets held by APMI shall be distributed in accordance with the priorities set forth in the Plan to the creditors of APMI. The APMI Plan further provides that the stock held by Atlas shall be voided and new stock issued by the Reorganized APMI to the unsecured creditors, including the claim of Atlas on a pro rata basis.

     APMI estimates that at confirmation it will need approximately $207,075 (as of August 31, 1999) to make the payments due to the Class 20 and 26 claimants on the Effective Date as follows:

                    Class 20           $206,985
                    Class 26           $90

The Class 20 administrative expense claim is listed at the balance owing Atlas for advances of administrative expenses as of August 31, 1999. Atlas has agreed to receive payment when APMI has the funds to pay.

          1.   CLAIMS UNDER APMI PLAN

     There are no Classes 1-19 under the APMI Plan as Classes 1-19 have been reserved for the classes under the Atlas Plan. Classes 20-39 have been reserved for classes under the APMI Plan. Classes 40 through 59 have been reserved for classes under the AGMI Plan. The reserved classes have been implemented to avoid confusion in the discussion of the treatment of the classes under the Atlas, AGMI and APMI plans in the Disclosure Statement.

     Class 20.   Allowed Administrative Expense Claims as defined in 11 U.S.C.
(S) 503 of the Code against APMI. All fees payable to the U.S. Trustee shall be paid in full as they become due.

     Class 21. Any allowed unsecured and/or secured priority tax claims of any taxing authority holding claims under 11 U.S.C. (S)507(a)(8) against APMI.

     Class 22.   Unimpaired Claims of Holders of Unexpired Leases and Executory
Contracts against APMI.

     Class 23.   Unimpaired Secured Claims of Merrill Lynch.

     Class 24.   Unimpaired Secured Claims of the State of Oregon for Cleanup
obligations associated with the Grassy Mountain Mining Site.

     Class 25 a. Impaired Secured Claims of ACSTAR.

     Class 25 b. Impaired Unsecured and Administrative Claims of ACSTAR.

     Class 26    Any unsecured creditors with allowed claims of less than $1,000 and any creditors holding claims in excess of $1,000 electing to accept $1,000 in full payment of their claims.

     Class 27.   Impaired Claims of General Unsecured Creditors of APMI.

     Class 28.   Impaired Claims held by Atlas.

     Class 29.   Impaired Claims of Gerald E.  Davis.

     Class 30.   Impaired Claims held by any  taxing authority for penalties not related to actual pecuniary loss.

     Class 31.   Late filed claims.

     Class 32.   Impaired interests of common stockholders of APMI.

          2.     TREATMENT OF CLAIMS NOT IMPAIRED UNDER THE APMI PLAN

     Class 20.   Allowed Administrative Expenses pursuant to 11 U.S.C. (S)503.
Class 20 Allowed Administrative Expenses as defined by 11 U.S.C. (S)503 shall be paid in cash in full on the Effective Date or shall by paid upon such other terms as may be agreed upon by APMI and the respective holder of the claim for Administrative Expenses. All fees payable to the U.S. Trustee program shall be paid as they become due. Notwithstanding an assertion by the Class 24 and 25 claimants that their claims are entitled to priority under Section 503(b) of the Bankruptcy Code, the Class 24 and 25 claims shall be treated under Class 24 and 25 respectively of this Plan and not as Class 20 Administrative Expenses. In the event that APMI does not have sufficient cash to pay the administrative claim in full on the Effective Date, the administrative expense claim will, with the agreement of the Claimant, be paid from the proceeds of the sale of Grassy Mountain or APMI's property at Gold Bar or at such date as APMI has sufficient funds to pay the claim in full.

     The claims of creditors for costs and expenses of administration of the bankruptcy estate are defined in (S)503 of the Bankruptcy Code and include professionals retained by the estate including

Sender & Wasserman, P.C., counsel for the Debtor, Geographe which has been retained to assist APMI in selling its interests in Grassy Mountain and/or Gold Bar and any other professionals retained by Order of the Court.


                                      Fees and Costs Paid      Accrued and Unpaid Fees
                                     to Date as of 8/31/99     and Costs as of 8/31/99
----------------------------------------------------------------------------------------
Sender & Wasserman                               $ 6,568.53                    $2,509.73
----------------------------------------------------------------------------------------
Geographe                                        $27,500.00                    $ 750.000/3/
----------------------------------------------------------------------------------------

     APMI will have an outstanding unpaid administrative expense claim owing to Atlas from advances for payment of its post-petition obligations. As of August 31, 1999 the administrative expense claim owing to Atlas is $206,985 which includes funds advanced by Atlas to pay maintenance fees for claims covered by the agreement with Vengold, Inc., which will be reimbursed to Atlas upon receipt of the funds escrowed by Vengold pending approval of the Vengold Agreement. In the event that APMI does not have sufficient cash to pay the administrative claim in full on the Effective Date, the administrative expense claim will be paid from the proceeds of the sale of Grassy Mountain or APMI's property at Gold Bar or at such date as APMI has sufficient funds to pay the claim in full.
Atlas consents to the payment of the administrative expense claim under these terms.

     APMI does not believe that it will have any unpaid administrative claims other than the claim owing to Atlas. APMI believes that the fees of Debtor's counsel, and the other professionals retained in the case will have been paid pursuant to Court's Order establishing the Interim Compensation Procedure pursuant to which the claims 75% of the fees and 100% of the costs have been paid on a monthly basis and the remaining 25% has been paid after approval of Interim Fee Applications and will be reflected in the administrative claim owing to Atlas. APMI believes that all professionals have or will have filed interim fee applications seeking approval of the remaining 25% of the fees. To the extent that there are professional fees which have not been applied for through interim applications, these fees will be payable upon entry of an order approving the application.

     In addition to professional fees, Class 20 comprises any post-petition administrative claims, including trade payables or breach of an assumed lease, which are allowed as an administrative expense pursuant to Bankruptcy Court order. APMI does not anticipate that there will be any allowed administrative expense claims, other than the claim owing to Atlas, arising from post-petition trade payables or breach of an assumed lease as APMI is and projects to remain current in its post-petition payables.

__________________________
/3/ Contemplates that the fees paid to Geographe are allocated 50/50 between AGMI and APMI based upon an allocation of 50% of the fee to Grassy Mountain held by APMI and 50% of the fee to Gold Bar principally held by AGMI

     Further, Class 20 includes any post-petition claims for unpaid taxes, including withholding. The Debtor does not anticipate that there will be any administrative expense claims arising from unpaid tax obligations as the Debtor is and projects to remain current in the payment of these obligations.

     Class 20 includes fees owing to the United States Trustee pursuant to 28 U.S.C. (S)1903(a)(6), all of which have been paid currently during the pendency of the case. Fees owing to the United States Trustee will be current up to the date of confirmation and outstanding fees that are due will be paid on the Effective Date. These fees will be included in the administrative claim owing to Atlas.

     To the extent there are allowed administrative claims of any other nature, the amount outstanding shall be payable on the Effective Date as an unpaid administrative expense.

     Class 22. Executory Contracts and Unexpired Leases. Class 22 is comprised of the claims held by parties to unexpired leases or executory contracts. APMI, prior to the hearing on confirmation, shall file motions to assume or reject its unexpired leases and executory contracts subject to the provisions of U.S.C.
(S)365 and notice under Fed. R. Bankr. P. 2002 and 6006. If APMI moves to assume the unexpired leases and executory contracts, the claims shall be treated in accordance with the order of the Court granting the assumption. Any unexpired leases or executory contracts for which a Motion to Assume has not been filed by APMI prior to the hearing on confirmation shall be deemed rejected. Under the terms of the lease agreements, in the event that a lease is rejected, the equipment or property will be returned to the lessor, unless APMI and the lessor otherwise agree. Any Class 22 claimant asserting a claim for damages arising from rejection of a lease shall file a proof of claim with the Bankruptcy Court by the later of the Effective Date or thirty days after entry of the Order granting the Motion to Reject or the claim shall be forever barred. The claims held by holders of rejected leases or executory contracts shall be treated as a Class 27 unsecured claim subject to the limitations of Section 502 of the Code.

     As discussed at length in this Disclosure Statement in Section II F, APMI is a party to a number of agreements pertaining to its mining leases, unpatented lode and millsite claims, and mining permits related to Grassy Mountain and Gold Bar. The law is unclear as to whether these mining agreements are nonresidential real property leases governed by (S)365(d)(4), unexpired executory contracts or as outright conveyances which are not executory contracts. To avoid any question, APMI has requested, which the Bankruptcy Court granted that the deadline to assume or reject leases governing these agreements be extended through confirmation of its Plan of Reorganization. To avoid any question, the Debtors will treat these agreements as if the provisions of
Section 365 apply and will seek to assume any agreements which they intend to utilize post-confirmation.

     Attached hereto as Exhibit F is a list of APMI's leases and executory contracts including the Debtor's intentions regarding assumption or rejection. APMI plans to assume the agreements related to Grassy Mountain and plans to reject the agreements related to its interests in Gold Bar unless it appears that an agreement for the purchase, joint venture or exploration of the property can be reached in which case it will assume and assign those agreements.

     Class 23. Unimpaired Claims of Merrill Lynch. Class 23 is comprised of the allowed secured claim of Merrill Lynch. The claim of Merrill Lynch arises from a letter of credit in the amount of $5,425,000 pledged to secure Bond #6907 issued by ACSTAR, the Class 25 claimant to secure the cleanup obligations of APMI at Grassy Mountain. The Class 23 claim is secured by a certificate of deposit which is valued as of March 31, 1999 at $5,426,793. The letter of credit has been called and the Class 23 claimant has retained the certificate of deposit securing the claim. The Class 23 Claimant and the Debtor shall retain all rights, without modification, under the related documents. The Class 23 Claimant is unimpaired and any allowed claim shall be paid by the Reorganized APMI under the terms of the agreement.

     Class 24. Unimpaired Secured Claims of the State of Oregon for Cleanup obligations associated with the Grassy Mountain Property. Class 24 is comprised of the Allowed secured claims of the State of Oregon for Cleanup obligations associated with the Grassy Mountain property under permit numbers 23-1095 and 423-0224. The Class 24 claim is secured by Bond #6907 issued by ACSTAR, the Class 25 claimant. The Class 24 claimant and the Debtor shall retain all rights, without modification, under Permit Numbers 23-1095 and 423-0224 and Bond #6907. The Class 24 Claimant is unimpaired. The Class 24 claim has been scheduled as contingent and unliquidated in the amount of $146,200. The Debtor believes that the value of the bonds securing the obligations exceed the value of the claim, if any. The Debtor projects that the claim for cleanup obligations associated with the Grassy Mountain Property will be approximately $100,000.

          3.   TREATMENT OF CLAIMS IMPAIRED UNDER THE APMI PLAN

     Class 21.   Allowed Secured and Unsecured Tax Claims pursuant to 11 U.S.C.
(S) 507(a)(8). Class 21 is comprised of Allowed Unsecured Tax Claims under U.S.C. (S)507(a)(8) excluding claims for penalties not related to actual pecuniary loss. The Class 21 claimants shall receive 100% of their secured and unsecured priority claims in quarterly installments with interest at 8% per annum. The Class 21 claims shall be paid in full within six years from the date of assessment. Claims for penalties not related to actual pecuniary loss shall be treated under Class 30. Payments to the Class 21 claimants shall commence within fifteen days after the close of the first calendar quarter ending after the Effective Date of the APMI Plan. The Class 21 claimants shall retain their prepetition liens, if any, on property of the Reorganized APMI pending payment in full of the Class 21 claims. The allowed amount of any Class 21 claim shall be subject to determination under Section 505 of the Bankruptcy Code. The Debtor shall file any requests for determination under Section 505 within sixty days of the Effective Date of the Plan. Any disputed portion of a Class 21 Claim shall be treated as a Contested Claim in accordance with the provisions of
Article X of this Plan

     APMI does not believe that there are any Class 21 secured claims. It has not scheduled any tax claims outstanding. As of the date of the filing of this Disclosure Statement, no tax claims have been filed against APMI.

     Class 25a. Allowed Secured Claims of ACSTAR The Class 25a claims are comprised of the Allowed Secured Claims of ACSTAR which were secured by certain letters of credit in the aggregate amount of $5,425,000 plus the Escrow Fund The ACSTAR Allowed Secured Claims are based upon the ACSTAR Bonds and ACSTAR Moab Bond in the aggregate amount of $8,290,000 to secure Moab Cleanup Obligations and Other Cleanup Obligations including the cleanup obligations owing to the Class 25 claimant under the APMI Plan. ACSTAR's secured claims against Atlas, AGMI and APMI are cross collateralized. ACSTAR has drawn on the letters of credit and is entitled to use the proceeds from the letters of credit in order to pay the Class 4 creditors under the Atlas Plan and to reimburse itself for the actual amount incurred under the ACSTAR Bonds for Other Cleanup Obligations including the cleanup obligations owing to the Class 25 claimant under the APMI Plan, and its unpaid fees and expenses. Furthermore, any amount remaining from the Escrow fund may be used by ACSTAR for the same purposes. To the extent any funds remain in the Escrow Fund after satisfaction of the Other Cleanup Obligations secured by the ACSTAR Bonds and any unpaid fees and expenses ACSTAR has incurred on said Bonds, such funds shall be remitted to the Reorganized Atlas. ACSTAR shall retain its rights under the escrow agreement. The foregoing treatment shall constitute satisfaction in full of the Class 25a Allowed Secured Claim.

     Class 25b. Impaired Unsecured and Administrative Claims of ACSTAR The Class 25(b) claim is comprised of the unsecured deficiency claim which ACSTAR has for the Other Cleanup Obligations which it has to pay, and unpaid fees and expenses in excess of its Class 25(a) Allowed Secured Claim, which claim shall not exceed $500,000. Any claim by ACSTAR that its claims are entitled to treatment as a Class 20 Administrative Expense, under any theory, and any potential claim against ARISUR, shall be waived and released. For purposes of voting and feasibility the Class 25(b) claim shall be estimated at $500,000. ACSTAR's unsecured claims against Atlas, AGMI and APMI shall collectively not exceed $500,000. The claims shall be allocated among the estates based upon actual damage, with the claim applied first to AGMI, then to APMI and then to Atlas. The actual amount of the Class 25(b) monetary claim allowed against APMI shall be paid as a Class 27 Allowed Unsecured Claim. On the later of Effective Date of the APMI Plan or at such time as the Class 25(b) creditors claim is actually determined, it shall receive in full satisfaction of its claim a monetary claims equal to the actual amount expended for Other Cleanup Obligations, plus fees and expenses, not to exceed $500,000, which shall be treated as a Class 27 unsecured claim and shall receive shares representing its pro rata share (determined with respect to Class 27 and 28 claimants) of the outstanding common stock of the Reorganized APMI; provided that distributions to the Class 25(b) creditor shall be held by a mutually acceptable escrow agent pending determination of ACSTAR's responsibility for the Other Cleanup Obligations . If Bonds #5659, #5660 and #5661 for the Gold Bar property are terminated without being called and/or there is no unsecured deficiency, the Allowed Class 25(b) claim shall be $0 and the shares which are being held in escrow shall remain treasury stock.

     Class 26. Administrative Convenience Class. Class 26 is comprised of the claims of unsecured creditors with allowed claims of $1,000 or less and unsecured creditors holding claims in excess of $1,000 electing to accept $1,000 in full payment of their claims. The Class 26 claims shall be paid in full without interest on the Effective Date. Creditors wishing to elect to have their claim treated under Class 26 shall make an election in writing to be received by undersigned counsel for the Debtor on or before the due date for tendering ballots to this Plan. APMI believes that there are two claims which fall within Class 26 totaling $90.

     Class 27.  Allowed Unsecured Claims.   Class 27 is comprised of the Allowed
Unsecured Claims against APMI.  The Allowed Class 27 creditors shall receive:

     (A) Their pro rata share of the proceeds of from the sale or joint venture of APMI's interests in the Gold Bar and/or Grassy Mountain properties after payment of costs of sale and after satisfaction of the Allowed Class 20 and 21 Claims. The funds shall be distributed on a Pro Rata basis between the Allowed Claims of the Class 27 and 28 creditors who for shall be treated as one class.

     (B) Their pro rata share of the common stock to be issued by the Reorganized APMI. The stock shall be distributed on a Pro Rata basis between the Allowed Claims of the Class 27 and 28 creditors. For purposes of this distribution, the Class 27 and 28 Creditors shall be treated as one class.

     (C) The Class 27 and 28 claims shall bear interest at the rate of 8 percent per annum from the Effective Date. Interest shall be payable only if the proceeds of the sale as provided in (A) above are sufficient to pay the Allowed Class 27 and 28 claims in full.

For purposes of this distribution, the Class 27 and 28 Creditors shall be treated as one class. Any Allowed claim of ACSTAR under Class 25(b) shall be treated as a Class 27 claim. APMI believes that the Class 27 claims, without including the claim of Atlas, treated in Class 28 and the unsecured claims of ACSTAR, if any treated in Class 25(b), total $524,062. Exhibit J is a list of the claims the Debtor believes comprise the Class 27 claims, including a statement of those claims which are disputed.

     Class 28.  Claims Held by Atlas.   Class 28 is comprised of the claims held
by Atlas other than its claims as an interest holder treated under Class 30. Class 28 claims arise from an inter-company payable for cash advanced to APMI. The allowed claim of AGMI under the Atlas Plan shall first be offset against AGMI's obligations to APMI which will reduce the accounts receivable owed by APMI to Atlas. The net Allowed Class 28 Claim shall be treated on a Pro Rata basis with the Class 27 creditors and shall receive its pro rata share of the distributions of proceeds of sale of APMI's interest in the Gold Bar and Grassy Mountain properties and stock issued by the Reorganized APMI.

      The prepetition intercompany receivables are calculated as of January 26, 1999, the date of the bankruptcy filings by APMI and AGMI. Atlas Corporation is a creditor of APMI holding a prepetition unsecured claim of $26,753,941. APMI is a creditor of AGMI holding a prepetition unsecured claim of $11,867,299.
AGMI is a creditor of Atlas holding a prepetition unsecured claim of $4,488,260. After setoff, the claim held by APMI against AGMI shall be reduced to $7,679,039 and the claim held by Atlas against APMI shall be reduced to $22,565,688. The treatment of the claims held by APMI against AGMI are discussed under Class 50 of the AGMI Plan. In addition, AGMI and APMI have outstanding administrative expense claims owing to Atlas from the payment of post-petition obligations of AGMI and APMI. The treatment of the administrative claims are addressed in Class 20 of the APMI Plan and Class 40 of the AGMI Plan.

     Class 29 Claims Held by Gerald E. Davis Class 29 is comprised of the claims of Gerald E. Davis which arise under the terms of the Settlement Agreement dated July 9, 1999 between the parties resolving the disputes and claims between Gerald E. Davis and Atlas, AGMI and APMI raised in the Chapter 11 proceeding and in Adversary Case No. 99-1122 MSK captioned Atlas Corporation, Atlas Gold Mining Inc., and Atlas Precious Metals, Inc. v. Gerald E. Davis. The claims of Gerald E. Davis shall also be treated as a Class 13 claim under the Atlas Plan and a Class 43 claim under the AGMI Plan. Davis shall be granted a security interest by Atlas AGMI and APMI in the Davis Collateral at Gold Bar described herein to the extent of $60,000. The security interest granted to Davis shall be subordinate to the tax claims of Eureka County and any administrative expenses. The Atlas Parties believe that the property which comprises the Davis Collateral is an asset of the AGMI estate and that APMI does not have an interest in the collateral. However, under the terms of the Settlement Agreement with Davis, APMI has agreed to grant a security interest and deed of trust conveying its interest in the Davis Collateral.

     Class 30.  Claims Held by Any Taxing Authority for Penalties Not Related to
Actual Pecuniary Loss.   The Class 30 Claims are comprised of any penalty claims
held by any taxing authority which are not related to actual pecuniary loss.
The allowed Class 30 claims shall be treated and paid as Class 27 general unsecured claims except the Class 30 claims shall not share in any distribution of stock of the Reorganized Atlas. APMI does not believe that there are any Class 30 claims.

     Class 31. Late Filed Claims. Class 31 is comprised of all late filed claims against APMI. The Class 31 claims shall be disallowed and shall receive no distribution under the APMI Plan unless and until the Class 27 and 28 claims have been paid in full with interest at 8 percent per annum.

     Class 32. Interests of Atlas Corporation. Class 32 is comprised of the interests of Atlas Corporation which holds one-hundred percent of the stock of APMI. The interests of the Class 30 interest holder shall be voided. The Class 32 Interest Holder shall receive no distributions on account of its interests unless and until the Class 27, 28 and allowed Class 31 claims have been paid in full with interest at 8% per annum.

          4.   MEANS FOR THE IMPLEMENTATION AND EXECUTION OF THE APMI PLAN

     On or about the Effective Date, all assets of APMI shall be transferred to the Reorganized APMI free and clear of all liens, claims, and interests of creditors, equity holders, and other parties in interest, except as otherwise provided herein. Specifically, the assets shall be transferred subject to the liens held by the Class 25(a) and 29 secured creditors and any Class 21 creditor with perfected liens. The Class 23 and 24 creditors shall be entitled to retain the collateral securing their claims. The Reorganized APMI shall not, except as otherwise provided in this Plan, be liable to repay any debts which accrued prior to the Confirmation Date. Except as provided in this APMI Plan, on the Confirmation Date APMI shall be granted a discharge under 11 U.S.C. (S) 1141.

     On the Effective Date, APMI shall begin implementing its Plan of Reorganization pursuant to the terms for each class of claimants set forth above. All payments under the APMI Plan shall come from the cash held by the Reorganized APMI or proceeds of the sale of its interests in the Gold Bar and Grassy Mountain properties after costs of sale. The Class 20 administrative expenses may be paid from advances by the Reorganized Atlas.

     The Reorganized APMI shall distribute the proceeds of the sale of its interests in the Gold Bar and Grassy Mountain properties, after payment of costs of sale, in order of priority as established in the APMI Plan within fifteen days after the close of the calendar quarter in which the proceeds were received.

     If the Allowed Secured Claims secured by APMI's interests in the Gold Bar and/or Grassy Mountain properties have not been satisfied through the sale, joint venture, exploration agreement or other agreement with respect to the properties, by the five year anniversary of the Effective Date, the injunction precluding action against APMI and its assets shall be lifted as of the first business day after the five year anniversary of the Effective Date and the holders of Allowed Secured Claims shall be entitled to pursue their state court remedies against the collateral securing their claims.

     The stock to be issued by the Reorganized APMI to the Allowed Claims of the Class25(b), 27 and 28 creditors shall be issued within 90 days after the Effective Date. In determining the Pro Rata share to be distributed to Contested Claims under Article X of the APMI Plan, the shares shall be reserved as if the Contested Claims were allowed in full and held by the Reorganized APMI pending resolution of the dispute. If APMI' objections to the claims are sustained by Final Order, the shares shall not be issued.

     The Reorganized APMI may pursue any claims or recovery actions held by APMI, including but not limited to recovery under 11 U.S.C. (S)(S)544, 547, 548 and 549. The Reorganized APMI may abandon any claim APMI has against any third party if it determines that the claim is burdensome or of inconsequential value and benefit. The Reorganized APMI is authorized to employ counsel to represent APMI in the litigation or any cause of action or claims held by APMI.

     All funds held by the Reorganized APMI for distribution under the APMI Plan shall be held in accounts which meet the insurance and guaranty requirements 11 U.S.C. (S)345(b).

     Following the Effective Date, the Reorganized APMI may compromise objections to Claims or causes of action referred to in this APMI Plan without notice and hearing for claims or causes of action asserted in the original amount of $5,000 or less. Settlements or compromises of any claims or causes of action asserted in the amount of $5,000 or more shall be subject to notice and an opportunity for hearing under the provisions after notice in compliance with the Local Rules of Bankruptcy Procedure.

     After the Effective Date, the Reorganized APMI exercising its business judgment may sell, operate or abandon any of its assets. The Plan does not provide that notice shall be given after the Effective Date of the abandonment or sale of any of APMI's assets due to the fact that the stock of the Reorganized APMI shall be distributed to the creditors who as shareholders shall elect the Board of Directors and therefore the creditors shall have input into the management of the Reorganized APMI.

     APMI shall receive a discharge only to the extent permitted by 11 U.S.C.
(S) 1141 and APMI shall be entitled to seek injunctive relief from the Court, if necessary, to enforce any and all provisions of the Plan. Under the provisions of 11 U.S.C. (S)1141(d)(3), APMI may not be entitled to a discharge since it is not currently operating the properties and is planning to liquidate substantially all of its assets. However, the confirmation of the Plan shall result in the imposition of an injunction precluding creditors from taking action against the assets of APMI except as provided in the Plan.

          5.   AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS OF APMI

     As may be required, the Articles and Bylaws of APMI shall be amended on or before the Effective Date to the extent necessary to effectuate the provisions of the APMI Plan, including but not limited to, reincorporating the Reorganized APMI under the laws of the State of Colorado, voiding its existing common stock and issuing new common stock in compliance with the provisions of the APMI Plan. No fractional shares of stock shall be issued.

     Board of Directors and Annual Shareholders Meeting.
     ---------------------------------------------------

     The current Board of Directors shall serve until the next annual or special meeting of shareholders, called in accordance with the Bylaws. At the annual or special meeting, the shareholders shall elect a new Board of Directors.

     C.   AGMI PLAN OF REORGANIZATION

     The AGMI Plan has been provided to all creditors or possible creditors known to AGMI. The AGMI Plan should be read carefully and independently of this Disclosure Statement. The following analysis of the AGMI Plan is intended to provide a context for understanding the remainder of the Disclosure Statement. Unless otherwise indicated, the claims of all creditors are impaired to some extent. The following is a brief description of the treatment of each of the classes of creditors and interest holders under the AGMI Plan.

     As described more fully herein, the Atlas Plan provides for the acquisition of all assets of AGMI by the Reorganized AGMI, free and clear of all liens, claims and interests of creditors, equity holders, and other parties in interest
except as otherwise provided in the Plan.   The AGMI Plan provides that the net
proceeds of sale, after payment of costs of sale, of the assets held by AGMI shall be distributed in accordance with the priorities set forth in the Plan to the creditors of AGMI. AGMI shall collect any royalty interests payable on account of the claims it held covered by the Vengold Agreement and shall also seek to recover funds from the dismantling of the mill and equipment owned by AGMI at Gold Bar. The AGMI Plan provides that the stock held by Atlas shall be voided and new stock issued by the Reorganized AGMI to the unsecured creditors, including the claim of APMI on a pro rata basis.

     AGMI estimates that at confirmation it will need approximately $149,561.90 (as of August 31, 1999) to make the payments due to the Class 40 and 48 claimants on the Effective Date as follows:

                    Class 40    $146,923.00
                    Class 48    $2,638.90

The Class 40 administrative expense claim is listed as the balance owing Atlas as of August 31, 1999. Atlas has agreed to receive payment when AGMI has the funds to pay.

          1.  CLAIMS UNDER AGMI PLAN

     There are no Classes 1-39 under the AGMI Plan as Classes 1-19 have been reserved for the classes under the Atlas Plan. Classes 20-39 have been reserved for classes under the APMI Plan. Classes 40 through 59 have been reserved for classes under the AGMI Plan.

     Class 40.   Allowed Administrative Expense Claims as defined in 11 U.S.C.
(S) 503 of the Code against AGMI. All fees payable to the U.S. Trustee shall be paid in full as they become due.

     Class 41.   Any allowed unsecured and/or secured priority tax claims of any taxing authority, including the claims asserted by Eureka County Nevada, holding claims under 11 U.S.C. (S)507(a)(8) against AGMI.

     Class 42.   Unimpaired Claims of Holders of Unexpired Leases and Executory
Contracts against AGMI.

     Class 43    Impaired Secured Claims of Gerald E.  Davis.

     Class 44    Unimpaired Secured Claims of Bureau of Land Management for
Cleanup obligations associated with the Gold Bar Property.

     Class 45a.  Impaired Secured Claims of ACSTAR.

     Class 45b.  Impaired Unsecured and Administrative Claims of ACSTAR.

     Class 46    Unimpaired Secured Claims of Norwest Bank.

     Class 47    Impaired Secured Claims of United States Fire Insurance
Company.

     Class 48.   Any unsecured creditors with allowed claims of less than $1,000 and any creditors holding claims in excess of $1,000 electing to accept $1,000 in full payment of their claims.

     Class 49.   Impaired Claims of General Unsecured Creditors of AGMI.

     Class 50    Impaired Claims held by APMI.

     Class 51.   Impaired Claims held by any  taxing authority for penalties not
     ---------
related to actual pecuniary loss.

     Class 52.   Late filed claims.
     ---------

     Class 53.   Impaired interests of common stockholders of AGMI.
     ---------

            2.   TREATMENT OF CLAIMS NOT IMPAIRED UNDER THE AGMI PLAN

     Class 40.   Allowed Administrative Expenses pursuant to 11 U.S.C. (S)503.
     ---------   --------------------------------------------------------------
Class 40 Allowed Administrative Expenses as defined by 11 U.S.C. (S)503 shall be paid in cash in full on the Effective Date or shall by paid upon such other terms as may be agreed upon by AGMI and the respective holder of the claim for Administrative Expenses. All fees payable to the U.S. Trustee program shall be paid as they become due. Notwithstanding an assertion by the Class 44 and 45 claimants that their claims are entitled to priority under Section 503(b) of the Bankruptcy Code, the Class 44 and 45 claims shall be treated under Class 44 and 45 respectively of this Plan and not as Class 40 Administrative Expenses. In the event that AGMI does not have sufficient cash to pay the administrative claims in full on the Effective Date, the administrative expense claims will, with the agreement of the Claimant, be paid from the proceeds of the sale of the property at Gold Bar or at such date as AGMI has sufficient funds to pay the claim in full.

     AGMI will have an outstanding unpaid administrative expense claim to Atlas from advances for payment of its post-petition obligations. As of August 31, 1999 the administrative expense claim owing to Atlas is $146,923.00, which includes funds advanced by Atlas to pay maintenance fees for claims covered by the agreement with Vengold, Inc., which will be reimbursed to Atlas upon receipt
of the funds escrowed by Vengold pending approval of the Vengold Agreement.   In
the event that AGMI does not have sufficient cash to pay the administrative claim in full on the Effective Date, the administrative expense claim will be paid from the proceeds of the sale of AGMI's property at Gold Bar or at such date as AGMI has sufficient funds to pay the claim in full. Atlas consents to the payment of the administrative expense claim under these terms.

     The claims of creditors for costs and expenses of administration of the bankruptcy estate are defined in (S)503 of the Bankruptcy Code and include professionals retained by the estate including Sender & Wasserman, P.C., counsel for the Debtor, Geographe which has been retained to assist AGMI in selling its interests in Gold Bar and any other professionals retained by Order of the Court.

-------------------------------------------------------------------------------
                      Fees and Costs Paid         Accrued and Unpaid Fees
                               to 8/31/99         and Costs as of 8/31/99
-------------------------------------------------------------------------------
Sender & Wasserman             $10,347.78                       $3,217.23
-------------------------------------------------------------------------------

                                                    Accrued and Unpaid
                      Fees and Costs Paid         Fees and Costs as of
                               to 8/31/99                     8/31/199
--------------------------------------------------------------------------------
Geographe                       27,500.00                  $ 750.00/4/
--------------------------------------------------------------------------------

     AGMI does not anticipate that there will be any outstanding unpaid administrative expenses upon confirmation of the Plan, other than the claims of Atlas. AGMI believes that the fees of Debtor's counsel, and the other professionals retained in the case will have been paid pursuant to Court's Order establishing the Interim Compensation Procedure pursuant to which the claims 75% of the fees and 100% of the costs have been paid on a monthly basis and the remaining 25% has been paid after approval of Interim Fee Applications and will
be reflected in the administrative claim held by Atlas.   AGMI believes that all
professionals have or will have filed interim fee applications seeking approval of the remaining 25% of the fees. To the extent that there are professional fees which have not been applied for through interim applications, these fees will be payable upon entry of an order approving the application.

     In addition to professional fees, Class 40 comprises any post-petition administrative claims, including trade payables or breach of an assumed lease, which are allowed as an administrative expense pursuant to Bankruptcy Court order. AGMI does not anticipate that there will be any allowed administrative expense claims arising from post-petition trade payables or breach of an assumed lease, other than the claim of Atlas, as AGMI is and projects to remain current in its post-petition payables.

     Further, Class 40 includes any post-petition claims for unpaid taxes, including withholding and anypost-petition property taxes which have accrued to Eureka County, Nevada. Without the Agreement of the County of Eureka these claims must be paid in cash on the Effective Date. AGMI maintains that there are no post-petition taxes owing as they are entitled to a credit from overpayment of taxes pre-petition. Eureka County has disputed the AGMI's position and asserts that AGMI is not entitled to a credit under applicable law because the 1996-1997 tax year has closed. The availability of any credit and the amount of any tax will be determined by the Court in the proceedings under
Section 505 of the Bankruptcy Code. The Debtor does not anticipate that there will be any administrative expense claims arising from unpaid tax obligations other than Eureka County to the extent of any allowed claim. In the event that the Court determines that there are post-petition taxes owing, they shall be paid from cash held by AGMI or from advances from Atlas.on the later of the Effective Date or entry of an Order resolving the disputes under Section 505 of the Bankruptcy Code as to the valuation of the property subject to the tax.

     Class 40 includes fees owing to the United States Trustee pursuant to 28 U.S.C. (S)1903(a)(6), all of which have been paid currently during the pendency of the case. Fees owing to the United

---------------------

/4/ Contemplates that the fees paid to Geographe are allocated 50/50 between AGMI and APMI based upon an allocation of 50% of the fee to Grassy Mountain held by APMI and 50% of the fee to Gold Bar principally held by AGMI

States Trustee will be current up to the date of confirmation and outstanding fees that are due will be paid on the Effective Date. These fees will be included in the administrative claim owing to Atlas.

     To the extent there are allowed administrative claims of any other nature, the amount outstanding shall be payable on the Effective Date as an unpaid administrative expense.

     Class 42.  Executory Contracts and Unexpired Leases.   Class 42 is
     ---------  ------------------------------------------
comprised of the claims held by parties to unexpired leases or executory contracts. AGMI, prior to the hearing on confirmation, shall file motions to assume or reject its unexpired leases and executory contracts subject to the provisions of 11 U.S.C. (S)365 and notice under Fed. R. Bankr. P. 2002 and 6006. If AGMI moves to assume the unexpired leases and executory contracts, the claims shall be treated in accordance with the order of the Court granting the assumption. Any unexpired leases or executory contracts for which a Motion to Assume has not been filed by AGMI prior to the hearing on confirmation shall be deemed rejected. Under the terms of the lease agreements, in the event that a lease is rejected, the equipment or property will be returned to the lessor, unless AGMI and the lessor otherwise agree. Any Class 42 claimant asserting a claim for damages arising from rejection of a lease shall file a proof of claim with the Bankruptcy Court by the later of the Effective Date or thirty days after entry of the Order granting the Motion to Reject or the claim shall be forever barred. The claims held by holders of rejected leases or executory contracts shall be treated as a Class 49 unsecured claim subject to the limitations of Section 502 of the Code.

     As discussed at length in this Disclosure Statement in Section II F, AGMI is a party to a number of agreements pertaining to its mining leases, unpatented lode and millsite claims, and mining permits related to Gold Bar. The law is unclear as to whether these mining agreements are nonresidential real property leases governed by (S)365(d)(4), unexpired executory contracts or as outright conveyances which are not executory contracts. To avoid any question, AGMI has requested, which the Bankruptcy Court granted that the deadline to assume or reject leases governing these agreements be extended through confirmation of its Plan of Reorganization. To avoid any question, the Debtors will treat these agreements as if the provisions of Section 365 apply and will seek to assume any agreements which they intend to utilize post-confirmation.

  Attached hereto as Exhibit G is a list of AGMI's leases and executory contracts including the Debtor's intentions regarding assumption or rejection. AGMI plans to reject the lease agreements related to its interests in Gold Bar unless it appears that an agreement for the purchase, joint venture or exploration of the property can be reached in which case it will assume and assign those agreements.

     Class 44.  Unimpaired Secured Claims of Bureau of Land Management for
     ---------  ----------------------------------------------------------
Cleanup obligations associated with the Gold Bar Property.  Class 44 is
----------------------------------------------------------
comprised of the Allowed secured claims of the Bureau of Land Management for Cleanup obligations associated with the Gold Bar Property under Plan numbers N64, 92-003P, N64, 89-004P and 87-008P. The Class 44 claim is secured by Bond #5661 issued by ACSTAR, the Class 45 claimant and United States Fire Insurance Company Bond Numbers 6101757263 and 6101757189. The Class 44 claimant and the Debtor shall retain all rights, without modification, under Plan numbers N64, 92-003P; N64, 89-004P and 87-

008P and Bond #5661 issued by ACSTAR, and United States Fire Insurance Company Bond Numbers 6101757263 and 6101757189. AGMI believes that the bonds will be sufficient to satisfy the Class 44 claim in full. To the extent that the bonds are sufficient to pay the allowed claims of the Class 44 Claimant in full, the Class 44 Claimant is unimpaired. To the extent that the bonds are insufficient to pay the allowed claims of the Class 44 Claimant in full, the deficiency claims shall be treated as a Class 49 unsecured claim. AGMI has scheduled the claims of the Class 44 Claimant as contingent and unliquidated. The value of the bonds securing the claims against AGMI total $2,911,000.

     Class 46.  Unimpaired Secured Claims of Norwest Bank. Class 46 is comprised
     ---------  ------------------------------------------
of Allowed Secured Claims of Norwest Bank of Colorado which has issued a letter of credit in the amount of $750,000 secured by a Certificate of Deposit for the benefit of United Fire Insurance Company. The value of the Certificate of Deposit securing the claims of the Class 46 creditor is $750,000. The letter of credit has been called and the Class 46 creditor has applied the Certificate of Deposit to the outstanding balance. AGMI believes that the rights and obligations of the Class 46 creditor have been satisfied in full. The Class 46 Claimant and the Debtor shall retain all rights, without modification, under the related documents. The Class 46 Claimant are unimpaired and any allowed claim shall be paid out of the collateral held by the Class 46 claimants under the terms of the agreements. The value of the collateral securing the Class 46 claim is $750,000.

           3.   TREATMENT OF CLAIMS IMPAIRED UNDER THE AGMI PLAN

     Class 41.  Allowed Secured and Unsecured Tax Claims pursuant to 11 U.S.C.
     --------   --------------------------------------------------------------
(S) 507(a)(8).Class 41 is comprised of Allowed Secured and Unsecured Tax Claims
--------------
under U.S.C. (S)507(a)(8) excluding claims for penalties not related to actual pecuniary loss.

     Secured Tax Claims  The Class 41 claimants shall retain their prepetition
     ------------------
liens, if any, on property of the Reorganized AGMI pending payment in full of the Class 41 secured claims. The Class 41 claimants with secured claims shall be paid from the proceeds of the sale, joint venture or other agreement related to the collateral subject to the liens held by the Class 41 creditors the assets secured by the liens within six years after the date of assessment or the Class 41 claimants shall be released from the injunction entered upon Confirmation and shall have the right to pursue its rights and remedies arising from its prepetition liens under state law.

     Unsecured Tax Claims  The Class 41 claimants shall receive 100% of their
     --------------------
unsecured priority claims with interest at 8% per annum. The Class 41 unsecured claims shall be paid in full through annual installments within six years from the date of assessment. Payments to the Class 41 claimants on account of unsecured claims shall commence within fifteen days after the close of the first annual anniversary of the Effective Date of the AGMI Plan.

     Claims for penalties not related to actual pecuniary loss shall be treated under Class 51. The allowed amount of any Class 41 claim shall be subject to determination under Section 505 of the Bankruptcy Code. The Debtor shall file any requests for determination under Section 505 within sixty days of the Effective Date of the Plan. Any disputed portion of a Class 41 Claim shall be treated as a Contested Claim in accordance with the provisions of Article X of this Plan.

     The Class 41 claims include the claim asserted by Eureka County Nevada for unpaid property taxes for tax years 1997 and 1998 which are treated as a secured Class 41 tax claim to the extent of the value of their lien. Eureka County asserts a first priority tax lien in AGMI's interest in Gold Bar including the equipment and the mill. The Class 41 creditor has asserted a claim in the total amount of $236,697.62, comprised of unpaid taxes of $209,071.23 and penalties and interest totaling $27,608.39. The Debtor does not dispute that there are taxes owing but asserts that the taxes were assessed against improper values, and therefore there is a dispute as to the amount owing. The taxes were based upon an assessed asset value of approximately $17,000,000 when the values were substantially less. The Debtor has scheduled the claim at $198,256.58 and believes that the claim may in fact be less. Based upon an analysis of appraised values, it appear that in fact AGMI has a credit for overpayment of taxes for the year 1996-1997 which offsets any tax obligation owing for subsequent years. The Debtor therefore believes that the outstanding tax claim is $0. AGMI has filed an objection to the claim filed by Eureka County seeking a determination of the value under Section 505 and the availability of any credit under the provisions of Section 505. Eureka County has filed an objection to the Motion.

     The payments to the Class 41 creditor shall be paid from the proceeds received by AGMI from the liquidation of the equipment or from the dismantling of the mill held by AGMI. In the event AGMI fails to make the payments of the Allowed Class 41 tax claim, Eureka County may proceed to foreclose on its tax liens.

     Class 43  Claims of Gerald E. Davis. Class 43 is comprised of the claims of
     --------  -------------------------
Davis which arise under the terms of the Settlement Agreement dated July 9, 1999 between the parties resolving the disputes and claims between Davis and Atlas raised in the Chapter 11 proceeding and in Adversary Case No. 99-1122 MSK captioned Atlas Corporation, Atlas Gold Mining Inc., and Atlas Precious Metals, Inc. v. Gerald E. Davis. The claims of Davis shall also be treated as a Class 13 claim under the Atlas Plan and a Class 29 claim under the APMI Plan. Davis shall be granted a security interest by Atlas AGMI and APMI in the Davis Collateral at Gold Bar described herein to the extent of $60,000. The security interest granted to Davis shall be subordinate to the Class 41 tax claims of Eureka County and any administrative expenses. If the collateral securing the claims of the Class 43 creditor has not been sold within five years after the Effective Date for a value sufficient to pay the Allowed Secured Claims held by the Class 43 creditor, the injunction shall be lifted as provided herein to permit the Class 43 creditor to pursue his lien rights at state law.

     Class 45a.  Allowed Secured Claims of ACSTAR.  The Class 45a claims are
     ----------  ---------------------------------
comprised of the Allowed Secured Claims of ACSTAR which were secured by certain letters of credit in the aggregate amount of $5,425,000 plus the Escrow Fund. The ACSTAR Allowed Secured Claims are based upon the ACSTAR Bonds and ACSTAR Moab Bond in the aggregate amount of $8,290,000 to secure Moab Cleanup Obligations and Other Cleanup Obligations including the cleanup obligations
owing to the Class 45 claimant under the AGMI Plan.   ACSTAR's secured claims
against Atlas, AGMI and APMI are cross collateralized. ACSTAR has drawn on the letters of credit and is entitled to use the proceeds therefrom in order to pay the Class 4 creditors under the Atlas Plan and to reimburse itself for the actual amount incurred under the ACSTAR Bonds for Other Cleanup Obligations including the cleanup obligations owing to the Class 45 claimant under the APMI Plan, and its unpaid fees and expenses. Furthermore, any amount remaining from the Escrow Fund may be used by ACSTAR for the same purposes. To the extent any funds remain from the Escrow Fund after satisfaction of the Other Cleanup Obligations secured by the ACSTAR Bonds and any unpaid fees and expenses ACSTAR has incurred on said Bonds, such funds shall be remitted to the Reorganized Atlas. ACSTAR shall retain its rights under the escrow agreement. The foregoing treatment shall constitute satisfaction in full of the Class 45a Allowed Secured Claim.

     Class 45b.  Impaired Unsecured and Administrative Claims of ACSTAR.  The
     ----------  -------------------------------------------------------
Class 45(b) claim is comprised of the unsecured deficiency claim which ACSTAR has for the Other Cleanup Obligations which it has to pay, and unpaid fees and expenses in excess of its Class 45(a) Allowed Secured Claim, which claim shall not exceed $500,000. Any claim by ACSTAR that its claims are entitled to treatment as a Class 40 Administrative Expense, under any theory, and any potential claim against ARISUR, shall be waived and released. For purposes of voting and feasibility the Class 45(b) claim shall be estimated at $500,000. ACSTAR's unsecured claims against Atlas, AGMI and APMI shall collectively not exceed $500,000. The claims shall be allocated among the estates based upon actual damage, with the claim applied first to AGMI, then to APMI and then to Atlas. The actual amount of the Class 45(b) monetary claim allowed against AGMI shall be paid as a Class 49 Allowed Unsecured Claim. On the later of Effective Date of the AGMI Plan or at such time as the Class 45(b) creditors claim is actually determined, it shall receive in full satisfaction of its claim a monetary claims equal to the actual amount expended for Other Cleanup Obligations, plus fees and expenses, not to exceed $500,000, which shall be treated as a Class 49 unsecured claim and shall receive shares representing its pro rata share (determined with respect to Class 49 and 50 claimants) of the outstanding common stock of the Reorganized AGMI; provided that distributions to the Class 45(b) creditor shall be held by a mutually acceptable escrow agent pending determination of ACSTAR's responsibility for the Other Cleanup Obligations. If Bonds #5659, #5660 and #5661 for the Gold Bar property are terminated without being called and/or there is no unsecured deficiency, the Allowed Class 45(b) claim shall be $0 and the shares which are being held in escrow shall remain treasury stock.

     Under the terms of the Agreement with ACSTAR, the total unsecured claim arising from the bonds to secure the cleanup of Gold Bar shall not exceed $500,000 and the total secured claim shall not exceed $425,000. ACSTAR's unsecured claims against Atlas, and AGMI and APMI shall collectively not exceed $500,000. The claims shall be allocated among the estates based upon actual damage, with the claim applied first to AGMI, then to APMI and then to Atlas. Thus, under the Agreement the total value of the Class 45(a) and (b) claims shall not exceed $925,000.

     Class 47.  Impaired Secured Claims of United States Fire Insurance Company.
     ---------  ----------------------------------------------------------------
Class 47 is comprised of the Allowed secured claims of United States Fire Insurance Company which issued Bond Numbers 6101757263 and 6101757189 secured by a letter of credit issued by Norwest Bank in the amount of $750,000 to secure the Debtor's cleanup obligations at the Gold Bar property. The Class 47 Claimant has called the letter of credit. The Class 47 claimant and the Debtor shall retain all rights, without modification, under Bond Numbers 6101757263 and 6101757189 and the proceeds from the letter of credit. Demand has not been made upon the Bonds, and therefore the claims of the Class 47 creditor are contingent. To the extent that the Bonds are called and the proceeds of the letter of credit are insufficient to pay the allowed claims of the Class

47 Claimant in full, the Class 47 claims are impaired and the deficiency claims, up to $750,000, shall be treated as a Class 49 unsecured claim.

     Class 48.  Administrative Convenience Class.  Class 48 is comprised of the
     ---------  ---------------------------------
claims of unsecured creditors with allowed claims of $1,000 or less and unsecured creditors holding claims in excess of $1,000 electing to accept $1,000 in full payment of their claims. The Class 48 claims shall be paid in full without interest on the Effective Date. Creditors wishing to elect to have their claim treated under Class 48 shall make an election in writing to be received by undersigned counsel for the Debtor on or before the due date for tendering ballots to this Plan. There are three creditors whose claims total $638.90 which fall within Class 48. In addition, there are two additional creditors with claims totaling $2,000 and $5,257 which the Debtor estimates may elect to be treated as Class 48 claims. Thus, the Debtor estimates that the allowed Class 48 claims will total $2,638.90

     Class 49.  Allowed Unsecured Claims.   Class 49 is comprised of the Allowed
     ---------  -------------------------
Unsecured Claims against AGMI.  The Allowed Class 49 creditors shall receive:

     (A) Their pro rata share of the proceeds of from the sale or joint venture of AGMI's interests in the Gold Bar after payment of costs of sale and after satisfaction of the Allowed Class 40, 41 and 43 Claims. The funds shall be distributed on a Pro Rata basis between the Allowed Claims of the Class 49 and 50 creditors who for shall be treated as one class.

     (B) Their pro rata share of the common stock to be issued by the Reorganized AGMI. The stock shall be distributed on a Pro Rata basis between the Allowed Claims of the Class 49 and 50 creditors. For purposes of this distribution, the Class 49 and 50 Creditors shall be treated as one class.

     (C) The Class 49 and 50 claims shall bear interest at the rate of 8 percent per annum from the Effective Date. Interest shall be payable only if the proceeds of the sale as provided in (A) above are sufficient to pay the Allowed Class 49 and 50 claims in full.

The Debtor believes that the value of the Class 49 Claims, exclusive of the Class 45(b) and Class 50 creditors, and exclusive of those which the Debtor estimates will elect to be treated as Class 48 creditors, total $0. Any Allowed Class 45(b) claim shall be treated as a Class 49 unsecured claim. Exhibit K is a list of the claims the Debtor believes comprise the Class 49 claims, including a statement of this claims which are disputed.

     Class 50.  Claims Held by APMI.  Class 50 is comprised of the claims held
     ---------  --------------------
by APMI other than its claims as an interest holder treated under Class 53. Class 50 claims arise from an inter-company payable for cash advanced to AGMI. The allowed claim of AGMI under the Atlas Plan shall first be offset against AGMI's obligations to APMI which will reduce the accounts receivable owed by APMI to Atlas. The net Allowed Class 50 Claim shall be treated on a Pro Rata basis with the Class 49 creditors and shall its pro rata share of the distributions of proceeds of sale of AGMI's interest in the Gold Bar property and stock issued by the Reorganized AGMI.

     The prepetition intercompany receivables are calculated as of January 26, 1999, the date of the bankruptcy filings by APMI and AGMI. Atlas Corporation is a creditor of APMI holding a prepetition unsecured claim of $26,753,941. APMI is a creditor of AGMI holding a prepetition unsecured claim of $11,867,299.
AGMI is a creditor of Atlas holding a prepetition unsecured claim of $4,488,260. After setoff, the claim held by APMI against AGMI shall be reduced to $7,679,039 which shall be used for determining APMI's share of the stock of the Reorganized AGMI. The claim held by Atlas against APMI shall be reduced to $22,565,688.
The treatment of the claims held by Atlas against APMI are discussed under Class 28 of the APMI Plan. In addition, AGMI and APMI have outstanding administrative expense claims owing to Atlas from the payment of post-petition obligations of AGMI and APMI. The treatment of the administrative claims are addressed in Class 20 of the APMI Plan and Class 40 of the AGMI Plan.

     Class 51.  Claims Held by Any Taxing Authority for Penalties Not Related to
     ---------  ----------------------------------------------------------------
Actual Pecuniary Loss.   The Class 51 Claims are comprised of any penalty claims
----------------------
held by any taxing authority which are not related to actual pecuniary loss.
The Class 51 claims shall not receive any distribution of stock of the Reorganized AGMI.

     Class 52.  Late Filed Claims.  Class 52 is comprised of all late filed
     ---------  ------------------
claims against AGMI. The Class 52 claims shall be disallowed and shall receive no distribution under the AGMI Plan unless and until the Class 49 and 50 claims have been paid in full with interest at 8 percent per annum.

     Class 53.  Interests of APMI.  Class 53 is comprised of the interests of
     ---------  ------------------
APMI which holds one-hundred percent of the stock of AGMI. The interests of the Class 53 interest holder shall be voided. The Class 53 Interest Holder shall receive no distributions on account of its interests unless and until the Class 49, and 50 claims have been paid in full with interest at 8% per annum.

            4.  MEANS FOR THE IMPLEMENTATION AND EXECUTION OF THE AGMI PLAN

     On or about the Effective Date, all assets of AGMI shall be transferred to the Reorganized AGMI free and clear of all liens, claims, and interests of creditors, equity holders, and other parties in interest, except as otherwise provided herein. Specifically, the assets shall be transferred subject to the liens held by the Class 43, secured creditor and any Class 41 creditor with perfected liens. The Class 44, 45(a) 46 and 47 creditors shall retain the collateral securing their claims. The Reorganized AGMI shall not, except as otherwise provided in this Plan, be liable to repay any debts which accrued prior to the Confirmation Date. Except as provided in this AGMI Plan, on the Confirmation Date AGMI shall be granted a discharge under 11 U.S.C. (S) 1141.

     On the Effective Date, AGMI shall begin implementing its Plan of Reorganization pursuant to the terms for each class of claimants set forth above. All payments under the AGMI Plan shall come from the cash held by the Reorganized AGMI or proceeds of the sale of its interests in the Gold Bar property after costs of sale. The Class 40 administrative expenses may be paid from advances by the Reorganized Atlas.

     The Reorganized AGMI shall distribute the proceeds from the sale, joint venture or other agreement compensating AGMI for its interests in the Gold Bar property, after payment of costs, in order of priority as established in the AGMI Plan within fifteen days after the close of the calendar quarter in which the proceeds were received.

     If the Allowed Secured Claims secured by AGMI's interests in the Gold Bar property has not been satisfied through the sale, joint venture, exploration agreement or other agreement with respect to the property, by the five year anniversary of the Effective Date, the injunction precluding action against AGMI and its assets shall be lifted as of the first business day after the five year anniversary of the Effective Date and the holders of Allowed Secured Claims shall be entitled to pursue their state court remedies against the collateral securing their claims.

     The stock to be issued by the Reorganized AGMI to the Allowed Claims of the Class 49 and 50 creditors shall be issued within 90 days after the Effective Date. In determining the Pro Rata share to be distributed to Contested Claims under Article X, the shares shall be reserved as if the Contested Claims were allowed in full and held by the Reorganized AGMI pending resolution of the dispute. If AGMI' objections to the claims are sustained by Final Order, the shares shall not be issued.

     The Reorganized AGMI may pursue any claims or recovery actions held by AGMI, including but not limited to recovery under 11 U.S.C. (S)(S)544, 547, 548
and 549.   The Reorganized AGMI may abandon any claim AGMI has against any third party if it determines that the claim is burdensome or of inconsequential value and benefit. The Reorganized AGMI is authorized to employ counsel to represent AGMI in the litigation or any cause of action or claims held by AGMI.

     All funds held by the Reorganized AGMI for distribution under the AGMI Plan shall be held in accounts which meet the insurance and guaranty requirements 11 U.S.C. (S)345(b).

     Following the Effective Date, the Reorganized AGMI may compromise objections to Claims or causes of action referred to in this AGMI Plan without notice and hearing for claims or causes of action asserted in the original amount of $5,000 or less. Settlements or compromises of any claims or causes of action asserted in the amount of $5,000 or more shall be subject to notice and an opportunity for hearing under the provisions after notice in compliance with the Local Rules of Bankruptcy Procedure.

     After the Effective Date, the Reorganized AGMI exercising its business judgment may sell, operate or abandon any of its assets. The Plan does not provide that notice shall be given after the Effective Date of the abandonment or sale of any of AGMI's assets due to the fact that the stock of the Reorganized AGMI shall be distributed to the creditors who as shareholders shall elect the Board of Directors and therefore the creditors shall have input into the management of the Reorganized AGMI.

     AGMI shall receive a discharge only to the extent permitted by 11 U.S.C.
(S) 1141 and AGMI shall be entitled to seek injunctive relief from the Court, if necessary, to enforce any and all provisions of the Plan. Under the provisions of 11 U.S.C. (S)1141(d)(3), APMI may not be entitled to a discharge since it is not currently operating the properties and is planning to liquidate substantially all of its assets. However, the confirmation of the Plan shall result in the imposition of an injunction precluding creditors from taking action against the assets of APMI except as provided in the Plan.

          5.   AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS OF AGMI

     As may be required, the Articles and Bylaws of AGMI shall be amended on or before the Effective Date to the extent necessary to effectuate the provisions of the AGMI Plan, including but not limited to, reincorporating the Reorganized AGMI under the laws of the State of Colorado, voiding its existing common stock and issuing new common stock in compliance with the provisions of this AGMI Plan. No fractional shares of stock shall be issued.

     Board of Directors and Annual Shareholders Meeting.
     ---------------------------------------------------

     The current Board of Directors shall serve until the next annual or special meeting of shareholders, called in accordance with the Bylaws. At the annual or special meeting, the shareholders shall elect a new Board of Directors.

     D.   ADMINISTRATIVE MATTERS  IN THE ATLAS PLAN, AGMI PLAN AND APMI PLAN

     Creditors should review the provisions for default and plan modification, the general provisions, the provisions for assumption or rejection of executory contracts, provisions as to contested claims, retention of jurisdiction set forth in the Atlas Plan, the APMI Plan and the AGMI Plan.

VIII.  DISCUSSION OF OPERATIONS UNDER THE ATLAS PLAN AND PROJECTIONS

     The Atlas Plan contemplates that it will emerge from Chapter 11 as a public company with little debt. The Atlas Plan provides that the unsecured creditors will receive their pro rata share of the funds held on the Effective Date and distributions of a portion of the proceeds from the sale of Grassy Mountain and Gold Bar and the CGL claims, projected to be $2,625,100 over the life of the Plan (See Exhibit C) plus their pro rata share of the stock of the Reorganized Atlas. A public listing will be sought on a recognized exchange to insure that there is a medium of exchange for creditors to trade their stock. The principal asset of Atlas will be Arisur and its Bolivian operations, although Atlas will also continue to pursue recovery of the value of its claims against AGMI and APMI through realization of the value of their interests in Gold Bar and Grassy Mountain, its causes of action, including any voidance actions in the Chapter 11 case and the insurance recovery claims under its Comprehensive General Liability policies.

     It is projected that Arisur will expand the Bolivian operations through refinancing its loan with CAF. Additional capital may be obtained from CAF or another third party. The projections contemplate that substantial cash flows will start from Arisur following the year 2000 and that Atlas will operate with significantly reduced administrative costs. The projections for the operations attached hereto as Exhibit C reflect that by 2002 Arisur will provide net cash flow of approximately $2,200,000 per year and that the ending cash balance of Atlas and Arisur will be approximately $2.0 million in 2002, $3.2 million in 2003 and $4.5 million in 2004. In addition the projections for Atlas anticipate that the Grassy Mountain property will be sold by the year 2001 and that the value of Gold Bar will be realized through selling portions of the mill over time. The projections anticipate that the value from the Grassy Mountain and Gold Bar properties will be realized by the end of 2001 with Atlas' share of the distribution totaling at least $2.0 million. Atlas will also continue to pursue its CGL insurance recoveries and the ARD Claims. The CGL recoveries may in fact exceed the estimate.

     Atlas proposes to develop the Andacaba mine to increase productivity and revenues in order to offset depressed metal prices. Development is necessary to enable Arisur to increase the percentage of ore feed from the two principal veins. Presently there are significant materials handling costs associated with the mine because the ore must be carried great distances from the accessible reserves to the Mill. Additionally, the portions of the mine which are presently being mined have lower grades, thus have a lower percentage of metal in the rock. The development, as proposed, will enable Arisur to mine the veins with higher grades and lower handling costs, thus significantly increasing net revenues from the mine. This will provide Arisur with a solid revenue stream, increase mine life, increase the quality of accessible reserves and increase the value of the assets. The development program involves installation of a 770 meter Trackless Ramp at a gradient of minus 10% to access the San Juan Vein at the 4430 level. Fifty percent of the ore reserves lie below the 4500 level, or up to 1.6 million tonnes. Prior to obtaining possible financing from CAF for the development program at Andacaba, Atlas must fund a drilling program estimated at $325,000 to be carried out in the fourth quarter 1999. This will facilitate development commencing in July 2000. Arisur anticipates that the completion of the project will take 17 months with the capital cost in the year 2000 at $1.36 million and $2.25 million in year 2001 Arisur projects increased ore production by the seventh month with the development completed by the 17th month. Arisur projects that the net present value of Arisur with the development program coupled with existing production is $3.7 million.

     The projections for Arisur's operations for 1999 and the five year forecast attached hereto as Exhibit C. The projections contemplate that the amounts received by AGMI and APMI from the sale of their assets are the net value after reduction of costs of sale and any taxes associated with the sale. The forecasts are based upon the assumptions set forth in Exhibit D:

     Another possibility for Atlas following confirmation of the Plan is a merger either of Atlas and Arisur to reduce administrative expenses or with an outside entity.

     The AGMI Plan contemplates that AGMI will seek to sell its assets at Gold Bar and resolve its outstanding claims, including the environmental liability claims. AGMI projects that the mill at Gold Bar alone could be sold for at least $1.0 million and that the bonds posted are more than sufficient to cover the environmental liability claims. At the current level of gold prices, AGMI and APMI were unable to obtain a buyer for the Gold Bar property as a complete asset. However, they have entered into the Vengold Agreement, subject to Bankruptcy Court approval, pursuant to which they retain a 2% smelter royalty interest up to $1,000,000 on the mining claims transferred under the Agreement. In addition, certain of the assets, such as the Mill and infrastructure are valuable to companies engaged in other mining operations which are not impacted by gold prices. AGMI has reduced holding costs by abandoning portions of the Gold Bar assets and is seeking a purchaser(s) for the mill and equipment to achieve value. AGMI estimates that it will receive $1.5 million for the sale of its interests in Gold Bar. AGMI believes that it has reached an agreement with Eureka County to turn the road on the site (the regrading and reseeding of which constitutes a significant part of the environmental liability) into a County road. If an agreement can be finalized, the environmental reclamation claims will be substantially reduced. AGMI does not anticipate that there will be significant costs incurred by AGMI in conjunction with the agreement to turn the road into a County road. The only costs AGMI anticipates that it will incur is the cost to have representatives participate in the necessary meetings and to approve the necessary documentation. AGMI does not anticipate that these costs will exceed $10,000. The costs will be funded by AGMI or by inter-company advances by Atlas. Further, AGMI will incur property taxes post-confirmation to Eureka County. AGMI believes that these taxes will not exceed $10,000 per year. These taxes shall be paid from funds held by AGMI from the liquidation of its assets or by inter-company advances by Atlas. In the event that the property taxes are not paid when due, Eureka County will have the rights and remedies provided under Nevada law to enforce its property tax claims against the property held by the Reorganized AGMI which may result in a tax sale of the property during the Plan period.

     The APMI Plan contemplates that APMI will seek a buyer for the Grassy Mountain property. The projections contemplate that a sale of Grassy Mountain will be accomplished by the close of 2001. Although the decline in gold prices may have a negative impact on APMI's ability to sell Grassy Mountain in the near future, the holding costs for Grassy Mountain are $50,000 per year. APMI plans to hold Grassy Mountain until a better price can be obtained, which APMI projects will occur in 2001. If a decision is made post-confirmation not to sell Grassy Mountain but to hold it, a merger with the Reorganized Atlas may be pursued to reduce administrative expenses in 2001.

     Tax Consequences of Operations Under Plan
     -----------------------------------------

     The projections set forth in Exhibit C attached hereto are of the net proceeds to be received on account of any sale and therefore contemplate that any taxes due from the sale of assets have been satisfied. The Debtors shall be subject to the provisions of the Internal Revenue Code regarding adjustment of corporate tax attributes to the extent of debts discharged upon confirmation of the Plan. Although, the Debtors will not have taxable income from the discharge as a result of the exclusions of Section 108 of the Bankruptcy Code, their tax attributes, including net loss carryforwards will be subject to adjustment.
This Disclosure Statement does not purport to give tax advice to any creditor or interest holder. You should consult your tax advisor regarding the tax consequences of the Chapter 11 proceedings on your taxes.

IX.  ANALYSIS OF CLAIMS

     Under the Bankruptcy Code, a creditor may be able to participate in an estate whether or not a Proof of Claim has been filed, provided the Debtor has not scheduled the claim as disputed, contingent or unliquidated. The Bankruptcy Court has set a bar date for filing proofs of claim of

January 15, 1999, in the Atlas case and April 30, 1999 in the AGMI and APMI cases. If a creditor did not timely file a proof of claim, its claim under the Plan will be the amount set forth in the Debtors' Schedules of Assets and Liabilities and if the claim was scheduled as disputed, contingent or unliquidated it shall be disallowed.

    As of the date of this Disclosure Statement, and to the best of the Debtor's knowledge, the following is an estimate of the total claims which are reflected in the Schedules, and amendments filed with the Bankruptcy Court and the amounts which will be paid pursuant to the Plan.

    A. ATLAS PLAN

CLASS  TYPE OF CLAIM                    TOTAL
-----                                  AMOUNT         TREATMENT PROPOSED
                                      CLAIMED          UNDER ATLAS PLAN
--------------------------------------------------------------------------------
1.     Administrative Expense       80,000.00/5/   Payment on Effective Date
--------------------------------------------------------------------------------

2.     Wage Claims                  13,802.77      Payment on Effective Date
--------------------------------------------------------------------------------
3.     Tax Claims                        0.00/6/   Payment within 6 years of
                                                   Date of assessment
--------------------------------------------------------------------------------
4.     Environmental Liability    121 Million      Claims treated under the Moab
                                                   Claims Uranium Transfer
                                                   Agreement. Certain assets
                                                   transferred in satisfaction
                                                   of the claims.
--------------------------------------------------------------------------------
5(a)   ACSTAR secured claim       $ 8,290,000/7/   Draw on collateral of
                                                   $5,675,000 less $189,000
                                                   previously applied. Balance
                                                   of Escrow Fund as of 6/30/99
                                                   $5,498,984.32.
--------------------------------------------------------------------------------



----------------
       /5/       Administrative expense claims estimated to be $80,000
representing the professional fees of $40,000 which are estimated to have not been paid through interim fee applications. All other professional fees have been paid under the terms of the Interim Compensation Procedure Order and all other postpetition obligations will be paid in full and one months accounts payable estimated at $40,000. The PBGC has asserted an administrative expense claim for penalties in the amount of $272,800 which has not been included as Atlas believes under prevailing case law they are not entitled to administrative status.

      /6/        The Internal Revenue Service has filed a claim in the amount of
$61,138.43 as an excise tax as a result of the Debtor's failure to fund the Defined Benefit Plan. Atlas believes that this claim is treated under Class 13.

      /7/        This reflects the total bonds posted by ACSTAR, including the bonds to secure the cleanup of the Moab Utah Site. The bonds are cross-collateralized. ACSTAR's claim will be treated in accordance with the agreement between the parties.

-------------------------------------------------------------------------------
5(b)    ACSTAR unsecured and     Up to $500,000       Under the MUMTA, ACSTAR
        administrative claims.                        has an unsecured claim
                                                      against the estates of
                                                      Atlas, AGMI and APMI to be
                                                      allocated among the 3 as
                                                      follows: first to AGMI
                                                      then to APMI and finally
                                                      to Atlas. Atlas Claims
                                                      treated on a pro rata
                                                      basis with Class 10.
--------------------------------------------------------------------------------
6.      Secured Claims               677,242.17/8/    Retain rights to
                                                      collateral of $764,092.46
--------------------------------------------------------------------------------
7.      Retiree Medical Plan            unknown/9/    Retain rights under Plan.
--------------------------------------------------------------------------------
8.      Executory Contracts and            0.00/10/   Assume or Reject by
        Unexpired Leases                              Confirmation
--------------------------------------------------------------------------------
9.      Asbestos claims            $4.5 million/11/   Elect to pursue insurance
                                                      coverage or treated under
                                                      Class 10
--------------------------------------------------------------------------------
10.     Unsecured Claims           $9,480,253.41 if   Receive pro rata share of
                               objections to claims   :(1) Cash on effective
                               are sustained and      date less up to $800,000
                               $12,053,276.44 if      working capital and
                               they are not           amounts to pay Class 1 and
                               sustained. /12/        2 claim; (2) Pro rata
                                                      share of 75% of Atlas'
                                                      share of proceeds from
                                                      AGMI and APMI including
                                                      sale of Gold Bar or Grassy
                                                      Mountain; (3) 10% of the
                                                      net recoveries up to $1.5
                                                      million and 50% of the net
                                                      recoveries in excess (4)
                                                      Pro Rata share of 67.5% of
                                                      the stock of the
                                                      Reorganized Debtor
                                                      calculated with the Class
                                                      12 claimants. The stock
                                                      split pro rata between
                                                      classes 10, and 12.
--------------------------------------------------------------------------------


-------------------
         /8/     Based upon projections that only allowed Class 6 secured claim is claim of Environmental Protection Agency arising from cleanup obligations at Coalinga.

         /9/     There is no default under the terms of the Retiree Medical
Plan. Atlas' obligations under the Plan will continue.

         /10/    Claim is valued at $0 as Atlas is not in default post-petition under the provisions of its unexpired leases.. Projections contemplate that Atlas will not assume its office lease and any default prepetition shall be treated as a Class 10 claim. See Exhibit I.

         /11/    Comprised of timely filed claims for personal injury or torts with damages asserted of at least $4.5 million.

         /12/    See schedule of Class 10 claims attached as Exhibit I.

11.  Unsecured Claim of AGMI      $ 4,488,260      Offset claim owing by APMI to
                                                   Atlas.
--------------------------------------------------------------------------------
12.  Shipes Parties               $ 2,250,000/13/  Receive pro rata share with
                                                   Class 10 creditors of 67.5%
                                                   of the stock of the
                                                   Reorganized Atlas.
--------------------------------------------------------------------------------
13.  Gerald E. Davis              $     5,000      Under settlement agreement
                                                   receives $5,000 on effective
                                                   date, security interest in
                                                   collateral held by AGMI up to
                                                   $60,000 and unsecured claim
                                                   treated under Class 10 in the
                                                   amount of $120,246.
--------------------------------------------------------------------------------
14.  Penalty Claims               $ 61,138.43      Allowed claims treated on pro
                                                   rata basis with Class 10
                                                   except to not receive stock.
--------------------------------------------------------------------------------
15.  Stockholders holding 1,000                    Voided unless pay $15 per
     shares or less.                               year to maintain stock.
--------------------------------------------------------------------------------
16.  Stockholders holding more                     Retain shares but diluted
     than 1000 shares                              such that hold pro rata
                                                   share of 15% of Reorganize
                                                   Atlas.
--------------------------------------------------------------------------------
17.  Warrants and Options                          Voided
--------------------------------------------------------------------------------
18.  Late filed claims                             Disallowed and receive no
                                                   distribution.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            B.  APMI PLAN
--------------------------------------------------------------------------------
CLASS   TYPE OF CLAIM            TOTAL             TREATMENT PROPOSED
                                 AMOUNT            UNDER APMI PLAN
                                 CLAIMED
--------------------------------------------------------------------------------

20.  Administrative Claims        $   206,985/14/  Paid on Effective Date or
                                                   when assets are sold.
--------------------------------------------------------------------------------


--------------------

           /13/    Claim allowed under Settlement Agreement resolving Shipes
Litigation. Stipulated that Shipes Parties have a Class 10 unsecured claim in the amount of $580,000 and a subordinated debt claim in the amount of $2,250,000 which shares on a pro rata basis for purposes of issuance of stock.

           /14/    As of August 31, 1999. The amount at confirmation may be
higher.

--------------------------------------------------------------------------------
21    Tax Claims                          None            Paid from proceeds of
                                                          property securing lien
                                                          within 6 years of
                                                          assessment or granted
                                                          leave to foreclose tax
                                                          lien.
--------------------------------------------------------------------------------
22    Executory Contracts and             0.00/15/        Assume or Reject by
      Unexpired Leases                                    Confirmation
--------------------------------------------------------------------------------
23    Merrill Lynch                 $5,425,000            Paid through
                                                          collateral held in the
                                                          amount of $5,425,000
--------------------------------------------------------------------------------
24    State of Oregon         Contingent claim            Retain rights under
                               146,200 or less            bonds in amount of
                                                          $146,200
--------------------------------------------------------------------------------
25(a) ACSTAR secured claim         $ 8,290,000/16/        Draw on collateral of
                                                          $5,675,000 less
                                                          $189,000 previously
                                                          applied. Balance of
                                                          Escrow Fund as of
                                                          6/30/99 $5,498,984.32.
--------------------------------------------------------------------------------
25(b) ACSTAR unsecured and       Not to exceed            Under the MUMTA has
      administrative claims           $500,000            an unsecured claim
                                                          against the estates
                                                          of Atlas, AGMI and
                                                          APMI to be allocated
                                                          among the 3 as
                                                          follows: first to AGMI
                                                          then toAPMI and
                                                          finally to Atlas.
                                                          Claims against APMI
                                                          treated on a pro rata
                                                          basis with Classes 27
                                                          and 28
--------------------------------------------------------------------------------
26.   Administrative                       590            Paid in full on
      Convenience                                         effective date
--------------------------------------------------------------------------------
27    General Unsecured            $524,062 if            Receive pro rata
                                   objections to claims   share of the
                                   are sustained and      distribution of the
                                   2,528,962 if they      proceeds ofthe sale
                                   are not sustained      of Grassy Mountain
                                                          and Gold Bar property
                                                          and receive stock of
                                                          Reorganized APMI on
                                                          prorata basis with
                                                          Allowed class 25(b)
                                                          and 28 claims
--------------------------------------------------------------------------------


-----------------
          /15/     Claim is valued at $0 as APMI is not in default under the
provisions of its unexpired leases.

          /16/     This reflects the total bonds posted by ACSTAR, including the bonds to secure the cleanup of the Moab Utah Site. The bonds are cross-collateralized. ACSTAR's claim will be treated in accordance with the agreement between the parties.

28  Unsecured claim of Atlas      22,265,688       Receive pro rata share of the
                                                   distribution of the proceeds
                                                   of the sale of Grassy
                                                   Mountain and Gold Bar
                                                   property and receive stock on
                                                   pro rata basis with Allowed
                                                   class 25(b) and 27 claims
--------------------------------------------------------------------------------
29  Gerald E. Davis.                   $0.00       Convey a security interest in
                                                   whatever interest APMI holds
                                                   in the Davis Collateral.
--------------------------------------------------------------------------------
30  Penalty Tax Claims                 $0.00       Treated as unsecured
                                                   creditors but do not receive
                                                   stock.
--------------------------------------------------------------------------------
30  Late Filed Claims                  $0.00       Receive no distributions
                                                   until classes 27 and 28 paid
                                                   in full
--------------------------------------------------------------------------------
31  Stock Interests of Atlas                       Voided


    C.  AGMI PLAN

CLASS   TYPE OF CLAIM               TOTAL             TREATMENT PROPOSED
-----   -------------               AMOUNT              UNDER APMI PLAN
                                    CLAIMED
                                    -------
--------------------------------------------------------------------------------
40  Administrative Expenses        $ 146,923./17/  Paid on Effective Date or
                                                   when assets are sold
--------------------------------------------------------------------------------
41  Tax Claims                         $0.00/18/   Paid in full within 6 years
                                                   or property subject to liens
                                                   will be turned over to lien
                                                   claimants in order of
                                                   priority
--------------------------------------------------------------------------------
42  Executory Contracts and             0.00/19/   Assume or Reject by
    Unexpired Leases                               Confirmation
--------------------------------------------------------------------------------


---------------

          /17/    As of August 31, 1999. The amount at confirmation may be
higher.

          /18/    Eureka County has asserted a claim in the amount of
$236,696.62. AGMI believes that in an action under Section 505 of the Code, it will be determined that due to credits from prior years that there are in fact no taxes owing.

          /19/    Claim is valued at $0 as AGMI is not in default under the
provisions of its unexpired leases.

--------------------------------------------------------------------------------
43    Gerald E. Davis                60,000/20/     Paid from sale of AGMI's
                                                    interest in Gold Bar or if
                                                    not sold within 5 years
                                                    after Effective Date, relief
                                                    from the injunction granted
                                                    to pursue foreclosure.
--------------------------------------------------------------------------------
44    Bureau of Land             Contingent         Retain rights under Bonds in
      Management              Environmental         amount of $3,176,000.
                                Reclamation
                        claims. Claim filed
                               in amount of
                                $3,125,205./21/
--------------------------------------------------------------------------------
45(a) ACSTAR secured claim       $8,290,000/22/     Draw on collateral of
                                                    $5,675,000 less $189,000
                                                    previously applied. Balance
                                                    of Escrow Fund as of 6/30/99
                                                    $5,498,984.32.
--------------------------------------------------------------------------------
45(b) ACSTAR unsecured and    Not to exceed         Under MUMTA has an unsecured
      administrative claims        $500,000         claim against the estates of
                                                    Atlas, AGMI and APMI to be
                                                    allocated among the 3 as
                                                    follows: first to AGMI then
                                                    to APMI and finally to
                                                    Atlas. Claims against AGMI
                                                    treated on a pro rata basis
                                                    with Classes 47, 49 and 50
--------------------------------------------------------------------------------
46    Norwest Bank                 $750,000         Paid from certificate of
                                                    deposit in amount of
                                                    $750,000
--------------------------------------------------------------------------------
47    U.S. Fire                  $1,500,000         Retain rights to letter of
                                                    credit $750,000. Balance
                                                    treated on pro rata basis
                                                    with Class 45(b), 47, 49 and
                                                    50.
--------------------------------------------------------------------------------


-----------------
       /20/     Under the terms of the Settlement Agreement with Davis, Davis has a security interest up to $60,000 in the Davis Collateral.

       /21/     The BLM has filed a claim in the amount of $3,125,205. The bonds securing the Gold Bar property total $3,176,000. Under the Plan, AGMI assumes that the environmental liabilities are less than filed and that under the sale of the Gold Bar Property that the purchaser agrees to cover the deficiency in the reclamation obligations.

       /22/     This reflects the total bonds posted by ACSTAR, including the bonds to secure the cleanup of the Moab Utah Site. The bonds are cross-collateralized. ACSTAR's claim will be treated in accordance with the agreement between the parties.

--------------------------------------------------------------------------------
48   Administrative Convenience            $2,638.90/23/  Paid on Effective Date
--------------------------------------------------------------------------------
49   Unsecured creditors             $0.00 if objections  Receive pro rata share
                                     to claims are        of distributions from
                                     sustained and        the sale of the Gold
                                     $2,004,900 if they   Bar assets and receive
                                     are not./24/         stock of reorganized
                                                          AGMI with Classes
                                                          45(b), 47 and 50
--------------------------------------------------------------------------------
50   Unsecured claim of APMI             $ 7,379,039      Receive pro rata share
                                                          of distributions from
                                                          the sale of the Gold
                                                          Bar assets and receive
                                                          pro rata share of
                                                          stock of reorganized
                                                          AGMI with Classes
                                                          45(b), 49 and 50.
--------------------------------------------------------------------------------
51   Tax Penalty Claims                        $0.00      Treated as unsecured
                                                          claim
--------------------------------------------------------------------------------
52   Late Filed                                           $0.00
--------------------------------------------------------------------------------
53   Stock Interests of APMI                              Voided
--------------------------------------------------------------------------------


X.   ALTERNATIVES TO THE PLAN - LIQUIDATION ANALYSIS

     An alternative to confirmation of the Atlas Plan, the AGMI Plan and the APMI Plan is conversion of one or all the cases to a liquidation proceeding under Chapter 7. The Debtors believe that liquidation of their respective assets would result in the creditors receiving less than they would receive under the Atlas Plan, the AGMI Plan and the APMI Plan. This liquidation analysis reflects what each Debtor believes is the best possible recovery in a liquidation. The actual recovery if the Debtors were liquidated may be more or less.

     The following is a summary of the liquidation value of the respective Debtors as of the date of this Disclosure Statement. The values have been established by the Debtors applying a discount factor to reflect an immediate forced sale. The following is the Debtor's best estimate of liquidation values which the debtor believes accurately reflects the amount recoverable in liquidation. The actual liquidation values may vary considerably.

     In preparing the liquidation analysis, the Debtors have assumed that the Chapter 7 Trustees will reach a stipulation resolving the inter-company receivables to treat them in the same manner as



-------------------

       /23/    There are three creditors whose claims total $638.90 which fall within Class 48. In addition, there are two additional creditors with claims totaling $2,000 and $5,257 which the Debtor estimates may elect to be treated as Class 48 claims. Thus, the Debtor estimates that the allowed Class 48 claims will total $2,638.90

       /24/    AGMI estimates that all unsecured creditors which do not fall within other classes will elect treatment as a class 46 administrative convenience claim and that the objections to the claims of the PBGC are sustained.

treated under the Plans, i.e. that the claims are treated as follows: the allowed claim of AGMI against Atlas shall first be offset against AGMI's obligations to APMI which will reduce the accounts receivable owed by APMI to Atlas. After setoff, the claim held by APMI against AGMI shall be reduced to $5,729,039 and the claim held by Atlas against APMI shall be reduced to $22,565,688.It is assumed that the Trustees will resolve the claims in this manner because due to the triangular nature of the obligations, it is impossible to ever finalize the values as AGMI owes APMI who owes Atlas who owes AGMI.

     A.   LIQUIDATION VALUE OF ATLAS

     Even in a liquidation analysis the Moab Utah Assets are transferred to the Reclamation Trust to be established under the MUMTA, approved by Order of the Court. The liquidation analysis presumes that there is no value to Atlas from Arisur because there are significant funds required for Arisur to cure its default under the CAF Loan and to complete the drilling program which is required before any loans for development will be granted. The projections for the Reorganization establish that the revenue of Arisur in 1999 is not sufficient to meet these obligations without assistance from Atlas. Once the redevelopment is commenced, the projections establish that there is considerable value for Arisur. This value will not be realized in a liquidation because unless Arisur is able to negotiate a restructure of the loan obligation and cure its default under the Loan, CAF will foreclose upon the assets at the Andacaba Mine. If CAF forecloses, there is no value to the estate from the receivable owed by Arisur nor the Arisur assets.

                                                   Value under Plan        Liquidation Value
------------------------------------------------------------------------------------------------
Moab Utah Assets, including millsite, and          $           0.00/25/    $            0.00/26/
adjoining property
------------------------------------------------------------------------------------------------

Moab Water Rights                                              00.0/27/                 0.00/28/
------------------------------------------------------------------------------------------------

Cash and Short Term Investments                             978,337                  978,337/29/
------------------------------------------------------------------------------------------------


-----------------

            /25/    Under the terms of the Plan and the Moab Uranium Millsite
Transfer Agreement the Moab Utah Assets are transferred to the Reclamation
Trust.

            /26/    Liquidation value placed at $0.00. Assets transferred under the Moab Uranium Millsite Transfer Agreement and thus there is no value for the estate.

            /27/    Under the terms of the Plan and the Moab Uranium Millsite
Transfer Agreement the Water Rights are transferred to the Reclamation Trust.

            /28/    Liquidation value placed at $0.00 assets transferred under the Moab Uranium Millsite Transfer Agreement.

            /29/    Funds held by the Debtor as of June 30, 1999. Assumes any
liquidation took place on the same date. The actual liquidation value will be reduced by the funds expended for operations subsequent to June 30, 1999 and the date of liquidation.

Restricted Cash                                 235,000/30/            0.00/31/
--------------------------------------------------------------------------------

Receivable - APMI                             2,549,009/32/          71,701/33/
--------------------------------------------------------------------------------

Receivable from Arisur                          793,000/34/            0.00/35/
--------------------------------------------------------------------------------

Administrative claim against AGMI               146,923             146,923
--------------------------------------------------------------------------------

Administrative claims against APMI              206,985             206,985
--------------------------------------------------------------------------------

Prepaid Expenses                                119,773                0.00/36/
--------------------------------------------------------------------------------

Value of Arisur Inc.                          6,700,000/37/            0.00/38/
--------------------------------------------------------------------------------

Investment in Atlas Precious Metals                0.00/39/            0.00
--------------------------------------------------------------------------------


------------------

       /30/    Value reflects transfer of the $5,250,000 from the ACSTAR bonds to the Reclamation Trust under the MUMTA and that ACSTAR applies $190,000 from its collateral to outstanding premium charges, leaving a balance of $235,000. It is assumed that Atlas will not receive any of the Restricted Cash for use in its operations.

       /31/    Restricted cash is pledged to secure the Debtor's obligations to
ACSTAR for the bonds. In a liquidation the restricted cash will be paid to ACSTAR and therefore is valued at 0.

       /32/    Calculated based upon Atlas' pro rata share of the distributions of APMI under the APMI Plan assuming that objections to claims are sustained. If the objections are not sustained, Atlas' pro rata share of the distributions is reduced by $187,822 to $2,136,187.

       /33/    Calculated that Atlas' allowed claim against APMI is 95% of the allowed claims in a Chapter 7 assuming that the Class 25(b) claim of ACSTAR is allowed in full, that objections to claims are sustained and hat Atlas receives that percentage of the distribution of a liquidation of APMI. If the objections to claims are not sustained, Atlas' share is reduced to 88 percent or 66,418.

       /34/    As of June 30, 1999.

       /35/    There is no value for the Arisur receivable in a liquidation.
Arisur is in default under the CAF Loan, and is unable to restructure and cure its defaults under its loan to CAF without financial assistance from Atlas. If Atlas were liquidated and unable to fund the drilling and other programs, CAF would accelerate loan obligation of Arisur and foreclose upon its assets. Once CAF foreclosed, there would be no value remaining for unsecured creditors of Arisur, including Atlas. Therefore, in a liquidation, there is no value to Atlas from the Arisur receivable. The Loan Documents preclude Arisur from paying Atlas while it is in default of the provisions of the Loan Agreement.

       /36/    The prepaid expenses include prepaid insurance including
directors and officers liability insurance which the Debtor amortizes. The Debtor does not believe that there is any net recoverable value in a liquidation.

       /37/    This value is derived by taking a discounted net present value of the cash flow of Arisur. The number is obtained by taking the average annual cash flow of Arisur commencing 2002 of $2.0 million, assuming that the cash flow stays steady and does not grow thereafter for six years and discounting back to the present (2002) by a discount factor of 15 percent.

       /38/    Atlas projects that in a liquidation, CAF will accelerate the loan and foreclose the Arisur assets leaving no value for the estate.

       /39/    Under the APMI Plan Atlas ` stock interest is voided. Further, in a liquidation the assets of APMI are insufficient to pay the claims in full and therefore there is no value to the stock interest.

--------------------------------------------------------------------------------
Equity Interest in Suramco Metals, Inc.             0.00/40/            0.00
--------------------------------------------------------------------------------
Title X Receivables (as of 8/31/99)                    0/41/               0
--------------------------------------------------------------------------------
ARD Receivable                                   200,000/42/         175,000/43/
--------------------------------------------------------------------------------
CGL Insurance Recoveries                       2,000,000/44/      1,500,000/45/
--------------------------------------------------------------------------------
Office equipment, furniture and supplies          15,000              12,000/46/
--------------------------------------------------------------------------------
Recoveries of Avoidable Transfers                      0/47/               0
--------------------------------------------------------------------------------
TOTAL VALUE                                  $13,944,027         $ 3,090,946
--------------------------------------------------------------------------------

         The Atlas Plan provides for payment of cash distributions to creditors over the life of the Plan of $2,625,100 plus 67.5% of the stock of the Reorganized Atlas. The cash to be distributed to the unsecured creditors is after costs of administration and payment of classes with priority. See Exhibit C attached hereto. Atlas believes that the value of the stock to be distributed to unsecured creditors under the Atlas Plan is worth at least $4,522,500 which is valued at 67.5% of the value of its interest in Arisur calculated under a discounted cash flow analysis and defined above.


-------------------------

         /40/   Valued at $0 since has no assets or business.

         /41/   Under MUMTA Atlas retains Old Title X Receivables up to $
675,000. Atlas has collected the receivable in the amount of $552,000 which is reflected in the Cash and Short Term Investments listed above.

         /42/   Under MUMTA Atlas retains 50% of the ARD receivable. Atlas maintains that it is entitled to a disputed Title X claim for mill dismantling performed by American Reclamation and Dismantling Inc. Under the Plan Atlas projects that the recovery of its 50% interest will be $250,000 less legal fees of $50,000.

         /43/   In a liquidation, the Debtor projects that there will be
additional expenses associated with the collection of the ARD Receivable. The recovery will require assistance of individuals with knowledge of the complicated factual and accounting transactions associated with the collection. Under the Plan of Reorganization, the Debtor will retain the services of its officers on a consulting basis. In a liquidation, the Trustee would have additional expenses associated with consulting fees. Atlas has projected that a trustee would incur additional expenses of $25,000.

         /44/   Debtor's claims against its comprehensive general liability policies are valued at $2,900,000 less costs of collection of $900,000, and are estimated to net $2.0 million as estimated by Risk International.

         /45/   In a liquidation Atlas believes that there will be additional costs to recover on the Debtor's CGL policies. The claims will involve complex and technical factual data. Under the Plan, the Debtor will retain the services of Richard Blubaugh to assist in the recovery. The recovery by the Trustee will require the trustee to retain services of professionals to evaluate and reconstruct the data which the Debtor anticipates will cost an additional 25% of the recovery.

         /46/   Value in a liquidation reduced by 20 percent for costs of sale.

         /47/   Atlas does not believe that there are any recoveries from
avoidable transfers under Sections 547 and 548 of the Bankruptcy Code. Atlas during the 90 days prior to the filing of the petition was only paying current obligations in exchange for goods or services and was making payments in the ordinary course of business. Further, there were no transfers for less than adequate consideration. Atlas asserted avoidance claims against Gerald Davis which were settled during in the Davis Settlement.

Projected distribution                    Chapter 11          Chapter 7
                                        Reorganization        Liquidation
--------------------------------------------------------------------------------
Assets                                     $13,944,027             3,090,946
--------------------------------------------------------------------------------
Less Costs of Administering Estate       See Exhibit C               235,000/48/
--------------------------------------------------------------------------------
Less Chapter 7 Trustee Fees                                        $ 115,978/49/
--------------------------------------------------------------------------------
Net Value to Estate                         13,944,027             2,739,968
--------------------------------------------------------------------------------
Unpaid Administrative Expense Claims            80,000/50/           140,000/51/
from Chapter 11
--------------------------------------------------------------------------------
Payments of Class 2 Wage Claims                 13,802                13,802
--------------------------------------------------------------------------------
Value for Unsecured Creditors          Under Plan receive          2,586,166
                                       $2,625,100 plus
                                       67.5% of the stock
                                       of the Reorganized
                                       Atlas valued at
                                       $4,522,500. Total
                                       value to unsecured
                                       creditors estimated
                                       at $7,147,600
--------------------------------------------------------------------------------
Percentage Distribution                27% cash plus stock                15%
                                       worth another 38% of
                                       the claims
--------------------------------------------------------------------------------



--------------------

          /48/     The professional fees to be incurred by the estate in
collecting the CGL and ARD claims have reduced the amounts to be collected above. The estate would also incur fees for the professionals retained by the Chapter 7 estate including accountants to prepare tax returns estimated at $10,000. In addition, to successfully collect the CGL, the Trustee would have to retain the services of someone familiar with the facts on a contractual basis which is estimated at the $30,000 per year to be paid to Richard Blubaugh under the Reorganization Plan. In addition, Atlas estimates that there will be legal fees incurred in the estate of $20,000. The estate would also incur fees for care and maintenance of the Moab Utah Assets under MUMTA of $10,000 per month through December 31, 1999. In addition, the Estate will incur fees for environmental counsel to complete the transfer of the Moab Assets estimated at $40,000. Additionally, the estate will incur expenses estimated at $25,000 for storage and transfer of the documents required under the MUMTA and to preserve the documents for pursuit of the CGL claims. In addition, there will be costs of contract labor to compile and prepare the documents for transfer estimated at $20,000.

          /49/     Assumes trustee's fees paid at maximums set forth in Section
326(a) of the Code.

          /50/     Comprised of the fees of professionals which have not been paid under the Interim Compensation Procedure by fee applications and one month's accounts payable which are estimated to be outstanding on the Effective Date. The projections attached in Exhibit C provide for the payment of professional fees through confirmation and post-confirmation.

          /51/     Includes the professional fees which have not been paid
through fee applications through August 31, 1999. The projections under the Plan presume that all fees are paid under the Interim Compensation Order for those professionals who are filing fee applications. In a liquidation there would be fees by all which have not been subject to fee applications and amounts outstanding under the Interim Compensation Order for the month of and prior to conversion estimated at $100,000.

     Under the Plan of Reorganization, the Class 10 claims are calculated to be $9,480,253.41 which includes subordination and setoff of certain claims if objections to claims are sustained and $12,053,276.74 if they are not sustained. Under the Plan if objections to claims are sustained, unsecured creditors will receive cash equal to 27 percent of their claims and stock split on a pro rata basis with the Class 12 creditor equal to another 38 percent of their claims. If the objections to claims are not sustained, the unsecured creditors will receive cash equal to 21 percent of their claims and stock split on a pro rata basis with the Class 12 creditor equal to another 31 percent of their claim. Atlas projects that in a Chapter 7 liquidation the claims will be increased by the following: $4,500,000 estimated tort claims which under Plan pursue only the insurance recoveries; $2,250,000 of the claim of Roy Shipes stipulated under the Plan to be subordinated and to share only in the distribution of stock; and the $500,000 deficiency claim of ACSTAR. Thus the unsecured claims are estimated in a Chapter 7 to be $7,250,000 higher than under the Plan or $16,730,253 if objections to claims are sustained and $19,303,277 if they are not. In a liquidation unsecured creditors, if objections to claims are sustained, will receive $0.15 and $0.13 if they are not. The Atlas Plan is in the best interests of creditors as they receive more than they would under a Chapter 7 liquidation.

      B.    LIQUIDATION ANALYSIS OF APMI

                                  Value as Scheduled       Liquidation Value
--------------------------------------------------------------------------------
Gold Bar Property                                  0/52/                0.00/53/
--------------------------------------------------------------------------------
Grassy Mountain                            1,950,000/54/             270,000/55/
--------------------------------------------------------------------------------
Security Deposits                                  0/56/                0.00/57/
--------------------------------------------------------------------------------


-----------------

        /52/     Assumes that the interests of APMI at Gold Bar are transferred for the assumption of the environmental liabilities associated with the exploration land of $275,000 and therefore that APMI does not recover any funds from its interests at Gold Bar.

        /53/     Assumes in a liquidation that the Gold Bar property is seized by the holders of lien claims and environmental liabilities and therefore there is no value for the estate.

        /54/     Assumes that the Grassy Mountain Property is held until gold prices increase and is sold in 2001 for 2,000,000 and is sold under the agreement with Geographe with a $50,000 success fee.

        /55/     Assumes Grassy Mountain liquidated for $300,000 less costs of sale of 10% netting $270,000 which is the price the Debtor estimates can be obtained for the property in the current market. Assumes that the Trustee sells the property under the Agreement with Geographe which provides for a success fee of a minimum of $50,000 but not to exceed 10% of the price received.

        /56/     Total security deposits including deposit for copier, and
deposits with the Bureau of Land Management. Assumes value applied to obligations and no value for distribution to creditors.

        /57/     Valued at 0. In a liquidation it is assumed that the deposits will be offset against obligations of the Debtor.

Receivable from AGMI                          940,151.85/58/       62,274.40/59/
--------------------------------------------------------------------------------
Equity interest in AGMI                             0.00/60/            0.00/61/
--------------------------------------------------------------------------------
                                            2,890,151.85          332,274.40
TOTAL VALUE
--------------------------------------------------------------------------------



Projected distribution                     Chapter 11 Plan       Chapter 7
                                                                 Liquidation
--------------------------------------------------------------------------------
APMI  Assets                                      2,890,152          332,274
--------------------------------------------------------------------------------
Less Administrative Expenses owed Atlas             206,985          206,985
(08/31/99)
--------------------------------------------------------------------------------
Less Costs of Administering Estate                        0/62/      $30,000/63/
--------------------------------------------------------------------------------
Less Chapter 7 Trustee Fees                            0.00          $19,814/64/
--------------------------------------------------------------------------------
Net Value to Estate                               2,683,167           75,475
--------------------------------------------------------------------------------
Value for Unsecured Creditors                     2,683,167           75,475
--------------------------------------------------------------------------------
Percentage Distribution                                  11%     Less than 1
                                                                     percent
--------------------------------------------------------------------------------

     Under the Plan it is presumed that the claim of the Class 25(b) creditor is reduced for the distributions estimated under the AGMI Plan to $440,000. The claims of the Class 25(b), 27 and 28 claims total $23,229,750 if objections to claims are sustained and $25,234,650 if they are not sustained. Under the Plan, the claims receive their pro rata share of the distributions or $0.11 per dollar if objections are sustained and $0.10 per dollar if they are not sustained. Under a Chapter

---------------------

         /58/    The claim is calculated based upon the claim of APMI against
AGMI after setoff in the amount of $7,679,039 taking its pro rata share (approximately 85% of the distributions available to unsecured creditors under the AGMI Plan. If the disputed claims in the AGMI estate are allowed, APMI's share will be 69% of the distributions available or $763,182.09.

         /59/    Assumes APMI's claim is reduced under the inter-company setoff on a dollar for dollar basis and receives its pro rata share 85% of the distribution allowed to unsecured creditors of AGMI. If the disputed claims in AGMI's case are allowed, the share will be 69% or $50,552.16

         /60/    The interests are voided under the Plan.

         /61/    The assets of AGMI are insufficient to pay its obligations in full, thus there is no value to the stock.

         /62/    Assumes that the costs of filing consolidated tax returns and administrative expenses are paid by Atlas.

         /63/    Based upon estimated costs of obtaining appraisal of property of $10,000, estimated costs of preparing tax returns of $10,000 and estimated legal fees and expenses for estate of $10,000 with consideration of time necessary to review the facts and law and to bring counsel up to speed on the transactions.

         /64/    Assumes trustee's fees paid at maximums set forth in Section
326(a) of the Code.

7 liquidation, it is assumed that ACSTAR's unsecured claim will be allowed in the amount of $500,000 thus the total unsecured claims will be $23,289,750 if objections to claims are sustained and $25,294,650 if they are not sustained. In a Chapter 7 the unsecured creditors will receive less than $.01 per dollar. The APMI Plan is in the best interests of creditors as they will receive more in under the APMI Plan than they would in a liquidation.

     C.   LIQUIDATION ANALYSIS OF AGMI
                                                                    Liquidation
                                                 Value under Plan       Value
--------------------------------------------------------------------------------
Gold Bar Property                                   $950,000/65/    $225,000/66/
--------------------------------------------------------------------------------
Eureka Trailer Park                                  $93,000/67/      74,400/68/
--------------------------------------------------------------------------------
Cash & short term investments (as of 6/30/99)        $72,654/69/     $72,654
--------------------------------------------------------------------------------
Restricted Cash - Norwest C.D.                             0/70/           0
--------------------------------------------------------------------------------
Security Deposits                                         $0/71/        0.00/72/
--------------------------------------------------------------------------------


---------------

         /65/   AGMI projects that its interest in Gold Bar will be sold for
$1,000,000. Assumes that the property is sold under the agreement with Geographe with the minimum success fee of $50,000 applicable netting $930,000 for the estate with the purchaser assuming the environmental reclamation liabilities.

         /66/   In a liquidation, AGMI believes that the property can be sold for $250,000 less costs of sale estimated at 50,000 for a net recovery of $200,000. Even in a liquidation it is assumed that the Trustee will have to retain the services of Geographe or another broker with experience in selling properties of this nature. It is assumed that the Trustee will continue the Geographe contract and will pay the success fee of which under contract does not exceed 10% of funds received.

         /67/   AGMI believes that the trailer park can be sold for $100,000 less costs of sale. Projections assume that the trailer park is sold through a real estate broker who charges a customary fee of 7% for a net recovery to the estate of $93,000.

         /68/   AGMI estimates that in a liquidation that the trailer park will be sold at a 20% discount or at $80,000 less a brokers commission of 7 percent.

         /69/   The proceeds of the sale of the Thickener equipment which is held in escrow pending resolution of the outstanding lien issues with Eureka County and Gerald E. Davis.

         /70/   Pledged as security for the Letter of Credit issued by Norwest to secure the bonds issued by U.S. Fire. The Letter of Credit has been called and the Certificate of Deposit offset against the liability.

         /71/   AGMI has security deposits of $5,150. AGMI anticipates that they will be retained by the lessors and therefore there is no value for the estate under the Plan.

         /72/   In a liquidation AGMI projects that the security deposits will be applied to outstanding claims.

--------------------------------------------------------------------------------
Receivable from Atlas                         0.00/73/                 0.00/74/
--------------------------------------------------------------------------------
Mount Wheeler Power Capital Rebate         209,969/75/                    0/76/
--------------------------------------------------------------------------------
TOTAL VALUE                             $1,325,623                  372,054
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Projected distribution                Chapter 11 Plan             Chapter 7
                                                                  Liquidation
--------------------------------------------------------------------------------
Gold Bar Assets                          1,325,623/77/             372,054
--------------------------------------------------------------------------------
Less Tax Liens estimated at:                     0/78/                   0/79/
--------------------------------------------------------------------------------
Less Administrative Expenses               146,923                 146,923
 owed Atlas
 (08/31/99)
--------------------------------------------------------------------------------
Less Costs of Administering Estate       10,000.00/80/             $70,000/81/
--------------------------------------------------------------------------------
Less lien of Gerald Davis                   60,000                  60,000
--------------------------------------------------------------------------------
Less Chapter 7 Trustee Fees                   0.00                 $21,867/82/
--------------------------------------------------------------------------------



--------------------

         /73/     Valued at $0. Plan provides that claim is offset against
intercompany receivables.

         /74/     Assumes that trustees reach an agreement in the liquidations whereby the claim against Atlas is offset by a dollar for dollar reduction in the claim owing to APMI.

         /75/     Non-assignable Capital Rebates payable from a co-op from the construction of a power line payable commencing fifteen years after construction of the power line . Atlas believes that payments under rebate commence in the year 2002. Valued at a fifteen percent discount rate. Valued as of January 1, 1999. AGMI has valued the rebates at a discounted cash value.

         /76/     The Mount Wheeler power rebate are non-assignable and non
transferrable. AGMI does not believe that a Chapter 7 Trustee could sell the rebates that they could only be acquired through acquisition of AGMI and AGMI does not believe that a purchaser would be willing to acquire the liabilties in exchange for rights under the rebate. AGMI does not believe that a Chapter 7 Trustee would leave the estate open for a long enough period to realize the rebates and therefore has valued them at $0.

         /77/     Includes cash from sale of Thickener equipment

         /78/     Assumes tax liability determined to be $0 in Section 505
action.

         /79/     Assumes Chapter 7 Trustee will pursue Section 505 action and successfully determines that taxes are $0. If the Section 505 action is not asserted, tax liens could be asserted against the estate up to $236,697.62.

         /80/     Assumes that the costs of filing consolidated tax returns are paid by Atlas. The $10,000 includes estimated costs for counsel to bring Section 505 action given familiarity with facts of case.

         /81/     Based upon estimated costs of obtaining appraisal of property of $10,000 for Section 505 Action since Debtor's principals will not be available to testify to value, estimated costs of preparing tax returns of $10,000 and estimated legal fees and expenses for estate of $50,000 with consideration of time necessary to review the facts and law and to bring counsel up to speed on the transactions.

         /82/     Assumes trustee's fees paid at maximums set forth in Section
326(a) of the Code.

Net Value to Estate from Gold Bar             1,108,700                  73,264
--------------------------------------------------------------------------------
Less payment to administrative convenience     2,638.90
 class
--------------------------------------------------------------------------------
Value for Unsecured Creditors                 1,106,061                  73,264
--------------------------------------------------------------------------------
Percentage Distribution                              12%            less than 1%
--------------------------------------------------------------------------------

     Under the Plan, the claims of unsecured creditors are reduced. First, the claim of APMI is reduced from $11,867,299 to $7,379,039. The projections assume that the disputed claims are not allowed, that the environmental liabilities of the Bureau of Land Management are fully secured. The unsecured claims under the Plan including the deficiency claim of the Class 47 and 45(b) claims total $1,250,000 which share on a pro rata basis with the APMI claim. Under the Plan, the distributions are based upon the pro rata share of claims totaling $8,629,039 or $0.12 per dollar. If the disputed claims are allowed, the distributions would be based upon the pro rata share of claims totaling $10,633,939 or $.10 per dollar. In a liquidation, the Class 48 claims will be included in the distribution. Thus the unsecured claims in a Chapter 7 will total $8,631,677.90 or will provide for less than a cent per dollar distribution.

     Under the Plan, the creditors will receive stock in the corporation and will receive their pro rata distribution of the value of the assets to be sold on a going concern basis. The Debtor projects that under the Plan distributions will be made to the creditors totaling at least 12 percent of their claims. The AGMI Plan is in the bests interests of creditors as they will receive more in under the AGMI Plan than they would in a liquidation.

XI.  RISK FACTORS

Bankruptcy
----------

     Atlas, AGMI and APMI are seeking to reorganize their debts under Chapter 11 protection from their creditors. There are no guarantees that Atlas or its subsidiaries will succeed with their efforts to reorganize and emerge from Chapter 11.

Prices
------

     Atlas' profitability has and continues to be significantly affected by metal prices. These prices may fluctuate widely and are affected by numerous factors beyond its control, including global and regional demand, production costs, transportation and smelting charges, political and economic conditions, the strength of the United States dollar and exchange rates.

     Gold, lead, zinc and silver are products that can be easily sold on numerous markets throughout the world. It is not difficult to ascertain the market price for these metals at any particular time, and these metals can be sold to a large number of refiners or metal dealers on a competitive basis. Atlas and its subsidiaries normally sell their metal production through major dealers and in some cases may use hedging programs.

     The ability of AGMI and APMI to sell Gold Bar and/or Grassy Mountain may also be significantly affected by declining metal prices.

Environmental Issues
--------------------

     Atlas and its subsidiaries are required to comply with various federal, state and local regulations relating to environmental matters at their properties. Atlas, AGMI and APMI are required to obtain permits from various governmental agencies in order to mine and mill metals. Atlas and its subsidiaries have obtained all of the necessary permits relating to their on-going operations. The Companies cannot anticipate whether increasing costs of environmental compliance for their properties will have a material adverse impact on planned operations or competitive position.

Competition
-----------

     Atlas and its subsidiaries compete with substantially larger companies in the acquisition of properties and the production and sale of metals. Atlas does not believe that it or any other competitor is a material factor in these markets, and the price it receives for its production depends almost entirely upon market conditions over which it has no control. Atlas believes that it can promptly sell at current market prices all of the metals that it can produce.

Liquidity
---------

     Atlas expects that it will continue to incur losses in the near future, and that its return to profitability will depend on, among other things, its ability to reorganize under Chapter 11 and to finance additional development of its Bolivian operations. Atlas continues to generate limited cash flow at its Bolivian mines. The amount of cash flow available for acquisitions, investments, exploration and development is very limited. As a result, Atlas is carefully monitoring its discretionary spending while it seeks financing alternatives. There is no guarantee that Atlas will be able to obtain the necessary financing to enable it to return to profitability.

Refinancing
-----------

     The projections for the Plan are premised upon an assumption that Atlas and Arisur will be able to renegotiate the CAF Loan and that Arisur will be able to obtain financing to fund necessary developments. CAF has agreed to the terms of a restructure which should be approved by Order of the Court by or near September 13, 1999. There are risks that Arisur may not be able to obtain the necessary funding for further development.

Mining and Processing
---------------------

     The Debtors' business operations are subject to risks and hazards inherent in the mining industry, including but not limited to unanticipated variations in grade and other geological problems, water conditions, surface or underground conditions, metallurgical and other processing problems, mechanical equipment performance problems, the unavailability of materials and equipment, accidents, labor force and transportation disruptions, unanticipated transportation costs and weather conditions, any of which can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates.

Risk of International Operations
--------------------------------

     Many of the mineral rights and interests of the Debtors are subject to governmental approvals, licenses and permits. Such approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental officials. No assurance can be given that the Debtors will be successful in obtaining any or all of the various approvals, licenses and permits it seeks, that it will obtain them in a timely fashion, or that it will be able to maintain them in full force and effect without modification or revocation.

     In certain countries in which Atlas has assets and operations, such assets and operations are subject to various political, economic and other uncertainties, including, among other things, the risks of war or civil unrest, expropriation, nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals, contracts, taxation policies, foreign exchange and repatriation restrictions, changing political conditions, international monetary fluctuations, and currency controls. In addition, in the event of a dispute arising from foreign operations, Atlas may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. Atlas also may be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. It is not possible for Atlas to accurately predict such developments or changes in law or policy or to what extent any such developments or changes may have a material adverse effect on Atlas' operations.

Value of Stock
--------------

     The Atlas, AGMI and APMI plans contemplate that stock will be issued to the unsecured creditors. AGMI and APMI are closely held non-public corporations and there is no guarantee that creditors receiving stock in these companies will be able to sell that stock. Further, the stock of AGMI and APMI will be subject to trading restrictions.

     The unsecured creditors of Atlas will receive stock in the Reorganized Atlas. The value of the stock is dependent upon market values which are subject to a number of factors including the general economy. There is no guarantee as to the value of the stock to be issued to the creditors nor to the ability of a creditor to sell the stock.

Impact of Year 2000
-------------------

Atlas is in the process of reviewing the potential impact of the year 2000 on the ability of its and its third party supplier's computer systems to accurately process information that may be date sensitive. Programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures. Atlas' computer programs consist of canned software which will be upgraded by the manufacturer at minimal cost to Atlas in order to achieve year 2000 compliance internally. However, Atlas has not yet completed its assessment of the impact of the year 2000 on third parties upon which it relies and the related impacts to Atlas. Atlas places significant reliance on third parties for its power supply to operate its mining and milling operations and also on rail, trucking and shipping providers for the transport of its product. If this issue is not adequately addressed by these third party providers in a timely manner, it could result in a material financial risk to Atlas. Atlas has not adopted a contingency plan to address possible risks to its systems.

XII.  CONSIDERATIONS IN VOTING ON THE CHAPTER 11 PLAN

     A.  OPERATIONS IN CHAPTER 11

         Chapter 11 of the Bankruptcy Code permits the adjustment of secured debts, unsecured debts and equity interests. A Chapter 11 plan may provide less than full satisfaction of senior indebtedness and payment of junior indebtedness or may provide for return to equity owners absent full satisfaction of indebtedness so long as no impaired class votes against the Plan.

         If an impaired class votes against the Plan, this does not necessarily make implementation of the Plan impossible so long as the Plan is fair and equitable, that class is afforded certain treatment defined by the Bankruptcy Code, and at least one impaired class of creditors votes to accept the Plan by a two-thirds majority in the dollar amount of claims voting and a majority in number of claims voting. In order to be fair and equitable with respect to the unsecured creditors, the Plan must either provide the creditor the full value of his claim or if he does not receive the full value of the claim, no junior class of creditor or interest holder may receive or retain anything on account of their claim or interest.

         In the event a class is unimpaired, it is automatically deemed to accept the Plan. A class is unimpaired, in essence, if: (1) its rights after confirmation are the same as what existed (or would have existed absent defaults) before the commencement of the Chapter 11 case and any existing defaults are cured or provided for and the class is reimbursed actual damages; or (2) the allowed claims of the class are paid in full in cash as though matured.

         If there is no dissenting class, the test for approval by a court of a Chapter 11 Plan (i.e. confirmation) is whether the Plan is in the best interests of creditors and is feasible. In simple terms, a Plan is considered by the Court to be in the best interest on creditors if the Plan will provide a recovery to the creditors of not less than they would obtain if the Debtor were liquidated and the proceeds of liquidation were distributed in accordance with the bankruptcy liquidation (Chapter 7 priorities). In this case, the unsecured creditors under each Plan will receive more under the respective Plans than what they would receive in a liquidation and all senior classes of creditors are either unimpaired or have agreed to different treatment under the respective Plans.

          These determinations by the Court will occur at the hearing on confirmation after each Plan has been accepted by the creditors. The Court's judgment on these matters does not constitute an expression of the Court's opinion as to whether the respective Plans are good ones.

     B.   ALLOWED CLAIMS

          While the respective Plans provide for certain payments on the Effective Date, such payments will only apply to allowed claims. Under the Bankruptcy Code, a claim may not be paid until it is allowed. A claim will be allowed in the absence of objection. Once an objection to a claim has been filed, the claim and objection thereto will be heard by the Court at a regular evidentiary hearing and allowed in full or in part or disallowed. While the Debtors bear the principal responsibility for claims objections, any interested party, including creditors, may file claim objections. Accordingly, payment of some claims may be delayed until objections to such claims are ultimately settled.

     C.   DISCLOSURE REQUIRED BY THE BANKRUPTCY CODE

          The Bankruptcy Code requires disclosure of certain facts:

               (a) There are no payments made or promises of the kind specified in Section 1129(a)(4)(A) of the Bankruptcy Code which have not been disclosed to the Court.

               (b) The Reorganized Debtors will remain in control of their assets after confirmation of the Plans for the purpose of operating the business of the Reorganized Debtors. The current management of the Debtor will remain in control of the Reorganized Debtors. The Shareholders of Atlas holding 1,000 shares or more will retain their interests if the Plan is confirmed by the consent of the creditors. The Shareholders interests in AGMI and APMI shall be voided. The Debtors believe that their continued control is in the best interest of all creditors as described in Section 1129(a)(5) of the Bankruptcy Code.

               (c) After the confirmation, the Class 15 Interest Holders of Atlas will be allowed to retain their interests in the Debtor provided that the Plan is confirmed with the acceptance of the creditors.

XIII.  CONCLUSION

          The materials provided in this Disclosure Statement are intended to assist you in voting on the Plans of Reorganization in an informed fashion. Since, if the Plans are confirmed, you will be bound by their respective terms, you are urged to review this material and make such further inquiries as you may deem appropriate and then cast an informed vote on the Plans.

     Dated this 12 day of September, 1999.

                                    Respectfully submitted,

                                    DEBTORS:

                                    ATLAS CORPORATION


                                    By: /s/ Gregg Shafter
                                       _________________________________________
                                       Gregg Shafter, President


                                    ATLAS GOLD MINING INC.


                                    By: /s/ Gregg Shafter
                                       _________________________________________
                                       Gregg Shafter, President


                                    ATLAS PRECIOUS METALS INC.


                                    By: /s/ Gregg Shafter
                                       _________________________________________
                                       Gregg Shafter, President


                                    SENDER & WASSERMAN, P.C.


                                    By: /s/ Bonnie A. Bell
                                       _________________________________________
                                       Harvey Sender, #7546
                                       John B. Wasserman, #10011
                                       Bonnie A. Bell, #14923
                                       Daniel J. Garfield, #26054
                                       1999 Broadway, Suite 2305
                                       Denver, Colorado 80202
                                       (303) 296-1999 Telephone
                                       (303) 296-7600 Facsimile
                                       E-mail: sender@sendwass.com


                                      ATTORNEYS FOR DEBTOR

1. Fees accrued through August 30, 1999 for Sender & Wasserman and Creditors Committee counsel do not include fees billed for the month of August 1999.